Filed pursuant to Rule 424(b)(3)
Registration Nos. 333-168518
and 333-168518-03

The information in the prospectus supplement (as supplemented by this supplement) is not complete and may be amended.  We may not sell these notes until we deliver a final prospectus supplement and accompanying prospectus.  The prospectus supplement (as supplemented by this supplement) is not an offer to sell nor a solicitation of an offer to buy these notes in any state where the offer, solicitation or sale is not permitted.

$1,004,260,000

Hyundai Auto Receivables Trust 2011-C
Issuing Entity

Hyundai ABS Funding Corporation
Depositor

Hyundai Capital America
Sponsor, Seller, Administrator and Servicer

__________________________________________

Supplement, dated September 28, 2011 (subject to completion)

to

Prospectus Supplement, dated September 26, 2011 (subject to completion)

to

Prospectus, dated September 26, 2011

__________________________________________

This Supplement supplements and revises, and should be read in conjunction with, the Prospectus Supplement, dated September 26, 2011, and the Prospectus, dated September 26, 2011.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these notes or determined if the prospectus supplement (as supplemented by this supplement) or the prospectus that accompanies the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Prospectus Supplement referenced above is hereby modified and supplemented as described in this supplement.  References to page numbers are to the page numbers in the Prospectus Supplement referenced above.  Capitalized terms used and not defined in this supplement have the meanings assigned to them in the Prospectus Supplement or the Prospectus referenced above, as applicable.

Front Cover Page:

•	The total principal amount of the Notes indicated on the top of the front cover page is deleted and replaced with $1,004,260,000.

•	The column titled “Principal Amount” is modified to read:

Principal Amount
Class A-1 Notes	$230,000,000
Class A-2 Notes	$315,000,000
Class A-3 Notes	$270,000,000
Class A-4 Notes	$189,260,000
Total	$1,004,260,000

•
The second bullet point under “Credit Enhancement” is modified to read:  “Credit enhancement will consist of a reserve account with an initial deposit of $5,428,477.94, the subordination of the certificateholder’s right to receive excess interest, the yield supplement overcollateralization amount and overcollateralization (in addition to the yield supplement overcollateralization amount).”

Summary of Terms:

•	The table under “Summary of Terms—The Offered Notes” on page S-6 is modified to read:

Class	Balance	Interest Rate	Final Scheduled Maturity Date
Class A-1	$230,000,000	•%	October 15, 2012
Class A-2	$315,000,000	•%	July 15, 2014
Class A-3	$270,000,000	•%	December 15, 2015
Class A-4	$189,260,000	•%	February 15, 2018

•
The first sentence of the first paragraph under “Summary of Terms—Reserve Account” on page S-9 is modified to read:  “On or prior to the closing date, the issuing entity will establish an account, which we refer to herein as the reserve account, and will make a deposit thereto of an amount equal to $5,428,477.94.”

•
The third sentence under “Summary of Terms—Overcollateralization” on page S-10 is modified to read:  “On the closing date, the adjusted pool balance will exceed the principal amount of the notes of all classes by $81,435,587.42, which is approximately 7.50% of the adjusted pool balance as of the cut-off date.”

S-1

•
The first sentence under “Summary of Terms—Yield Supplement Overcollateralization Amount” on page S-10 is modified to read:  “On the closing date, there will be an additional balance of receivables in the amount of $23,680,165.15 representing the initial yield supplement overcollateralization amount, which is approximately 2.13% of the aggregate principal balance of all receivables of the issuing entity as of the cut-off date.”

The Issuing Entity:

•	The tables under “The Issuing Entity—Capitalization of the Issuing Entity” on page S-25 are modified to read:

The following table illustrates the expected capitalization and/or liabilities of the issuing entity as of the Closing Date:

Class A-1 Asset Backed Notes	$230,000,000.00
Class A-2 Asset Backed Notes	$315,000,000.00
Class A-3 Asset Backed Notes	$270,000,000.00
Class A-4 Asset Backed Notes	$189,260,000.00
Overcollateralization(1)	$105,115,752.57
Total	$1,109,375,752.57
(1)Includes Yield Supplement Overcollateralization Amount

The following table illustrates the expected assets of the issuing entity as of the Closing Date:

Receivables	$1,109,375,752.57
Reserve Account	$5,428,477.94
Total	$1,114,804,230.51

Weighted Average Life of the Notes:

•	The tables under “Weighted Average Life of the Notes” on pages S-42 to S-45 are modified to read as set forth in Appendix A to this Supplement.

Credit Enhancement

•
The first sentence of the first paragraph under “Credit Enhancement – Reserve Account” on page S-52 is modified to read:  “On the Closing Date, the issuing entity will establish a separate account (the “Reserve Account”) and will make a deposit thereto of an amount equal to $5,428,477.94.”

•
The first sentence of the first paragraph under “Credit Enhancement – Overcollateralization” on page S-53 is modified to read:  “On the Closing Date, the Adjusted Pool Balance will exceed the initial principal amount of the Notes of all classes by $81,435,587.42, which is approximately 7.50% of the Adjusted Pool Balance as of the Cut-off Date.”

S-2

•
The first sentence of the first paragraph under “Credit Enhancement – Yield Supplement Overcollateralization Amount” on page S-53 is modified to read:  “On the Closing Date, in addition to the Overcollateralization Amount, there will be an initial Yield Supplement Overcollateralization Amount in the amount of $23,680,165.15, which is approximately 2.13% of the aggregate Principal Balance of the Receivables as of the Cut-off Date.”

•	The table under “Credit Enhancement – Yield Supplement Overcollateralization Amount” on pages S-53 to S-55 is modified to read as follows:

Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$23,680,165.15
November 2011	$22,333,725.70
December 2011	$21,416,651.88
January 2012	$20,519,165.88
February 2012	$19,641,377.00
March 2012	$18,783,395.02
April 2012	$17,945,329.40
May 2012	$17,127,286.16
June 2012	$16,329,374.19
July 2012	$15,551,704.18
August 2012	$14,794,387.31
September 2012	$14,057,532.56
October 2012	$13,341,249.68
November 2012	$12,645,647.75
December 2012	$11,970,834.66
January 2013	$11,316,920.63
February 2013	$10,684,008.59
March 2013	$10,072,202.33
April 2013	$9,481,598.28
May 2013	$8,912,274.40
June 2013	$8,364,303.66
July 2013	$7,837,718.92
August 2013	$7,332,564.74
September 2013	$6,848,908.87
October 2013	$6,386,847.63
November 2013	$5,946,467.84
December 2013	$5,527,842.58
January 2014	$5,130,982.41
February 2014	$4,755,786.04
March 2014	$4,402,092.21
April 2014	$4,069,580.01
May 2014	$3,757,663.89
June 2014	$3,464,914.57
July 2014	$3,188,587.61

S-3

Payment Date	Yield Supplement Overcollateralization Amount
August 2014	$2,925,860.17
September 2014	$2,675,635.29
October 2014	$2,437,954.83
November 2014	$2,212,878.89
December 2014	$2,000,460.72
January 2015	$1,800,740.53
February 2015	$1,613,719.13
March 2015	$1,439,359.18
April 2015	$1,277,570.58
May 2015	$1,128,185.41
June 2015	$990,741.68
July 2015	$864,428.50
August 2015	$748,373.81
September 2015	$642,261.31
October 2015	$546,120.75
November 2015	$459,985.79
December 2015	$383,861.31
January 2016	$317,653.78
February 2016	$260,904.07
March 2016	$213,022.34
April 2016	$173,395.56
May 2016	$141,419.98
June 2016	$116,002.30
July 2016	$95,202.89
August 2016	$77,155.94
September 2016	$61,178.67
October 2016	$47,224.07
November 2016	$35,267.26
December 2016	$25,268.82
January 2017	$17,169.50
February 2017	$10,852.54
March 2017	$6,186.08
April 2017	$3,015.32
May 2017	$1,126.72
June 2017	$230.38
July 2017	$12.42
August 2017 (and thereafter)	$0.00

S-4

Underwriting:

The table below the first paragraph under “Underwriting” on page S-64 is modified to read as follows:

Underwriters	Principal Amount of Class A-1 Notes		Principal Amount of Class A-2 Notes		Principal Amount of Class A-3 Notes		Principal Amount of Class A-4 Notes
Citigroup Global Markets Inc.	$	•	$	•	$	•	$	•
BNP Paribas Securities Corp.	$	•	$	•	$	•	$	•
J.P. Morgan Securities LLC	$	•	$	•	$	•	$	•
RBC Capital Markets, LLC	$	•	$	•	$	•	$	•
HSBC Securities (USA) Inc.	$	•	$	•	$	•	$	•
SMBC Nikko Capital Markets Limited	$	•	$	•	$	•	$	•
Total		$230,000,000		$315,000,000		$270,000,000		$189,260,000

Back Cover Page:

•	The principal balance of each Class of Notes indicated on the back cover page is modified to read as follows:

Class A-1 Notes
$230,000,000

Class A-2 Notes
$315,000,000

Class A-3 Notes
$270,000,000

Class A-4 Notes
$189,260,000

Actual Pool of Receivables

The Prospectus Supplement refers to a statistical pool of receivables.  The characteristics of the actual pool of receivables sold to the issuing entity on the closing date will be the same as those set forth in the statistical pool.  The receivables sold to the issuing entity on the closing date will not be selected from or a be a subset of the statistical pool.  All of the receivables in the statistical pool will be sold to the issuing entity on the closing date.

S-5

Appendix A

Hypothetical Pool	Aggregate Principal Balance	APR	Next Payment	Original Term To Maturity (in Months)	Remaining Term To Maturity (in Months)	Age (in Months)
1	$53,048.91	1.960%	October 2011	34	10	24
2	$2,179,375.52	1.874%	October 2011	30	20	10
3	$71,309,140.37	1.495%	October 2011	36	31	5
4	$48,414,198.21	2.453%	October 2011	49	43	6
5	$186,474,106.35	2.893%	October 2011	61	55	6
6	$96,660,210.32	3.639%	October 2011	72	66	6
7	$366,271.24	14.222%	October 2011	66	21	45
8	$984,259.73	10.465%	October 2011	61	32	29
9	$3,389,689.10	10.394%	October 2011	64	44	20
10	$50,149,992.33	8.518%	October 2011	67	56	11
11	$160,722,001.01	6.856%	October 2011	72	66	6
12	$55,405.13	1.882%	September 2011	32	10	22
13	$1,489,911.44	1.962%	September 2011	29	20	9
14	$54,740,544.89	1.469%	September 2011	36	31	5
15	$35,038,462.76	2.418%	September 2011	49	43	6
16	$145,045,674.67	2.926%	September 2011	61	55	6
17	$76,057,803.88	3.621%	September 2011	72	66	6
18	$335,809.62	14.089%	September 2011	67	22	45
19	$647,960.99	11.583%	September 2011	63	31	32
20	$3,130,571.34	10.234%	September 2011	63	44	19
21	$42,278,820.99	8.571%	September 2011	67	56	11
22	$129,852,493.77	6.766%	September 2011	72	66	6
Total	$1,109,375,752.57

A-1

Percentage of Class A-1 and A-2 Notes Principal at Various ABS Percentages(2)

	Class A-1 Notes					Class A-2 Notes
Payment Date	0.50%	1.00%	1.30%	1.50%	2.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2011	82.84%	79.11%	76.74%	75.09%	70.71%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2011	71.03%	64.82%	60.88%	58.14%	50.86%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2012	59.31%	50.72%	45.26%	41.49%	31.42%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2012	47.67%	36.80%	29.90%	25.12%	12.39%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2012	36.11%	23.07%	14.97%	9.86%	0.00%	100.00%	100.00%	100.00%	100.00%	97.28%
April 2012	25.00%	11.52%	2.96%	0.00%	0.00%	100.00%	100.00%	100.00%	97.83%	86.35%
May 2012	16.09%	0.83%	0.00%	0.00%	0.00%	100.00%	100.00%	93.52%	88.62%	75.64%
June 2012	7.23%	0.00%	0.00%	0.00%	0.00%	100.00%	92.89%	85.02%	79.58%	65.18%
July 2012	0.00%	0.00%	0.00%	0.00%	0.00%	98.84%	85.28%	76.66%	70.70%	54.94%
August 2012	0.00%	0.00%	0.00%	0.00%	0.00%	92.44%	77.76%	68.43%	61.98%	44.94%
September 2012	0.00%	0.00%	0.00%	0.00%	0.00%	86.07%	70.34%	60.35%	53.43%	35.18%
October 2012	0.00%	0.00%	0.00%	0.00%	0.00%	79.74%	63.02%	52.40%	45.05%	25.66%
November 2012	0.00%	0.00%	0.00%	0.00%	0.00%	73.45%	55.80%	44.59%	36.83%	16.38%
December 2012	0.00%	0.00%	0.00%	0.00%	0.00%	67.19%	48.67%	36.92%	28.78%	7.34%
January 2013	0.00%	0.00%	0.00%	0.00%	0.00%	60.97%	41.65%	29.39%	20.90%	0.00%
February 2013	0.00%	0.00%	0.00%	0.00%	0.00%	54.78%	34.73%	22.00%	13.19%	0.00%
March 2013	0.00%	0.00%	0.00%	0.00%	0.00%	48.62%	27.90%	14.75%	5.65%	0.00%
April 2013	0.00%	0.00%	0.00%	0.00%	0.00%	42.51%	21.18%	7.64%	0.00%	0.00%
May 2013	0.00%	0.00%	0.00%	0.00%	0.00%	36.43%	14.56%	0.68%	0.00%	0.00%
June 2013	0.00%	0.00%	0.00%	0.00%	0.00%	30.40%	8.06%	0.00%	0.00%	0.00%
July 2013	0.00%	0.00%	0.00%	0.00%	0.00%	24.44%	1.68%	0.00%	0.00%	0.00%
August 2013	0.00%	0.00%	0.00%	0.00%	0.00%	18.52%	0.00%	0.00%	0.00%	0.00%
September 2013	0.00%	0.00%	0.00%	0.00%	0.00%	12.64%	0.00%	0.00%	0.00%	0.00%
October 2013	0.00%	0.00%	0.00%	0.00%	0.00%	6.80%	0.00%	0.00%	0.00%	0.00%
November 2013	0.00%	0.00%	0.00%	0.00%	0.00%	1.00%	0.00%	0.00%	0.00%	0.00%
December 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years) (1)	0.40	0.33	0.30	0.29	0.25	1.47	1.23	1.10	1.03	0.87
Weighted Average Life to Call (years)(2)	0.40	0.33	0.30	0.29	0.25	1.47	1.23	1.10	1.03	0.87
________________
(1)           This calculation assumes that the servicer does not exercise its option to purchase the Receivables.
(2)           This calculation assumes that the servicer does exercise its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

A-2

Percentage of Class A-3 and A-4 Notes Principal at Various ABS Percentages(2)

	Class A-3 Notes					Class A-4 Notes
Payment Date	0.50%	1.00%	1.30%	1.50%	2.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2013	100.00%	100.00%	100.00%	100.00%	98.29%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2013	100.00%	100.00%	100.00%	100.00%	88.31%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2013	100.00%	100.00%	100.00%	100.00%	78.61%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2013	100.00%	100.00%	100.00%	97.99%	69.20%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2013	100.00%	100.00%	100.00%	89.60%	60.08%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2013	100.00%	100.00%	92.86%	81.42%	51.26%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2013	100.00%	100.00%	85.11%	73.46%	42.74%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2013	100.00%	94.65%	77.54%	65.71%	34.52%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2013	100.00%	87.46%	70.13%	58.15%	26.59%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2013	100.00%	80.39%	62.90%	50.81%	18.95%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2013	100.00%	73.43%	55.83%	43.66%	11.59%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2013	94.43%	66.60%	48.93%	36.72%	3.92%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2014	87.75%	59.89%	42.21%	29.98%	0.00%	100.00%	100.00%	100.00%	100.00%	94.69%
February 2014	81.10%	53.30%	35.66%	23.46%	0.00%	100.00%	100.00%	100.00%	100.00%	84.26%
March 2014	74.51%	46.84%	29.28%	17.13%	0.00%	100.00%	100.00%	100.00%	100.00%	74.32%
April 2014	67.95%	40.50%	23.07%	11.02%	0.00%	100.00%	100.00%	100.00%	100.00%	64.86%
May 2014	61.94%	34.68%	17.37%	4.91%	0.00%	100.00%	100.00%	100.00%	100.00%	56.19%
June 2014	56.62%	29.49%	12.26%	0.00%	0.00%	100.00%	100.00%	100.00%	98.85%	48.32%
July 2014	51.33%	24.40%	7.04%	0.00%	0.00%	100.00%	100.00%	100.00%	90.99%	40.85%
August 2014	46.09%	19.41%	1.59%	0.00%	0.00%	100.00%	100.00%	100.00%	83.39%	33.77%
September 2014	40.88%	14.52%	0.00%	0.00%	0.00%	100.00%	100.00%	94.72%	76.08%	27.08%
October 2014	35.70%	9.74%	0.00%	0.00%	0.00%	100.00%	100.00%	87.41%	69.05%	20.80%
November 2014	30.56%	4.51%	0.00%	0.00%	0.00%	100.00%	100.00%	80.34%	62.30%	0.00%
December 2014	25.46%	0.00%	0.00%	0.00%	0.00%	100.00%	99.06%	73.50%	55.84%	0.00%
January 2015	20.40%	0.00%	0.00%	0.00%	0.00%	100.00%	91.85%	66.90%	49.66%	0.00%
February 2015	15.37%	0.00%	0.00%	0.00%	0.00%	100.00%	84.81%	60.54%	43.77%	0.00%
March 2015	10.38%	0.00%	0.00%	0.00%	0.00%	100.00%	77.94%	54.42%	38.17%	0.00%
April 2015	4.93%	0.00%	0.00%	0.00%	0.00%	100.00%	71.24%	48.54%	32.86%	0.00%
May 2015	0.00%	0.00%	0.00%	0.00%	0.00%	99.46%	64.96%	43.08%	27.96%	0.00%
June 2015	0.00%	0.00%	0.00%	0.00%	0.00%	92.46%	59.19%	38.10%	23.52%	0.00%
July 2015	0.00%	0.00%	0.00%	0.00%	0.00%	85.56%	53.60%	33.34%	19.34%	0.00%
August 2015	0.00%	0.00%	0.00%	0.00%	0.00%	78.70%	48.16%	28.80%	0.00%	0.00%
September 2015	0.00%	0.00%	0.00%	0.00%	0.00%	71.90%	42.87%	24.48%	0.00%	0.00%
October 2015	0.00%	0.00%	0.00%	0.00%	0.00%	65.16%	37.75%	20.38%	0.00%	0.00%
November 2015	0.00%	0.00%	0.00%	0.00%	0.00%	58.47%	32.77%	0.00%	0.00%	0.00%
December 2015	0.00%	0.00%	0.00%	0.00%	0.00%	51.83%	27.96%	0.00%	0.00%	0.00%
January 2016	0.00%	0.00%	0.00%	0.00%	0.00%	45.25%	23.30%	0.00%	0.00%	0.00%
February 2016	0.00%	0.00%	0.00%	0.00%	0.00%	38.73%	18.81%	0.00%	0.00%	0.00%
March 2016	0.00%	0.00%	0.00%	0.00%	0.00%	32.27%	0.00%	0.00%	0.00%	0.00%
April 2016	0.00%	0.00%	0.00%	0.00%	0.00%	25.87%	0.00%	0.00%	0.00%	0.00%
May 2016	0.00%	0.00%	0.00%	0.00%	0.00%	20.58%	0.00%	0.00%	0.00%	0.00%
June 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years) (1)	2.87	2.48	2.25	2.10	1.76	4.30	3.92	3.61	3.37	2.76
Weighted Average Life to Call (years)(2)	2.87	2.48	2.25	2.10	1.76	4.25	3.89	3.57	3.34	2.73
________________
(1)           This calculation assumes that the servicer does not exercise its option to purchase the Receivables.
(2)           This calculation assumes that the servicer does exercise its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

A-3

The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell nor are they seeking an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated September 26, 2011

PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 26, 2011)

$800,000,000
Hyundai Auto Receivables Trust 2011-C
Issuing Entity
Hyundai ABS Funding Corporation
Depositor
Hyundai Capital America
Sponsor, Seller, Administrator and Servicer

You should carefully read the “risk factors”, beginning on page S-13 of this prospectus supplement and page 7 of the prospectus.

The securities are asset-backed securities and represent obligations of the issuing entity only and do not represent obligations of or interests in Hyundai Capital America, Hyundai ABS Funding Corporation or any of their affiliates.

No one may use this prospectus supplement to offer and sell these notes unless it is accompanied by the prospectus.

The following classes of Hyundai Auto Receivables Trust 2011-C notes are being offered by this prospectus supplement:

	Principal Amount	Interest Rate	Final Scheduled Maturity Date
Class A-1 Notes	$180,000,000	·%	October 15, 2012
Class A-2 Notes	$255,000,000	·%	July 15, 2014
Class A-3 Notes	$215,000,000	·%	December 15, 2015
Class A-4 Notes	$150,000,000	·%	February 15, 2018
Total	$800,000,000

	Price to Public	Underwriting Discount	Proceeds to the Depositor
Per Class A-1 Note	·%	·%	·%
Per Class A-2 Note	·%	·%	·%
Per Class A-3 Note	·%	·%	·%
Per Class A-4 Note	·%	·%	·%
Total	$ •	$ •	$ •

Payments on Notes
•
The main source for payments of the notes are collections on a pool of motor vehicle retail installment sale contracts that are secured by new and used automobiles, light-duty trucks and minivans and monies on deposit in a reserve account.

•	The issuing entity will pay interest on and principal of the notes on the 15th day of each month, or on the next business day if such 15th day is not a business day, starting on November 15, 2011.
•	The issuing entity will pay principal of the notes in accordance with the payment priorities described in this prospectus supplement.
•	All classes of offered notes will be fixed rate notes.

Credit Enhancement
•
The issuing entity will also issue a certificate not offered hereby representing the residual interest in the issuing entity, which is subordinate to the notes. The depositor or an affiliate thereof will initially retain the certificate.

•
Credit enhancement will consist of a reserve account with an initial deposit of $4,324,531.18, the subordination of the certificateholder’s right to receive excess interest, the yield supplement overcollateralization amount and overcollateralization (in addition to the yield supplement overcollateralization amount).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners of the Notes
Citigroup	BNP PARIBAS	J.P. Morgan	RBC Capital Markets

Co-Managers of the Notes
HSBC		SMBC Nikko
The date of this prospectus supplement is •, 2011

S-i

TABLE OF CONTENTS
(continued)

S-ii

TABLE OF CONTENTS
(continued)

Page

INDEX OF PRINCIPAL TERMS	S-72

APPENDIX A STATIC POOL DATA	A-1

S-iii

WHERE TO FIND INFORMATION IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus provide information about the issuing entity and the notes offered by this prospectus supplement and the accompanying prospectus.

We tell you about the notes in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your notes; and

•	this prospectus supplement, which will supplement the accompanying prospectus by providing the specific terms that apply to your notes.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with other or different information. If you receive any other information, you should not rely on it. We are not offering the notes in any state where the offer is not permitted. We make no claim that the information in this prospectus supplement and the accompanying prospectus is accurate on any date other than the dates stated on their respective covers.

We have started with an introductory section in this prospectus supplement describing the securities and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory section is a Summary of Terms, which provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity. Immediately after the Summary of Terms, we have included Risk Factors, which (together with the discussion under “Risk Factors” in the accompanying prospectus) describe the material risks to investors in the notes.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find additional related information. You can find page numbers on which these captions are located under the Table of Contents in this prospectus supplement and the Table of Contents included in the accompanying prospectus. You can also find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page S-72 of this prospectus supplement and page 87 of the accompanying prospectus.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT MAY NOT BE COMMUNICATED IN THE UNITED KINGDOM OTHER THAN TO PERSONS AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 OF THE UNITED KINGDOM, AS AMENDED (“FSMA”) OR OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19, OR PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED PURSUANT TO AN EXEMPTION FROM SECTION 21 OF THE FSMA.

NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

DISTRIBUTION OF AVAILABLE AMOUNTS ON EACH
PAYMENT DATE WHEN NO EVENT OF DEFAULT HAS OCCURRED1

1             This chart provides only a simplified overview of the distribution of Available Amounts on each Payment Date when no Event of Default has occurred.  Please refer to this prospectus supplement and the accompanying prospectus for a further description.

SUMMARY OF TRANSACTION PARTIES2

2              This chart provides only a simplified overview of the relationships between the key parties to the transaction.  Refer to this prospectus supplement and the accompanying prospectus for a further description of the relationships between the key parties.

SOURCES OF FUNDS AVAILABLE FOR DISTRIBUTION ON ANY PAYMENT DATE3

3             This chart provides only a simplified overview of the sources of funds available for distribution on any Payment Date.  Please refer to this prospectus supplement and the accompanying prospectus for a further description.

STRUCTURAL SUMMARY4

The following chart represents the structure of the transaction including the application of proceeds from investors and the transfer of the receivables:

4             This chart provides only a simplified overview of the structural summary.  Please refer to this prospectus supplement and the accompanying prospectus for a further description.

SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding and is qualified in its entirety by the full description of this information appearing elsewhere in this prospectus supplement and the accompanying prospectus. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the offering.

THE PARTIES

Issuing Entity

Hyundai Auto Receivables Trust 2011-C, a Delaware statutory trust, will issue the notes. The principal assets of the issuing entity will be a pool of motor vehicle retail installment sale contracts.

Depositor

Hyundai ABS Funding Corporation, a Delaware corporation, a wholly-owned special purpose subsidiary of Hyundai Capital America, is the depositor. The depositor will sell the motor vehicle retail installment sale contracts to the issuing entity.

You may contact the depositor by mail at 3161 Michelson Drive, Suite 1900, Irvine, California 92612, or by calling (949) 732-2697.

Seller

Hyundai Capital America, a California corporation, will sell the motor vehicle retail installment sale contracts to the depositor.

Sponsor/Servicer

Hyundai Capital America is the sponsor and will also act as the servicer. The servicer will service the motor vehicle retail installment sale contracts owned by the issuing entity.

Administrator

Hyundai Capital America will act as administrator of the issuing entity. As administrator, it will perform the administrative obligations required to be performed for the issuing entity or the owner trustee under the indenture and the trust agreement.

Indenture Trustee

Citibank, N.A., a national banking association, will act as the indenture trustee.

Owner Trustee

U.S. Bank Trust National Association, a national banking association, will act as the owner trustee.

THE OFFERED NOTES

The issuing entity may issue the following offered notes:

Class	Balance	Interest Rate	Final Scheduled Maturity Date
Class A-1	$180,000,000	[·]%	October 15, 2012
Class A-2	$255,000,000	[·]%	July 15, 2014
Class A-3	$215,000,000	[·]%	December 15, 2015
Class A-4	$150,000,000	[·]%	February 15, 2018

The issuing entity will also issue one certificate, which represents the residual interest in the issuing entity and is not offered hereby, and to which we refer herein as the certificate. The depositor or an affiliate of the depositor will initially retain the certificate. Any information in this prospectus supplement relating to the certificate is presented solely to provide you with a better understanding of the notes.

Other than the notes and the certificate, no other series or class of securities is being offered by the issuing entity.  No other series or class of securities will be backed by the same asset pool or will otherwise have claims on the same assets.

The notes will be issued in an initial denomination of $1,000 and integral multiples of $1,000 in excess thereof (except for one note of each class that may be issued in a denomination other than an integral multiple of $1,000).

The issuing entity expects to issue the notes on or about •, which we refer to herein as the closing date.

ISSUING ENTITY PROPERTY

The primary assets of the issuing entity will be a pool of motor vehicle retail installment sale contracts secured by new and used automobiles, light duty trucks and minivans. We refer to these contracts herein as receivables or motor vehicle receivables, to the pool of those receivables as the receivable pool and to the persons who financed their purchases with these contracts as obligors.

The receivables identified on the schedule of receivables delivered by the seller on the closing date will be transferred by the seller to the depositor and then transferred by the depositor to the issuing entity. The issuing entity will grant a security interest in the receivables and the other issuing entity property to the indenture trustee on behalf of the noteholders.

The issuing entity property will include the following:

•	the receivables and all amounts received on the receivables after the close of business on September 16, 2011, which we refer to herein as the “cut-off date”;

•	security interests in the financed vehicles and any related property;

•
all proceeds from liquidation of receivables (net of certain liquidation expenses) and any other proceeds with respect to the receivables pursuant to the Hyundai Assurance Program (see “Hyundai Assurance Program” in this prospectus supplement) or from claims on any physical damage, credit, life and disability insurance policies covering the financed vehicles or the related obligors, including any vendor’s single interest or other collateral protection insurance policy;

•	any property that secures a receivable and that has been acquired by or on behalf of the depositor, the servicer or the issuing entity;

•	all documents and other items contained in the receivable files;

•	the rights of the depositor under the receivables purchase agreement;

•
all right, title and interest in the trust accounts and any amounts deposited therein and all securities or other assets credited thereto and all investments therein (including investment earnings on amounts on deposit in certain of the trust accounts);

•	any proceeds from any receivable repurchased by a dealer pursuant to a dealer agreement; and

•	all proceeds of the foregoing.

STATISTICAL INFORMATION

The statistical information in this prospectus supplement is based on the receivables in a statistical pool as of the cut-off date. The receivables sold to the issuing entity on the closing date will be selected from and be a subset of the statistical pool. The characteristics of the receivables sold to the issuing entity on the closing date may not be identical to, but will not differ materially from, the characteristics of the receivables in the statistical pool described in this prospectus supplement.

As of the close of business on the cut-off date, the receivables in the statistical pool have the following characteristics:

•	Aggregate Principal Balance of $1,109,375,752.57

•	Number of Receivables is 63,426

•	Weighted Average Contract Rate of 4.38%

•	Weighted Average Original Term of 62.09 months

•	Weighted Average Remaining Term of 55.82 months

SERVICING FEE

The servicer will be entitled to receive a servicing fee for each collection period. The servicing fee for any payment date will be an amount equal to the product of (1) 1.00% per annum; (2) one-twelfth (or, in the case of the first payment date, the number of days beginning with the day following the cut-off date to and including the last day of the first collection period (assuming 30 day months), divided by 360); and (3) the aggregate principal balance of the receivables as of the first day of the related collection period (or, in the case of the first payment date, the aggregate principal balance of the receivables as of the cut-off date). The servicer will be entitled to collect and retain as additional servicing compensation in respect of each collection period all late fees, extension fees, non-sufficient funds charges and other administrative fees and expenses or similar charges collected during that collection period, plus all investment earnings (net of investment losses and expenses) earned during that collection period from the investment of monies on deposit in the collection account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from available amounts on deposit in the collection account and amounts withdrawn from the reserve account, and will be paid to the servicer prior to the payment of principal of and interest on the notes.

ADVANCES

The servicer may elect to make a payment with respect to the aggregate amount of interest to be paid by obligors, with respect to the receivables, during the related collection period that remained unpaid at the end of such collection period. We refer to such a payment herein as an advance. The servicer shall not make an advance with respect to any defaulted receivable. Advances made by the servicer with respect to any receivable shall be repaid from available amounts in the collection account and any amounts available from the reserve account. The servicer will not charge interest on amounts so advanced.

PRINCIPAL AND INTEREST

The issuing entity will make principal payments on the notes based on the amount of collections and defaults on the receivables during the prior collection period.

On each payment date, the issuing entity will generally pay principal on the notes from the principal distribution amount (as defined below) in the following order of priority:

•	to the Class A-1 notes, until the Class A-1 notes are paid in full;

•	to the Class A-2 notes, until the Class A-2 notes are paid in full;

•	to the Class A-3 notes, until the Class A-3 notes are paid in full; and

•	to the Class A-4 notes, until the Class A-4 notes are paid in full.

The principal distribution amount means, with respect to any payment date, an amount not less than zero equal to the excess, if any, of (i) the aggregate outstanding principal amount of the notes immediately preceding such payment date over (ii)(a) the adjusted pool balance as of the last day of the related collection period minus (b) the target overcollateralization amount with respect to such payment date; provided, however, that the principal distribution amount shall not exceed the sum of the aggregate outstanding principal amount of all of the notes on such payment date.

On each payment date after the occurrence of a specified event of default under the indenture and the acceleration of the notes or the liquidation of the receivables as a result thereof, payments of principal on the notes will be made first to the Class A-1 notes until the Class A-1 notes are repaid in full, and then pro rata to the Class A-2 notes, Class A-3 notes and Class A-4 notes.

The issuing entity will pay principal of and interest on the notes monthly, on the 15th day of each month (or on the next business day if such 15th day is not a business day), which we refer to herein as the payment date. The first payment date is November 15, 2011. So long as the notes are in book-entry form, the issuing entity will make payments on the notes to the holders of record on the business day immediately preceding the payment date, which we refer to herein as the record date.  Interest payments on all classes of notes will be paid on a pro rata basis based on the amount of interest due on each class of notes.

The Class A-1 notes will accrue interest on the basis of a 360 day year and the actual number of days from and including the previous payment date to but excluding the current payment date, except that the first interest accrual period will be from and including the closing date, to but excluding November 15, 2011. This means that the interest due on the Class A-1 notes on each payment date will be the product of:

•	the outstanding principal amount of the Class A-1 notes;

•	the applicable interest rate; and

•
the actual number of days elapsed from and including the previous payment date (or in the case of the first payment date, from and including the closing date), to but excluding the current payment date, divided by 360.

The Class A-2 notes, Class A-3 notes and Class A-4 notes will accrue interest on the basis of a 360 day year consisting of twelve 30 day months from and including the 15th day of each calendar month to but excluding the 15th day of the succeeding calendar month, except that the first interest accrual period will be from and including the closing date to but excluding November 15, 2011 (assuming a 30 day calendar month). This means that the interest due on the Class A-2 notes, Class A-3 notes and Class A-4 notes on each payment date will be the product of:

•	the outstanding principal amount of the related class of notes;

•	the applicable interest rate; and

•	30 (or, in the case of the first payment date, the number of days from and including the closing date to but excluding November 15, 2011 (assuming a 30 day calendar month)) divided by 360.

EARLY REDEMPTION OF THE NOTES

The servicer may purchase all the receivables when the pool balance of the receivables declines to 5% or less of the pool balance of the receivables as of the cut-off date. If the servicer exercises this “clean up call” option, all outstanding notes will be redeemed.

CREDIT ENHANCEMENT

Credit enhancement is intended to protect you against losses and delays in payments on your notes by absorbing losses on the receivables and other shortfalls in cash flows. The credit enhancement for the notes will be the reserve account, the yield supplement overcollateralization amount, overcollateralization (in addition to the yield supplement overcollateralization amount) and the subordination of the certificateholder’s right to receive excess collections.  If the credit enhancement is not sufficient to cover the shortfall of all amounts payable on the notes, the losses will be allocated to the notes by maturity, with notes having a later scheduled final maturity date generally bearing the risk of loss before notes having an earlier final scheduled maturity.

See “Risk Factors – Your share of possible losses may not be proportional” in this prospectus supplement

RESERVE ACCOUNT

On or prior to the closing date, the issuing entity will establish an account, which we refer to herein as the reserve account, and will make a deposit thereto of an amount equal to $4,324,531.18. The reserve account will be an asset of the issuing entity, will be an eligible account held by the indenture trustee, and will be pledged to the indenture trustee for the benefit of the noteholders.

On each payment date, after making required payments to the servicer and the holders of the notes, the issuing entity will make a deposit to the reserve account to the extent necessary to cause the amount on deposit in the reserve account to equal the reserve account required amount.

The amount that we refer to as the reserve account required amount with respect to any payment date is equal to 0.50% of the adjusted pool balance as of the cut-off date. However, in no event will the reserve account required amount on any payment date be more than the then aggregate outstanding principal amount of the notes on such payment date. As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the reserve account required amount.

All amounts on deposit in the reserve account on any payment date serve as credit enhancement since those amounts will be available to make up shortfalls in the amounts payable to the servicer (with respect to servicing fee and advances) and to the noteholders on such payment date to the extent described herein. On each payment date, amounts on deposit in the reserve account in excess of the reserve account required amount may be released to the certificateholder, subject to certain conditions set forth in the sale and servicing agreement. The noteholders will have no further interest in or rights with respect to any amounts so released from the reserve account.

Amounts on deposit in the reserve account will be invested as provided in the sale and servicing agreement in eligible investments. Any amounts held on deposit in the reserve account and any investment earnings thereon will be the property of the issuing entity and shall be held by the indenture trustee for the benefit of the noteholders and certificateholder as provided in the sale and servicing agreement.

OVERCOLLATERALIZATION

The overcollateralization amount is the amount, if any, by which the adjusted pool balance exceeds the aggregate principal amount of the notes. This overcollateralization provides credit enhancement since receivables in excess of the aggregate principal amount of the notes would support the notes. On the closing date, the adjusted pool balance will exceed the principal amount of the notes of all classes by $64,906,236.09, which is approximately 7.50% of the adjusted pool balance as of the cut-off date. This excess represents overcollateralization. The level of overcollateralization, as of each payment date, is required to increase to, and thereafter be maintained at, a target level equal to 11.50% of the adjusted pool balance, less the reserve account required amount on such payment date. In general, the target amount of overcollateralization will decrease as the adjusted pool balance decreases. However, the target amount of overcollateralization on any payment date will generally not be less than 2.00% of the adjusted pool balance as of the cut-off date.

ADJUSTED POOL BALANCE

The adjusted pool balance with respect to a payment date is equal to the pool balance as of the end of the previous collection period or, initially, as of the cut-off date, minus the yield supplement overcollateralization amount as of the related payment date or, initially, as of the cut-off date.

YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT

On the closing date, there will be an additional balance of receivables in the amount of $18,829,697.02 representing the initial yield supplement overcollateralization amount, which is approximately 2.13% of the aggregate principal balance of all receivables of the issuing entity as of the cut-off date. The yield supplement overcollateralization amount will decline on each payment date. The yield supplement overcollateralization amount is intended to compensate for the low annual percentage rates on some of the receivables.

PAYMENT WATERFALL

From collections on the receivables during the prior calendar month and amounts withdrawn from the reserve account, the issuing entity will pay the following amounts on each payment date generally in the following order of priority:

1.	To the servicer, the servicing fee and all unpaid servicing fees from prior collection periods and amounts in respect of reimbursement for unreimbursed advances,

2.	To the noteholders, the accrued and unpaid interest on the notes,

3.	To the noteholders, the principal distribution amount, which will generally be an amount equal to the excess of:

•	the aggregate outstanding principal amount of the notes immediately preceding such payment date, over

•	the adjusted pool balance as of the last day of the related collection period minus the target overcollateralization amount with respect to such payment date,

4.	To the reserve account, the amount, if any, necessary to cause the amount on deposit in the reserve account to equal the reserve account required amount,

5.
To the indenture trustee and the owner trustee, reimbursements, expenses and indemnities, to the extent not paid by the servicer, and all unpaid reimbursements, expenses and indemnities from prior collection periods to the extent not otherwise paid by the servicer and to the securities intermediary, any unpaid indemnification expenses owed to it, and

6.	To the holder of the certificate, which we refer to herein as the certificateholder, all remaining funds, if any.

For more detailed information concerning the payment waterfall, you should refer to “The Notes—Payment of Distributable Amounts” in this prospectus supplement.

EVENTS OF DEFAULT

The indenture governing the terms and conditions of the notes includes a list of adverse events called events of default. Events of default under the indenture include the following:

1.	the issuing entity fails to pay interest on any note within thirty-five days after its due date;

2.	the issuing entity fails to pay the principal of or any installment of the principal of any note when the same becomes due and payable;

3.	any failure by the issuing entity to duly observe or perform in any material respect any of its covenants or agreements in the indenture, and which continues unremedied for 60 days

(extendable to 90 days if breach is of the type that can be cured within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate outstanding principal amount of the notes;

4.
any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, and which failure continues unremedied for 60 days (extendable to 90 days if breach is of the type that can be cured within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate outstanding principal amount of the notes; and

5.	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

REMEDIES UPON EVENTS OF DEFAULT

If an event of default occurs and continues, the indenture trustee may and, if directed in writing by the holders of at least a majority of the aggregate outstanding principal amount of notes shall, declare the notes to be immediately due and payable. That declaration, under some circumstances, may be rescinded by the holders of at least a majority in principal amount of the notes then outstanding.

After an event of default and the acceleration of the notes, funds on deposit in the collection account and any of the issuing entity’s other accounts with respect to the affected notes will be applied to pay principal of and interest on the notes in the order and amounts described under “The Notes—Event of Default Payment Priority” in this prospectus supplement.

After an event of default, the indenture trustee may, under certain circumstances:

1.	institute proceedings to collect amounts due or foreclose on the issuing entity’s property;

2.	exercise remedies as a secured party;

3.	sell the assets of the issuing entity; or

4.	elect to have the issuing entity maintain possession of the receivables and continue to apply collections on the receivables as if there had been no declaration of acceleration.

For more information regarding the events constituting an event of default under the indenture and the remedies available following such default, you should refer to “Description of the Indenture—Events of Default Under the Indenture; Rights Upon Event of Default” in the accompanying prospectus.

If an event of default relates to a failure of the issuing entity to pay interest on the notes for thirty-five days after the due date or a default in the payment of any principal of the notes on its stated maturity date, the indenture trustee may elect to sell the assets of the issuing entity. For an event of default that relates to the bankruptcy, insolvency, receivership or liquidation of the issuing entity, the indenture trustee may only sell the assets of the issuing entity if (i) the holders of all of the outstanding notes consent to the sale, (ii) the proceeds from the sale are sufficient to pay in full the principal of and the accrued and unpaid interest on all outstanding notes at the date of the sale, or (iii) the indenture trustee, or an independent investment bank as provided for under the indenture, determines that the proceeds of the receivables will not be sufficient on an ongoing basis to make all payments on the outstanding notes as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of at least 66⅔% of the aggregate outstanding principal amount of the notes.  For other events of default, the indenture trustee may only sell the assets of the issuing entity if (i) the holders of all the outstanding notes and the holder of the certificate consent thereto or (ii) the proceeds from the sale are sufficient to pay in full the principal of and the accrued and unpaid interest on all outstanding notes and the certificate at the date of sale.

Following the occurrence and during the continuation of an event of default described in clause (1), (2) or (5) above under “—Events of Default” that has resulted in an acceleration of the notes, and upon the liquidation of the receivables after any event of default, the priority of payments changes. In particular, after required payments to the trustees and the servicer, payments will generally be made on the notes on each payment date in the following order of priority:

•	to interest on the notes ratably;

•	to the principal amount of the Class A-1 notes until such principal amount is paid in full;

•	to the principal amount of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes,

ratably, until such principal amounts are paid in full; and

•	to the certificateholder, all remaining funds.

TAX STATUS

On the closing date and subject to certain assumptions and qualifications Mayer Brown LLP, special federal tax counsel to the issuing entity, will render an opinion to the effect that: (1) the notes will be classified as debt for federal income tax purposes and (2) the issuing entity will not be characterized as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation.

The depositor will agree, and the noteholders and beneficial owners will agree by accepting a note or beneficial interest therein, to treat the notes as debt for federal, state and local income and franchise tax purposes. See “Material United States Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS

Subject to the satisfaction of important conditions described under “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus, the notes  may be purchased by employee benefit plans or other retirement arrangements. If you are a benefit plan fiduciary considering the purchase of the notes or if you intend to purchase the notes on behalf of an entity deemed to hold “plan assets” of any employee benefit plan or other retirement arrangement, you are, among other things, encouraged to consult with your counsel in determining whether all required conditions have been satisfied.

See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

REGISTRATION, CLEARANCE AND SETTLEMENT

The notes will be issued in book-entry form through DTC, Clearstream or Euroclear.

MONEY MARKET INVESTMENT

The Class A-1 notes have been structured to be “eligible securities” for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 includes additional criteria for investments by money market funds, some of which have recently been amended, including additional requirements relating to portfolio maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 notes, you or your advisor should consider these requirements before making a purchase.

RATINGS

The sponsor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes (the “Hired Agencies”).  Although the Hired Agencies are not contractually obligated to monitor the ratings on the notes, we believe that the Hired Agencies will continue to monitor the transaction while the notes are outstanding. The Hired Agencies’ ratings on the notes may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. A rating is based on each Hired Agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one Hired Agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other Hired Agency.  See “Risk Factors—A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes” in this prospectus supplement.

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors in addition to the risk factors beginning on page 7 of the accompanying prospectus.

The notes may not be a suitable investment for you.
The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risks, the tax consequences of an investment in the notes and the interaction of these factors.

The concentration of the receivables in specific geographic areas may increase the risk of loss.
Economic and weather-related conditions in the states where obligors reside may affect the delinquency, loss and repossession experience of the issuing entity with respect to the receivables. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the notes than if the concentration did not exist. As of the cut-off date, the seller’s records indicate that the billing addresses of the originating dealers of the receivables in the statistical pool were concentrated in the following states:

State	Percentage of Total Principal Balance
Florida	9.20%
California	8.34%
Texas	7.82%
New York	5.79%
New Jersey	5.23%
Pennsylvania	5.20%
Illinois	5.02%

No other state constituted more than 5.00% of the aggregate principal balance of the receivables in the statistical pool as of the cut-off date.

For a discussion of the breakdown of the receivables by state, we refer you to “The Receivables Pool” in this prospectus supplement.

Your yield to maturity may be reduced by prepayments.	The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

•      The rate of return of principal is uncertain. The amount of distributions of principal on your notes and the time when you receive those distributions depend on the amount and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments (including pursuant to the Hyundai Assurance Program) or defaults of the receivables.

• You may be unable to reinvest distributions in comparable

investments. Asset backed securities, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

•      An early redemption will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a “clean-up call” redemption by the servicer, you will receive the remaining principal amount of your notes plus accrued interest through the related interest period. Because your notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised. The issuing entity is not required to pay any redemption premium or make-whole payment.

Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, there could be a materially adverse effect on the yield on your notes.

Used vehicles included in receivables pool may incur higher losses than new vehicles.
Some of the receivables are secured by financed vehicles that were used vehicles at the time of purchase by the applicable obligor. Because the value of a used vehicle is more difficult to determine than that of a new vehicle, a greater loss may be incurred if a used vehicle must be repossessed and sold. See “The Receivables Pool—Composition of the Receivables Pool” in this prospectus supplement.

Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).  Although the Dodd-Frank Act generally took effect on July 22, 2010, many provisions will not take effect for a year or more and many provisions require implementing regulations to be issued.  The Dodd-Frank Act is extensive and significant legislation that, among other things:

•    creates a liquidation framework for the resolution of certain bank holding companies and other nonbank financial companies, defined as “covered financial companies”, in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the resolution of certain of their respective subsidiaries, defined as “covered subsidiaries”, in the event such a subsidiary is in default or in danger of default and the liquidation of such subsidiary would avoid or mitigate serious adverse effects on financial stability or economic conditions of the United States;

• creates a new framework for the regulation of over-the-counter derivatives activities;

• strengthens the regulatory oversight of securities and capital markets activities by the SEC; and

• creates the Consumer Financial Protection Bureau (“CFPB”), a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services.

The Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services offered by financial institutions.  The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions and their respective affiliates.

The Dodd-Frank Act also increases the regulation of the securitization markets.  For example, it requires securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate.  It  gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or CFPB may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as HCA.  No assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, and on the regulation and supervision of the servicer, the sub-servicer, the sponsor, the originator, the depositor, the issuing entity or their respective affiliates.

In addition, no assurances can be given that the liquidation framework for the resolution of “covered financial companies” or their “covered subsidiaries” would not apply to HCA or its affiliates, including the issuing entity and the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the Indenture Trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of the receivables as further described under “Material Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Framework—FDIC’s Repudiation Power under OLA” in the accompanying prospectus. Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes. See “Material Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Framework” in the accompanying prospectus.

Repurchase obligations are limited.
The issuing entity will be obligated to remove from the issuing entity property and the seller will be obligated to repurchase from the issuing entity, any receivable if there is a breach of the representations or warranties with respect to such receivable (and such breach is not cured) which materially and adversely affects the interests of the issuing entity, or the noteholders in such receivable. The seller will represent that each receivable is secured by a financed vehicle and that each receivable was originated in accordance with the seller’s credit and collection policy as of the date of such origination. The depositor and the seller will make warranties with respect to the perfection and priority of the security interests in the financed vehicles other than any statutory lien arising on or after the closing date which may have priority even over perfected security interests in the financed vehicles. While the issuing entity and the seller are obligated to remove or repurchase any receivable if there is a breach of any of their respective representations and warranties relating thereto which materially and adversely affects the interests of the issuing entity, or the noteholders in such receivable, there can be no assurance given that any entity will financially be in a position to fund its repurchase obligation.

This prospectus supplement provides information regarding the characteristics of the receivables in the statistical pool as of the cut-off date that may differ from the characteristics of the receivables sold to the issuing entity on the closing date as of the cut-off date.

This prospectus supplement describes the characteristics of the receivables in the statistical pool as of the cut-off date. The receivables sold to the issuing entity on the closing date will be selected from and be a subset of the statistical pool and may have characteristics that differ somewhat from the characteristics of the receivables in the statistical pool described in this prospectus supplement.  However, the characteristics (as of the cut-off date) of the receivables sold to the issuing entity on the closing date will not differ materially from the characteristics (as of the cut-off date) of the receivables in the statistical pool described in this prospectus supplement, and each receivable must satisfy the eligibility criteria specified in the sale and servicing agreement.  You must not assume that the characteristics of the receivables sold to the issuing entity on the closing date will be identical to the characteristics of the receivables in the statistical pool disclosed in this prospectus supplement.

Your share of possible losses may not be proportional.
Principal payments on the notes generally will be made to the holders of the notes sequentially so that no principal will be paid on any class of notes until each class of notes with an earlier final scheduled maturity date has been paid in full. As a result, a class of notes with a later maturity may absorb more losses than a class of notes with an earlier maturity.

You may suffer delays in payment as a result of the manner in which principal of the notes is paid.
Principal of and interest on the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the notes while they are held in book–entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

Your notes may not be repaid on their final scheduled maturity date.
It is expected that final payment of each class of notes will occur on or prior to the respective final scheduled maturity dates. Failure to make final payment of any class of notes on or prior to the respective final scheduled maturity dates would constitute an event of default under the indenture. However, no assurance can be given that sufficient funds will be available to pay each class of notes in full on or prior to the final scheduled maturity date. If sufficient funds are not available, final payment of any class of notes could occur later than the final scheduled maturity date for that class.

Amounts in the reserve account may not be liquid.
Funds in the reserve account may be invested in permitted investments that will not mature prior to the next payment date if each Hired Agency shall have been given 10 days’ prior notice of such investment and each such Hired Agency shall not have notified the issuing entity or the indenture trustee in writing that such action will result in a reduction, withdrawal or down-grade of the then-current ratings of any class of notes. These investments will not be sold to cover any shortfalls that occur on a payment date. This could delay payments to you because these funds would not be available on a particular payment date.

Calculation of the overcollateralization amount and amounts required to be on deposit in the reserve account may change.
The servicer may, from time to time after the date of this prospectus supplement, notify each Hired Agency that it wishes to apply a formula for determining the target overcollateralization amount or the amount required to be on deposit in the reserve account that is different from the formula described under “Credit Enhancement—Overcollateralization” or “Credit Enhancement—Reserve Account,” as applicable, or change the manner by which the reserve account is funded. If the servicer provides such notice in writing to each Hired Agency 10 business days in advance of such action (or such shorter time period as may be agreed to by each Hired Agency) and each Hired Agency provides written confirmation or notice that the application of such formula or such change will not result in a reduction, withdrawal or down-grade of the then-current rating of each class of notes and the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuing entity has received written confirmation or notice from each Hired Agency that the application of such formula or such change will not result in a reduction, withdrawal or down-grade of the then-current rating of each class of notes (upon receipt of which officer’s certificate the indenture trustee shall have no obligation to verify the content thereof and no liability as a result of its reliance thereon), then the target overcollateralization amount or the reserve account required amount, as applicable, will be determined in accordance with the new formula or, if applicable, the manner in which the reserve account is funded will change accordingly.

You may suffer losses due to receivables with low contract rates.
The receivables include receivables that have contract rates that are less than the interest rates on your notes. Interest paid on the higher contract rate receivables compensates for the lower contract rate receivables to the extent such interest is paid by the issuing entity as principal on your notes and additional overcollateralization is created. Excessive prepayments on the higher contract rate receivables may adversely impact your notes by reducing the interest payments available.

Occurrence of events of default under the indenture may result in insufficient funds to make payments on your notes.
Payment defaults or the insolvency or dissolution of the depositor may result in prepayment of the notes, which may result in losses. If the issuing entity fails to pay principal on the notes of a class of notes on its final scheduled maturity date, or fails to pay interest on the notes within thirty-five days of the due date, the indenture trustee may, and shall, at the direction of the holders of at least a majority of the aggregate principal balance of notes outstanding, declare the entire amount of the notes to be due immediately. If this happens, the indenture trustee may be directed to sell the assets of the issuing entity and prepay the notes. In the event the indenture trustee sells the receivables under adverse market conditions, proceeds from the sale of the receivables may not be sufficient to repay all of the notes and you may suffer a loss.

Risk of loss or delay in payment may result from delays in the transfer of servicing due to the servicing fee structure.
Because the servicing fee is structured as a percentage of the principal balance of the receivables, the amount of the servicing fee payable to the servicer may be considered insufficient by potential replacement servicers. Due to the reduction in the servicing fee as a result of the expected decline in the principal balance of the receivables, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

The return on your notes may be reduced due to varying economic circumstances.
A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, losses and prepayments of the receivables.

The return on your notes could be reduced by shortfalls due to extreme weather conditions and natural disasters.
Extreme weather conditions could cause substantial business disruptions, economic losses, unemployment and/or an economic downturn. As a result, the related obligors’ ability to make payments on the notes could be adversely affected. The issuing entity’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

The amounts received upon disposition of the financed vehicles may be adversely affected by discount pricing incentives and marketing incentive programs.
Discount pricing incentives or other marketing incentive programs on new vehicles by Hyundai Capital America, Hyundai Motor America, Kia Motors America, Inc. or by their competitors that effectively reduce the cost of purchasing new vehicles may have the effect of reducing demand by consumers for used vehicles.  The reduced demand for used vehicles resulting from discount pricing incentives or other marketing incentive programs introduced by Hyundai Capital America, Hyundai Motor America, Kia Motors America, Inc. or any of their competitors may reduce the prices consumers will be willing to pay for used vehicles, including vehicles that secure the receivables. As a result, the proceeds received by the issuing entity upon any foreclosures of financed vehicles may be reduced and may not be sufficient to pay the underlying receivables.

A servicer default may result in additional costs, increased servicing fees by a substitute servicer or a diminution in servicing performance, including higher delinquencies and defaults, any of which may have an adverse effect on your notes.

If a servicer default occurs, the indenture trustee or the noteholders evidencing more than 50% of the voting interest of the notes may remove the servicer without the consent of the owner trustee or the certificateholder.  In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

•     the cost of the transfer of servicing to the successor;

• the ability of the successor to perform the obligations and duties of the servicer under the sale and servicing agreement; or • the servicing fees charged by the successor.

In addition, the noteholders evidencing more than 50% of the voting interest of the notes have the ability, with some exceptions, to waive defaults by the servicer.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the receivables.

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes

The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability. The ratings reflect the Hired Agency’s assessment of the creditworthiness of the receivables, the credit enhancement on the notes and the likelihood of repayment of the notes. There can be no assurance that the receivables and/or the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the receivables, errors in analysis or otherwise. None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes. The sponsor has not hired any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under newly effective SEC rules, information provided to a Hired Agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement. NRSROs, including the Hired Agencies, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the Hired Agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any Hired Agency for the purpose of assigning or monitoring the ratings on the notes, a Hired Agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Under certain circumstances, an amendment may be made to the transaction documents or other changes may be made affecting your notes by, among other things, delivering prior notice to the Hired Agencies and such Hired Agency shall have been given 10 days’ (or such shorter period as shall be acceptable to such Hired Agency) prior notice thereof and that such Hired Agency shall not have notified the issuing entity or the indenture trustee in writing that such action will result in a reduction, withdrawal or down-grade of the then-current rating of each class of notes. The delivery of prior notification to any Hired Agency does not imply any duty on the part of such Hired Agency to review any notice given with respect to any event, or to review any such notice within any specified time period. Further, each Hired Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the notes at any time in its sole judgment.

Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

Because the notes are in book-entry form, your rights can only be exercised indirectly.
Because the notes will be issued in book–entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking société anonyme or the Euroclear System (in Europe or Asia). Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking société anonyme or the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book–entry form, you will not be entitled to receive a definitive note representing your interest. The notes will remain in book–entry form except in the limited circumstances described under the caption “Description of the Notes—Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures” in the accompanying prospectus. Unless and until the notes cease to be held in book–entry form, neither the indenture trustee nor the owner trustee will recognize you as a “noteholder,” as such term is used in the indenture and the trust agreement.

As a result, you will only be able to exercise the rights of noteholders indirectly through The Depository Trust Company (in the United States) and its participating organizations, or Clearstream Banking société anonyme and the Euroclear System (in Europe or Asia) and their participating organizations. Holding the notes in book–entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking société anonyme or the Euroclear System and to take other actions that require a physical certificate representing the note.

Lack of liquidity in the secondary market may adversely affect your notes.
Recent and, in some cases, continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of rates on certain asset-backed securities, have caused a significant reduction in liquidity in the secondary market for asset-backed securities.  This period of illiquidity may continue, and even worsen, and may adversely affect the value of your notes.  As a result of the foregoing, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price you wish to receive. See “Risk Factors—The absence of a secondary market for the notes could limit your ability to resell your notes” in the prospectus.

The continuing economic downturn may	The United States has experienced a period of economic slowdown adversely affect the performance of the receivables, which could result in losses on your notes.
that may adversely affect the performance of the receivables.  Additionally, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Elevated unemployment and lack of availability of credit may lead to increased delinquency and default rates by obligors, as well as decreased consumer demand for cars and trucks and reduced used vehicle prices, which could increase the amount of a loss if a receivable defaults.  If the economic downturn worsens, or continues for a prolonged period of time, delinquencies and losses on the receivables could continue to increase, which could result in losses on your notes.

For more information about the delinquency, repossession and credit loss experience for HCA’s portfolio of U.S. retail installment sales contracts, you should read “Delinquencies, Repossessions and Credit Loss Information” in this prospectus supplement.

Market factors may reduce the value of used vehicles, which could result in losses on your notes.
Vehicles that are repossessed are typically sold at vehicle auctions as used vehicles. The pricing of used vehicles is affected by supply and demand for such vehicles, which in turn is affected by consumer tastes, economic factors, fuel costs, the introduction and pricing of new car models and other factors, including concerns about the viability of the related vehicle manufacturer and/or an actual failure or bankruptcy of the related vehicle manufacturer. In addition, decisions by Hyundai Motor America and Kia Motors America, Inc. with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. A decrease in the demand for used vehicles may adversely impact the resale value for repossessed vehicles, which could result in increased losses on the related receivables and losses on your notes.

USE OF PROCEEDS

The depositor will use the net proceeds from the issuance of the Notes (proceeds from the sale of Notes minus the underwriting discount in the amount of $•, payable to the underwriters) to:

•	purchase the Receivables from the seller; and

•	make the initial deposit into the Reserve Account.

The seller or its affiliates may use all or a portion of the net proceeds of the offering of the Notes to pay their respective debts, including “warehouse” debt secured by the Receivables prior to their transfer to the issuing entity, and for general purposes. Any “warehouse” debt may be owed to one or more of the underwriters or their affiliates or entities for which their affiliates act as administrator and/or provide liquidity lines, so a portion of the proceeds that is used to pay “warehouse” debt may be paid to the underwriters or their affiliates.

THE ISSUING ENTITY

Limited Purpose and Limited Assets

Hyundai Auto Receivables Trust 2011-C is a statutory trust formed on May 23, 2011 under the laws of the State of Delaware by the depositor for the purpose of issuing the Notes. The issuing entity has been established and operated pursuant to a trust agreement. Hyundai Capital America, a California corporation (“HCA”), will be the administrator of the issuing entity.

The issuing entity will not engage in any activity other than:

•
purchasing the pool of motor vehicle retail installment sale contracts (the “Receivables”), funding the Reserve Account, paying organizational, start-up and transactional expenses of the issuing entity and to pay the balance of such proceeds to the depositor pursuant to the sale and servicing agreement;

•
assigning, granting, transferring, pledging, mortgaging and conveying the trust estate pursuant to the indenture and holding, managing and distributing to the Certificateholder pursuant to the terms of the trust agreement and the sale and servicing agreement any portion of the trust estate released from the lien of, and remitted to the issuing entity pursuant to, the indenture;

•	entering into and performing its obligations under the transaction documents to which it is or will be a party;

•
subject to compliance with the transaction documents, engaging in such other activities as may be required in connection with conservation of the trust estate and the making of distributions to the Certificateholder and the Noteholders;

•	issuing the Notes and the Certificate and selling, transferring and exchanging the Notes and the Certificate;

•	making payments on the Notes and distributions on the Certificate, all in accordance with the transaction documents;

•
entering into derivative transactions upon satisfaction of the Rating Agency Condition at any time or from time to time after the issuance of the Notes (the notional amount of those derivatives may (but need not) exceed the amount of the Notes and need not relate to or counteract risks associated with the Notes or the Receivables); provided, however, that any payments to the applicable counterparties to the derivative transactions are to be made only after all required payments to the Noteholders and deposits to the Reserve Account on such Payment Date; and

•	engaging in other activities that are necessary, including entering into agreements, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

The issuing entity will not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of the transaction documents. The preceding permissible activities, as well as the trust agreement generally, can only be amended as follows:

The owner trustee and depositor may, with the consent of the holders of a majority of the outstanding Notes and the holders of a majority of percentage interests in the outstanding Certificate, but with prior notice to the Hired Agencies, amend the trust agreement to add provisions to, change in any manner or eliminate any provisions of, the trust agreement, or modify (except as provided below) in any manner the rights of the Noteholders or Certificateholder. Without the consent of the holder of each outstanding affected Note or Certificate, no amendment will:

1.	reduce the interest rate or principal amount of any Note or Certificate or delay the Final Scheduled Maturity Date of any Note without the consent of the holder of such Note; or

2.	reduce the percentage of the outstanding principal balance of the Notes and Certificate balance required to consent to any such amendment described in clause (1) above.

The owner trustee and the depositor may amend the trust agreement, without obtaining the consent of the Noteholders or Certificateholder but with prior notice to the Hired Agencies for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of those Noteholders or the Certificateholder, provided that such action will not, as evidenced by satisfaction of the Rating Agency Condition, materially and adversely affect the interest of any of those Noteholders or Certificateholder.

The trust agreement may be amended by the depositor and the owner trustee to change the permitted purposes and powers of the issuing entity only if (i) the indenture trustee receives an opinion of counsel that such amendment will not have a material adverse effect on the Noteholders and (ii) such amendment will not, as evidenced by the satisfaction of the Rating Agency Condition with respect to such amendment, materially and adversely affect in any material respect the interests of any Noteholder.

The trust agreement only allows the issuing entity to issue the offered Notes and the Certificate as described herein. The indenture prohibits the issuing entity from borrowing money, making loans or guaranteeing another’s payment or performance, other than the Notes discussed herein, or pursuant to advances made to it by the servicer, or otherwise in accordance with the transaction documents. The indenture can be amended as described under “Description of the Indenture—Modification of Indenture” in the accompanying prospectus. Other than as permitted by the transaction documents, the issuing entity is not permitted to own, purchase or acquire any stock, obligations, assets or securities. The issuing entity’s fiscal year end is December 31 of each year and its principal offices are in Delaware, in care of U.S. Bank Trust National Association, as owner trustee, at the address listed in “—The Owner Trustee” below.

The servicer will have limited discretionary authority with respect to the Receivables as described under “Description of the Transfer and Servicing Agreements—Servicing Procedures” herein and “Receivables Underwriting and Servicing Procedures” in the accompanying prospectus. The servicer also has the discretion to exercise the clean-up call as described under “The Notes—Optional Prepayment” below.

Notes owned by the issuing entity, the depositor and their respective affiliates will be entitled to all benefits afforded to the Notes except that they generally will not be deemed outstanding for the purpose of making requests, demands, authorizations, directions, notices, consents or other actions under the transaction documents.

The depositor, on behalf of the issuing entity, will file with the SEC periodic reports of the issuing entity required to be filed with the SEC under the 1934 Act, and the rules and regulations of the SEC thereunder. For more information on where you can obtain a copy of these and other reports, you should refer to “Where You Can Find More Information” in the accompanying prospectus.

Capitalization of the Issuing Entity

At the time the Notes are issued, the issuing entity will be capitalized with the proceeds of the Notes. The proceeds from the issuance of the Notes will be used to purchase the Receivables from the depositor under the sale and servicing agreement and to make the initial deposit into the Reserve Account. The Certificate will be issued to the depositor.

The following table illustrates the expected capitalization and/or liabilities of the issuing entity as of the Closing Date:

Class A-1 Notes	$180,000,000.00
Class A-2 Notes	$255,000,000.00
Class A-3 Notes	$215,000,000.00
Class A-4 Notes	$150,000,000.00
Overcollateralization(1)	$83,735,933.11
Total	$883,735,933.11

(1)	Includes Yield Supplement Overcollateralization Amount

The following table illustrates the expected assets of the issuing entity as of the Closing Date:

Receivables	$883,735,933.11
Reserve Account	$4,324,531.18
Total	$888,060,464.29

THE OWNER TRUSTEE

U.S. Bank Trust National Association (“U.S. Bank Trust”)a national banking association, will act as owner trustee under the Amended and Restated Trust Agreement.  U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association (“U.S. Bank”), the fifth largest commercial bank in the United States.  U.S. Bancorp, with total assets exceeding $321 billion as of June 30, 2011, is the parent company of U.S. Bank.  As of June 30, 2011, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank Trust has provided owner trustee services since the year 2000.  As of June 30, 2011, U.S. Bank Trust was acting as owner trustee with respect to over 500 issuances of securities.  This portfolio includes mortgage-backed and asset-backed securities.  U.S. Bank Trust has acted as owner trustee of automotive receivables asset-backed securities since 2000.  As of June 30, 2011, U.S. Bank Trust was acting as owner trustee on 68 issuances of automotive receivables asset-backed securities.

On December 30, 2010, U.S. Bank National Association purchased the domestic and European-based securitization trust administration businesses of Bank of America, National Association. The performance of all succeeded duties under each client agreement transitioned to U.S. Bank National Association during the period between January 1, 2011 and the conversion date which occurred on September 6, 2011. Following the quarter ending September 30, 2011, U.S. Bank National Association will report the securitization transactions for which U.S. Bank National Association is acting as trustee or agent, as applicable, on a combined basis.

U.S. Bank Trust has provided the above information for purposes of complying with Regulation AB. Other than the above three paragraphs, U.S. Bank Trust has not participated in the preparation of and is not responsible for, any other information contained herein.

The owner trustee’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The depositor, the servicer and their affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates. The fees and expenses of the owner trustee are to be paid by the servicer, but to the extent not paid by the servicer such expenses (but not fees) will be payable out of transaction cash flows as set forth under “The Notes─Payment of Distributable Amounts” in this prospectus supplement.

THE INDENTURE TRUSTEE

The indenture trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as indenture trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division.  Citibank, N.A. has primary corporate trust offices located in both New York and London.  Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services.  As of the end of the second quarter of 2011, Citibank’s Agency and Trust group manages in excess of $4.8 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide.  Since 1987, Citibank Agency and Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages.  As of the end of the second quarter of 2011, Citibank, N.A. acts as indenture trustee and/or paying agent for approximately 150 various asset backed trusts supported by auto loans or leases or equipment loans or leases.

The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. The depositor, the servicer and their affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates.  Each month the servicer receives bank statements with respect to the Accounts and reviews the balances and account activity in such Accounts, including withdrawals and deposits by the indenture trustee. The fees and expenses of the indenture trustee are to be paid by the servicer, but to the extent not paid by the servicer such expenses (but not fees) will be payable out of transaction cash flows as set forth under “The Notes─Payment of Distributable Amounts” in this prospectus supplement.

OVERVIEW OF HCA RETAIL LOAN FINANCING OPERATIONS

HCA is the sponsor of this securitization transaction and is primarily responsible for structuring the transaction. The receivables being securitized were purchased by HCA from dealers in the ordinary course of HCA’s business. The following table contains information about the retail installment sale contracts purchased by HCA from dealers during each of the periods indicated.

Origination Characteristics

	For the six months ended June 30, 2011	For the year ended December 31,
	2011	2010	2009	2008	2007
Number of receivables purchased	146,818	217,102	86,401	73,982	151,355
Aggregate original principal balance (in thousands)	$ 2,848,170	$ 4,088,359	$ 1,478,223	$ 1,417,958	$ 2,945,428
Average original term (in months)	61.7	64.3	61.4	65.4	65.2

Securitization

Since 2001, one of the primary funding sources for HCA has been the packaging and sale of receivables through asset-backed securitizations, with receivables pools ranging from approximately $600 million to approximately $1.3 billion.  The 2001 and 2002 securitizations were privately listed and the subsequent securitizations were sold to the public under registered transactions.  HCA’s 2003 public securitization transaction involved approximately $815 million of receivables and HCA’s most recently completed retail public securitization transaction in May 2011 involved approximately $1,058 million of receivables.  From 2003 through May 2011, HCA securitized an aggregate of approximately $12.2 billion of retail installment contract receivables in public securitization transactions.  HCA purchases receivables from dealers and generally holds, or ages these receivables for an interim period prior to transferring them in connection with a securitization transaction.  During this interim period, HCA’s financing needs are met, in part, through the use of warehouse finance and other loan facilities.  These loan facilities are provided by a number of financial institutions and provide liquidity to fund HCA’s acquisition of receivables.

A significant portion of HCA’s receivables are sold in securitization transactions.  These assets support payments on the securities and are not available to HCA’s creditors generally.  At June 30, 2011, HCA had approximately $4.46 billion, or 61% of its receivables pledged in connection with securitization transactions.  HCA expects that securitizations will continue to be a material funding source.

HCA’s auto receivables asset-backed securitization program was first established and utilized for the Hyundai Auto Receivables Trust 1993-A transaction.  For more information regarding HCA’s experience with respect to its entire portfolio of retail installment sale contracts, you should refer to “Delinquencies, Repossessions and Credit Loss Information” and “Static Pool Data” in this prospectus supplement.

Servicing

General.  HCA is the servicer for all of the motor vehicle retail installment sale contracts that it finances. As the servicer, HCA generally handles all collections, administers defaults and delinquencies and otherwise services the retail installment sale contracts.

HCA started servicing motor vehicle retail installment sale contracts shortly after it was incorporated in September 1989.  Although HCA may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer default (as defined under the applicable transaction documents), HCA generally expects to service the sold receivables in a securitization for the life of that transaction. For more information regarding the circumstances under which HCA may be replaced or removed as servicer of the receivables, you should refer to “Description of the Transfer and Servicing Agreements” below. If the servicing of any receivables was to be transferred from HCA to another servicer, there may be an increase in overall delinquencies and defaults that would typically be seen during such a transition period. Although HCA expects that any increase in any such delinquencies to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the receivables and the financed vehicles as a result of any servicing transfer. See “Risk Factors—If Hyundai Capital America is no longer the servicer, you may experience delays in payment or losses on your notes” and “—Adverse events with respect to Hyundai Capital America or its affiliates may affect the timing of payments on your notes or have other adverse effects on your notes” in the accompanying prospectus.

In the normal course of its servicing business, HCA outsources certain of its administrative functions to unaffiliated third party service providers. The third parties providing those administrative functions do not have discretion relating to activities that HCA believes would materially affect the amounts realized or collected with respect to the receivables or the timing of receipt of such amounts. Moreover, HCA retains ultimate responsibility for those administrative functions under the sale and servicing agreement and should any of those third parties not be able to provide those functions, HCA believes those third parties could easily be replaced. Therefore, failure by the third party service providers to provide the administrative functions is not expected to result in any material disruption in HCA’s ability to perform its servicing functions under the sale and servicing agreement.

Servicer Advances.  The servicer may make advances if payment on retail installment sale contracts has not been received in full by the end of the month. See “Advances” below.

Prepayments, Delinquencies, Repossessions and Net Losses. For a discussion of HCA’s delinquency and loss experience with respect to its portfolio of receivables, you should refer to “Delinquencies, Repossessions and Credit Loss Information” in this prospectus supplement.  For a description of the roles and responsibilities of the servicer, see “Description of the Transaction Documents” in the accompanying prospectus.

None of the asset-backed securitization transactions involving HCA as servicer have defaulted or experienced an early amortization or other performance triggering event. For more information regarding HCA’s servicing obligations with respect to the receivables, you should refer to “Description of the Transaction Documents” in the accompanying prospectus. HCA believes that it has materially complied with its servicing obligations with respect to each asset-backed securitization transaction involving HCA as servicer.

Financial Condition of Hyundai Motor Company

HCA is an indirect majority-owned subsidiary of Hyundai Motor Company (“HMC”).  Although HMC is not guaranteeing the issuing entity’s obligations under the notes, HMC’s financial condition may affect HCA’s ability to service the receivables.  For the fiscal year ended December 31, 2010, HMC reported consolidated net income of 7.98 trillion Won (US $7.01 billion).  Consolidated gross profit totaled 26.53 trillion Won (US $23.29 billion).  Total sales were at 112.59 trillion Won (US $98.86 billion), up from the prior year total sales of 91.46 trillion Won (US $78.33 billion).

The foregoing expressions of Korean Won in U.S. Dollars have been converted, for the convenience of the reader only, at the foreign exchange rate of 1,138.90 Won/Dollar, the rate at December 31, 2010 announced by Seoul Money Brokerage Service, Ltd.

See “Risk Factors—Adverse events with respect to Hyundai Capital America or its affiliates may affect the timing of payments on your notes or have other adverse effects on your notes” in the accompanying prospectus.

THE ISSUING ENTITY PROPERTY

The Notes will be collateralized by the assets of the issuing entity (the “issuing entity property”). The primary assets of the issuing entity will be the Receivables, which are amounts owed by individuals under motor vehicle retail installment sale contracts, that are secured by a combination of new or used automobiles, light-duty trucks and minivans that are financed by those contracts.  The seller will represent and warrant, among other things, that no adverse selection procedures were employed in selecting the Receivables for inclusion in the pool; however, it is possible that delinquencies or losses on the Receivables could exceed those on other retail installment sale contracts included in the seller’s portfolio of retail installment sale contracts for new and used automobiles, light-duty trucks and minivans.

After giving effect to the transactions described in this prospectus supplement, the property of the issuing entity will include:

1.	the Receivables and all amounts received on the Receivables after the close of business on the Cut-off Date;

2.	security interests in the Financed Vehicles and any related property;

3.
all proceeds from liquidation of Receivables (net of certain liquidation expenses) and any other proceeds with respect to the Receivables pursuant to the Hyundai Assurance Program or from claims on any physical damage, credit, life and disability insurance policies covering the Financed Vehicles or the related Obligors, including any vendor’s single interest or other collateral protection insurance policy;

4.	any property that secures a Receivable and that has been acquired by or on behalf of the depositor, HCA or the issuing entity;

5.	all documents and other items contained in the Receivable files;

6.	the rights of the issuing entity under the sale and servicing agreement and the rights of the depositor under the receivables purchase agreement;

7.
all right, title and interest in the Collection Account and Reserve Account and any amounts deposited therein and all securities or other assets credited thereto and all investments therein (including investment earnings on amounts on deposit in the Reserve Account);

8.	any proceeds from any Receivable repurchased by a dealer pursuant to a dealer agreement; and

9.	all proceeds of the foregoing.

HCA purchased the Receivables from dealers in the ordinary course of business in accordance with HCA’s underwriting standards. On or before the Closing Date, HCA will sell the Receivables to the depositor. The depositor will, in turn, sell the Receivables to the issuing entity on the Closing Date pursuant to a sale and servicing agreement. HCA will continue to service the Receivables. The Receivables to be held by the issuing entity will be selected from those motor vehicle retail installment sale contracts in HCA’s portfolio that meet several criteria.  These criteria provide that each Receivable:

•	had a remaining term of not more than 71 months;

•	had a remaining principal balance of at least $2,000.16 and not greater than $69,246.97;

•	had an APR of 0.00% to 25.00%;

•	had an original term to maturity of 12 months to 72 months;

•	was not more than 30 days past due; and

•	satisfied the other criteria set forth under “Description of the Receivables” in the accompanying prospectus.

All of the Receivables are Simple Interest Receivables. See “Description of the Receivables—Calculation Methods” in the accompanying prospectus.  HCA attempts to select a pool of receivables that is a representative sample of its overall portfolio of retail installment sale contracts, maturing over the life of the transaction, and that meet the above criteria.

The composition, distribution by annual percentage rate (“APR”), geographic distribution by state, FICO, vehicle type, distribution by remaining term to scheduled maturity, and distribution by remaining Principal Balance in each case of the Receivables as of the Cut-off Date are set forth in the tables below. The percentages in some of the tables may not total 100% due to rounding.

Representations, Warranties and Covenants

In the receivables purchase agreement and sale and servicing agreement, HCA as seller will make representations and warranties with respect to each Receivable as described under “The Issuing Entity Property” hereunder and under “Description of the Receivables—The Receivables Pools” in the accompanying prospectus. As described under “Description of the Transaction Documents—Sale of the Receivables; Pledge of the Receivables” and “—Purchase of Receivables by the Servicer” and “Receivables Underwriting and Servicing Procedures—Servicing Procedures and Requirements” in the accompanying prospectus, the servicer may be required to repurchase receivables as to which the servicer has breached its servicing covenants, as described below. There will be no independent verification of the servicer’s, seller’s or depositor’s determination that such Receivables must be repurchased.

The sale and servicing agreement will also provide that if the servicer, the issuing entity or the depositor discovers a breach of any representation, warranty or covenant referred to in the preceding paragraph, that materially and adversely affects the Noteholders or the issuing entity’s interests, which breach is not cured prior to the end of the Collection Period which includes the 60th day following such discovery (or, if the servicer or the seller, as applicable, elects, an earlier date), the seller or servicer, as applicable, will repurchase such Receivable. See “Material Legal Aspects of the Receivables—Repurchase Obligation” in the accompanying prospectus.

In addition, in the sale and servicing agreement, the depositor will make certain representations and warranties, including, among other things that:

1.           Each Receivable constitutes “chattel paper” within the meaning of the UCC.

2.           Immediately upon the transfer thereof from the depositor to the issuing entity pursuant to the sale and servicing agreement, the issuing entity will have good and marketable title to each Receivable, free and clear of any lien of any person.

3.           The sale and servicing agreement creates a valid and continuing security interest in the Receivables in favor of the issuing entity, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the depositor.

4.           The depositor has caused, or will have caused within 10 days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdiction under the applicable UCC in order to perfect its security interest in the Receivables granted to the issuing entity under the sale and servicing agreement.

THE RECEIVABLES POOL

Composition of the Receivables in the Statistical Pool as of the Cut-Off Date

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,109,375,752.57	$824,465,361.59	$284,743,837.67
Number of Receivables	63,426	46,789	16,624
Average Principal Balance	$17,490.87	$17,620.92	$17,128.48
Average Original Amount Financed	$19,433.88	$19,679.23	$18,745.37
Original Amount Financed (range)	$2,477.50 to 73,655.08	$3,039.64 to $73,655.08	$2,477.50 to $44,137.79
Principal Balances (range)	$2,000.16 to $69,246.97	$2,000.16 to $69,246.97	$2,080.08 to $42,017.26
Weighted Average APR	4.38%	4.62%	3.65%
APR (range)	0.00% to 25.00%	0.00% to 23.99%	0.00% to 25.00%
Weighted Average Original Term	62.09	62.60	60.64
Original Term (range)	12 months to 72 months	24 months to 72 months	12 months to 72 months
Weighted Average Remaining Term	55.82	55.88	55.63
Remaining Term (range)	5 months to 71 months	5 months to 71 months	6 months to 70 months
Percentage of New Motor Vehicle Receivables (by Principal Balance of Receivables)	99.14%	98.99%	99.62%
Percentage of Used Motor Vehicle Receivables (by Principal Balance of Receivables)	0.86%	1.01%	0.38%
Percentage of Receivables Financed through Hyundai Dealers (by Principal Balance of Receivables)	74.32%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers (by Principal Balance of Receivables)	25.67%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers (by Principal Balance of Receivables)	0.02%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	748	742	766
FICO® scores representing approximately 90% of the pool balance (range)(2)(3)(4)	644 to 837	639 to 836	678 to 840

(1)	May not equal 100% due to a limited number of vehicles other than Hyundai and Kia which account for less than 1% of the pool.
(2)	FICO® is a federally registered servicemark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO score is available and/or valid.
(4)
Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) exceed 837 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables with valid FICO scores) fall below 644.

The “Weighted Average APR”, “Weighted Average Original Term”, “Weighted Average Remaining Term” and “Weighted Average FICO” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Distribution of the Receivables in the Statistical Pool as of the Cut-Off Date by “APR”

APR	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00% to 0.99%	5,258	$85,498,002.58	7.71%
1.00% to 1.99%	10,233	158,765,529.89	14.31
2.00% to 2.99%	12,165	210,368,061.28	18.96
3.00% to 3.99%	14,069	262,886,288.70	23.70
4.00% to 4.99%	9,116	167,242,849.81	15.08
5.00% to 5.99%	4,238	79,680,686.99	7.18
6.00% to 6.99%	631	11,041,301.98	1.00
7.00% to 7.99%	1,024	18,192,782.22	1.64
8.00% to 8.99%	961	16,923,312.82	1.53
9.00% to 9.99%	1,286	23,124,549.05	2.08
10.00% to 10.99%	885	16,267,795.18	1.47
11.00% to 11.99%	894	16,365,124.52	1.48
12.00% to 12.99%	585	10,138,494.83	0.91
13.00% to 13.99%	824	13,792,721.04	1.24
14.00% to 14.99%	244	3,682,560.42	0.33
15.00% to 15.99%	178	3,149,922.49	0.28
16.00% to 16.99%	263	4,047,083.90	0.36
17.00% to 17.99%	182	2,603,123.36	0.23
18.00% to 18.99%	55	845,469.75	0.08
19.00% to 19.99%	83	1,232,732.51	0.11
20.00% to 20.99%	95	1,282,189.08	0.12
21.00% to 21.99%	79	1,191,453.47	0.11
22.00% to 22.99%	53	717,880.98	0.06
23.00% to 23.99%	22	292,746.31	0.03
24.00% to 24.99%	2	32,590.13	0.00	(1)
25.00% and over	1	10,499.28	0.00	(1)
Total	63,426	$1,109,375,752.57	100.00%

(1)	Less than 0.01% but greater than 0.00%

Geographic Distribution of the Receivables in the Statistical Pool as of the Cut-Off Date by State(1)

State	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
Alabama	1,059	$20,188,825.14	1.82%
Alaska	54	905,167.14	0.08
Arizona	1,724	31,379,110.80	2.83
Arkansas	700	13,230,482.59	1.19
California	5,337	92,559,345.89	8.34
Colorado	795	14,023,765.28	1.26
Connecticut	989	15,937,961.54	1.44
Delaware	288	4,642,538.52	0.42
Florida	5,455	102,064,065.56	9.20
Georgia	1,749	33,575,674.93	3.03
Hawaii	215	3,796,233.39	0.34
Idaho	160	2,606,226.90	0.23
Illinois	3,173	55,697,568.79	5.02
Indiana	862	15,329,934.61	1.38
Iowa	397	6,837,405.80	0.62
Kansas	514	9,173,151.05	0.83
Kentucky	686	12,392,022.13	1.12
Louisiana	717	13,635,513.56	1.23
Maine	302	4,861,146.53	0.44
Maryland	2,544	45,042,679.73	4.06
Massachusetts	1,719	27,446,671.71	2.47
Michigan	750	12,491,891.73	1.13
Minnesota	759	12,636,641.60	1.14
Mississippi	457	8,950,167.91	0.81
Missouri	1,213	20,484,607.02	1.85
Montana	68	1,100,130.50	0.10
Nebraska	280	4,700,263.91	0.42
Nevada	620	11,668,435.91	1.05
New Hampshire	536	8,616,532.13	0.78
New Jersey	3,363	58,039,647.61	5.23
New Mexico	219	4,332,790.45	0.39
New York	3,922	64,212,719.97	5.79
North Carolina	2,425	44,400,427.65	4.00
North Dakota	167	3,049,264.06	0.27
Ohio	2,346	39,224,812.82	3.54
Oklahoma	492	9,351,931.31	0.84
Oregon	443	6,999,925.93	0.63
Pennsylvania	3,665	57,659,622.92	5.20
Rhode Island	206	3,156,412.71	0.28
South Carolina	757	13,330,872.59	1.20
South Dakota	88	1,440,141.68	0.13
Tennessee	874	15,853,817.34	1.43
Texas	4,692	86,727,159.07	7.82
Utah	429	7,445,083.59	0.67
Vermont	162	2,492,329.89	0.22
Virginia	2,619	44,636,880.45	4.02
Washington	994	16,610,780.15	1.50
West Virginia	482	8,821,046.72	0.80
Wisconsin	924	15,038,631.31	1.36
Wyoming	35	577,292.05	0.05
Total	63,426	$1,109,375,752.57	100.00%

(1)           Based solely on the addresses of the originating dealers.

Distribution of the Receivables in the Statistical Pool as of the Cut-Off Date
by Remaining Term to Scheduled Maturity

Remaining Term to Scheduled Maturity	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
5 months to 24 months	646	$4,479,821.86	0.40%
25 months to 36 months	9,755	127,681,905.98	11.51
37 months to 48 months	6,018	89,972,921.41	8.11
49 months to 60 months	24,462	423,948,594.34	38.22
61 months to 72 months	22,545	463,292,508.98	41.76
Total	63,426	$1,109,375,752.57	100.00%

Distribution of the Receivables in the Statistical Pool as of the Cut-Off Date by Principal Balance

Principal Balance	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
$ 0.01 to $ 5,000.00	827	$3,300,182.18	0.30%
$ 5,000.01 to $10,000.00	6,935	55,716,582.12	5.02
$10,000.01 to $15,000.00	15,802	201,511,141.09	18.16
$15,000.01 to $20,000.00	18,468	322,509,984.35	29.07
$20,000.01 to $25,000.00	13,609	302,627,180.40	27.28
$25,000.01 to $30,000.00	5,811	156,947,403.71	14.15
$30,000.01 to $35,000.00	1,493	47,602,072.63	4.29
$35,000.01 to $40,000.00	337	12,428,630.28	1.12
$40,000.01 and over	144	6,732,575.81	0.61
Total	63,426	$1,109,375,752.57	100.00%

Distribution of the Receivables in the Statistical Pool as of the Cut-Off Date by FICO®

FICO®	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
Less than or equal to 600	1,418	$21,482,767.23	1.94%
601 to 650	3,158	55,575,082.13	5.01
651 to 700	11,284	220,228,151.25	19.85
701 to 750	14,143	268,054,211.43	24.16
751 to 800	14,160	242,844,930.49	21.89
801 to 850	17,913	280,738,600.33	25.31
Greater than or equal to 851	1,350	20,452,009.71	1.84
Total	63,426	$1,109,375,752.57	100.00%

Distribution of the Receivables in the Statistical Pool as of the Cut-Off Date by Vehicle Type

Vehicle Type	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
Car	45,837	$758,106,055.57	68.34%
Minivan	827	16,251,028.99	1.46
SUV	16,749	334,852,114.70	30.18
Unavailable	13	166,553.31	0.02
Total	63,426	$1,109,375,752.57	100.00%

DELINQUENCIES, REPOSSESSIONS AND CREDIT LOSS INFORMATION

Set forth below is information concerning HCA’s experience with respect to its entire portfolio of new and used motor vehicle retail installment sale contracts, which includes contracts sold by but still being serviced by HCA. Also set forth below is information concerning HCA’s experience with respect to those portions of its portfolio of new and used motor vehicle retail installment sale contracts (including contracts sold by but still being serviced by HCA) that relate to vehicles sold by Hyundai dealers and Kia dealers, respectively.  Credit losses are an expected cost in the business of extending credit and are considered in HCA’s rate-setting process.

Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of HCA. There is no assurance that HCA’s delinquency, repossession and loss experience with respect to its retail installment sale contracts, or the experience of the issuing entity with respect to the Receivables, will be similar to that set forth below. If economic conditions in the future differ from those during the periods referenced in the tables below, HCA’s delinquency, repossession and loss experience may be adversely affected.

The percentages in the tables below have not been adjusted to eliminate the effect of the growth of HCA’s portfolio. Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown if a group of Receivables were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over the periods indicated.

The following tables set forth the historical delinquency experience and net credit loss and repossession experience of HCA’s portfolio of contracts for new and used automobiles, light-duty trucks and minivans.

In the following tables, the delinquency for the six months ended June 30, 2010 and June 30, 2011 and for the years ended December 31, 2008, 2009 and 2010 is based on the number of days more than 83% of a scheduled payment or payments (on a cumulative basis) is contractually past due. Delinquency is calculated on the principal amount of a receivable for which a monthly payment is over 29 days contractually past due. The information included below under the headings “60+ Days Delinquent” and “Total Delinquencies” excludes vehicles that have been repossessed. There is no assurance that the behavior of the Receivables will be comparable to HCA’s experience shown in the following tables.

Serviced Portfolio Delinquency Experience

	Serviced at June 30,				Serviced at December 31,
	2011		2010		2010		2009		2008
Total Serviced	Dollars	Number of Loans	Dollars	Number of Loans	Dollars	Number of Loans	Dollars	Number of Loans	Dollars	Number of Loans
Outstandings	$7,278,624,426		$4,780,213,884		$5,866,594,047		$3,914,618,080		$4,105,780,888
30-59 Days Delinquent	$80,724,956	7,189	$80,986,465	7,058	$92,914,989	8,385	$115,000,169	9,495	$126,236,469	9,412
60+ Days Delinquent	$25,443,999	2,299	$24,627,308	2,132	$31,405,730	2,821	$38,633,536	3,084	$36,978,890	2,684
Total Delinquencies	$197,081,378	17,128	$193,773,919	16,730	$232,562,848	20,435	$296,927,905	24,356	$313,261,778	23,232
Total Delinquencies over 29 days	$106,168,954	9,488	$105,613,773	9,190	$124,320,719	11,206	$153,633,705	12,579	$163,215,359	12,096
Total Delinquencies over 29 days (%)	1.46%	1.80%	2.21%	2.46%	2.12%	2.52%	3.92%	3.83%	3.98%	3.82%

Hyundai Delinquency Experience

	Serviced at June 30,				Serviced at December 31,
	2011		2010		2010		2009		2008
Total Hyundai(1)	Dollars	Number of Loans	Dollars	Number of Loans	Dollars	Number of Loans	Dollars	Number of Loans	Dollars	Number of Loans
Outstandings	$5,507,282,376		$3,537,378,204		$4,654,945,923		$2,681,599,297		$2,759,874,352
30-59 Days Delinquent	$52,961,324	4,677	$49,177,369	4,533	$59,440,944	5,492	$70,140,058	6,174	$79,004,455	6,350
60+ Days Delinquent	$16,557,513	1,489	$14,572,106	1,338	$18,891,379	1,773	$22,036,397	1,910	$22,337,614	1,748
Total Delinquencies	$131,649,234	11,224	$118,295,553	10,688	$149,401,544	13,288	$179,991,536	15,710	$196,110,030	15,655
Total Delinquencies over 29 days	$69,518,838	6,166	$63,749,475	5,871	$78,332,323	7,265	$92,176,455	8,084	$101,342,069	8,098
Total Delinquencies over 29 days (%)	1.26%	1.59%	1.80%	2.18%	1.68%	2.16%	3.44%	3.53%	3.67%	3.62%

Kia Delinquency Experience

	Serviced at June 30,				Serviced at December 31,
	2011		2010		2010		2009		2008
Total Kia(2)	Dollars	Number of Loans	Dollars	Number of Loans	Dollars	Number of Loans	Dollars	Number of Loans	Dollars	Number of Loans
Outstandings	$1,771,342,050		$1,242,835,680		$1,211,648,124		$1,233,018,783		$1,345,906,536
30-59 Days Delinquent	$27,763,631	2,512	$31,809,096	2,525	$33,474,045	2,893	$44,860,111	3,321	$47,232,014	3,062
60+ Days Delinquent	$8,886,485	810	$10,055,202	794	$12,514,351	1,048	$16,597,139	1,174	$14,641,276	936
Total Delinquencies	$65,432,144	5,904	$75,478,366	6,042	$83,161,304	7,147	$116,936,369	8,646	$117,151,747	7,577
Total Delinquencies over 29 days	$36,650,116	3,322	$41,864,298	3,319	$45,988,396	3,941	$61,457,250	4,495	$61,873,290	3,998
Total Delinquencies over 29 days (%)	2.07%	2.38%	3.37%	3.16%	3.80%	3.65%	4.98%	4.50%	4.60%	4.32%

(1)           Includes a limited number of vehicles other than Hyundai which account for less than 1% of the portfolio.
(2)           Includes a limited number of vehicles other than Kia which account for less than 1% of the portfolio.

The information in the tables below includes contracts for new and used automobiles, light-duty trucks and minivans. All amounts and percentages, except as indicated, are based on the Principal Balances of the contracts net of unearned finance and other charges. Averages are computed by taking an average of month-end outstanding amounts for each month in the periods presented in the tables. The information set forth under the heading “Gross Charge-offs” represents the aggregate Principal Balance of contracts, net of unearned and other finance charges, determined to be uncollectible in the period less proceeds from disposition of related vehicles, other than Recoveries as described in the next paragraph.  The information set forth under the heading “Recoveries” generally includes amounts received from customers with respect to contracts previously charged-off.

As of December 15, 2010, proceeds from disposition of related vehicles are no longer subtracted from “Gross Charge-offs” but are included in the calculation of “Recoveries”.  Therefore, as of December 15, 2010, there will be an increase in Gross Charge-offs and a corresponding increase in Recoveries.

The information set forth under the heading “Number of Repossessions sold” means the number of repossessed financed vehicles that have been sold by HCA in a given period.

Serviced Portfolio Loss Experience

	For the six months ended June 30,		For the year ended December 31,
Total Serviced	2011	2010	2010	2009	2008
Number of Receivables	527,620	373,768	444,545	328,726	316,567
Average Number of Receivables	487,070	345,894	383,387	319,737	319,559
Period End Outstandings ($)	7,278,624,426	4,780,213,884	5,866,594,047	3,914,618,080	4,105,780,888
Average Outstandings ($)	6,251,335,955	4,048,319,254	4,346,898,922	3,969,044,140	4,407,383,314
Gross Charge-offs ($)(1)	58,753,607	38,780,672	76,476,533	111,905,286	98,857,656
Gross Charge-offs as a % of Period End Outstandings	1.61%(5)	1.62%(5)	1.30%	2.86%	2.41%
Gross Charge-offs as a % of Average Outstandings	1.88%(5)	1.92%(5)	1.76%	2.82%	2.24%
Recoveries ($)(2)	47,191,438	15,688,843	29,689,162	28,217,376	23,846,270
Net Charge-offs ($)	11,562,169	23,091,829	46,787,370	83,687,910	75,011,386
Net Charge-offs as a % of Period End Outstandings	0.32%(5)	0.97%(5)	0.80%	2.14%	1.83%
Net Charge-offs as a % of Average Outstandings	0.37%(5)	1.14%(5)	1.08%	2.11%	1.70%
Number of Repossession Sold	3,198	3,612	7,066	10,269	8,661
Number of Repossession Sold as a % of Average Outstandings	1.31%(5)	2.09%(5)	1.84%	3.21%	2.71%

Hyundai Loss Experience

	For the six months ended June 30,		For the year ended December 31,
Total Hyundai(3)	2011	2010	2010	2009	2008
Number of Receivables	387,775	268,760	336,615	228,942	224,010
Average Number of Receivables	365,068	243,902	278,636	223,252	232,655
Period End Outstandings ($)	5,507,282,376	3,537,378,204	4,654,945,923	2,681,599,297	2,759,874,352
Average Outstandings ($)	4,941,081,969	2,827,746,772	3,120,528,130	2,663,116,027	3,107,004,818
Gross Charge-offs ($)(1)	37,220,321	19,794,817	40,544,739	62,230,368	58,541,535
Gross Charge-offs as a % of Period End Outstandings	1.35%(5)	1.12%(5)	0.87%	2.32%	2.12%
Gross Charge-offs as a % of Average Outstandings	1.51%(5)	1.40%(5)	1.30%	2.34%	1.88%
Recoveries ($)(2)	30,453,641	8,664,029	16,711,005	15,305,067	14,243,613
Net Charge-offs ($)	6,766,680	11,130,788	23,833,734	46,925,301	44,297,923
Net Charge-offs as a % of Period End Outstandings	0.25%(5)	0.63%(5)	0.51%	1.75%	1.61%
Net Charge-offs as a % of Average Outstandings	0.27%(5)	0.79%(5)	0.76%	1.76%	1.43%
Number of Repossession Sold	2,026	1,844	3,746	5,711	5,129
Number of Repossession Sold as a % of Average Outstandings	1.11%(5)	1.51%(5)	1.34%	2.56%	2.20%

Kia Loss Experience

	For the six months ended June 30,		For the year ended December 31,
Total Kia(4)	2011	2010	2010	2009	2008
Number of Receivables	139,845	105,008	107,930	99,784	92,557
Average Number of Receivables	122,002	101,993	104,752	96,485	86,905
Period End Outstandings ($)	1,771,342,050	1,242,835,680	1,211,648,124	1,233,018,783	1,345,906,536
Average Outstandings ($)	1,310,253,986	1,220,572,481	1,226,370,792	1,305,928,112	1,300,378,496
Gross Charge-offs ($)(1)	21,533,286	18,985,855	35,931,794	49,674,919	40,316,120
Gross Charge-offs as a % of Period End Outstandings	2.43%(5)	3.06%(5)	2.97%	4.03%	3.00%
Gross Charge-offs as a % of Average Outstandings	3.29%(5)	3.11%(5)	2.93%	3.80%	3.10%
Recoveries ($)(2)	16,737,797	7,024,814	12,978,158	12,912,309	9,602,657
Net Charge-offs ($)	4,795,489	11,961,041	22,953,636	36,762,610	30,713,463
Net Charge-offs as a % of Period End Outstandings	0.54%(5)	1.92%(5)	1.89%	2.98%	2.28%
Net Charge-offs as a % of Average Outstandings	0.73%(5)	1.96%(5)	1.87%	2.82%	2.36%
Number of Repossession Sold	1,172	1,768	3,320	4,558	3,532
Number of Repossession Sold as a % of Average Outstandings	1.92%(5)	3.47%(5)	3.17%	4.72%	4.06%

(1)           Contracts are generally charged off at the earlier of 120 days past due and sale of the repossessed vehicle.  As of December 15, 2010, vehicles are also charged-off at 30 days from repossession date.  See “Receivables Underwriting and Servicing Procedures—Collection and Repossession Procedures” in the accompanying prospectus for additional information regarding HCA's charge-off policy. Gross charge-offs are calculated after the sale of the vehicle and include full balance charge-offs which occur at 120 days plus delinquent.  Prior to December 15, 2010, proceeds collected from the sale of the vehicle were subtracted from the calculation of gross charge-off. As of December 15, 2010, proceeds from the sale of the vehicle are no longer subtracted from the calculation of gross charge-off.
(2)           Recoveries include any money collected after the charge-off has occurred.  Recoveries also include money collected on bankruptcies and insurance claims after charge-off. As of December 15, 2010, Recoveries include proceeds collected from the sale of vehicles.
(3)           Includes a limited number of vehicles other than Hyundai which account for less than 1% of the portfolio.
(4)           Includes a limited number of vehicles other than Kia which account for less than 1% of the portfolio.
(5)           Annualized.

See “Description of the Transaction Documents” in the accompanying prospectus for additional information regarding the servicer.

STATIC POOL DATA

Appendix A to this prospectus supplement (“Appendix A”) sets forth in tabular format static pool information about prior pools of retail installment sale contracts that were securitized by HCA, including those receivables acquired by HCA that were included in the Hyundai Auto Receivables Trust  2006-A, 2006-B, 2007-A, 2008-A, 2009-A, 2010-A, 2010-B, 2011-A and 2011-B transactions. Static pool information consists of cumulative credit losses, delinquency and prepayment data for prior securitized pools and summary information for the original characteristics of the prior pools.  The term “securitized pool” refers to the securitized pool of receivables as of the related cut-off date. The characteristics of the securitized pools included in Appendix A may vary somewhat from the characteristics of the Receivables in this transaction.

The characteristics of receivables included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the Receivables in this transaction and the social, economic and other conditions existing at the time when the Receivables in this transaction were originated and those that will exist in the future when the Receivables in the current transaction are required to be repaid. As a result, there can be no assurance that the static pool data referred to above will correspond to or be an accurate predictor of the performance of this receivables securitization transaction.

WEIGHTED AVERAGE LIFE OF THE NOTES

Prepayments on motor vehicle contracts can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or “ABS”, assumes a rate of prepayment each month which is related to the original number of motor vehicle receivables in a pool of receivables. ABS also assumes that all of the motor vehicle receivables in a pool are the same size, that all of those motor vehicle receivables amortize at the same rate, and that for every month that any individual motor vehicle receivable is outstanding, payments on that particular motor vehicle receivable will either be made as scheduled or the motor vehicle receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 motor vehicle contracts, if a 1% ABS were used, that would mean that 100 motor vehicle receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of motor vehicle receivables or a prediction of the anticipated rate of prepayment on either the pool of Receivables involved in this transaction or on any pool of motor vehicle receivables. You should not assume that the actual rate of prepayments on the Receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	all prepayments on the Receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•	each scheduled payment on the receivables is scheduled to be made and is made on the last day of each month beginning in September or October 2011, as applicable, and each month has 30 days;

•	the original principal amounts of each class of Notes are equal to the original principal amounts set forth on the front cover of this prospectus supplement;

•	payments on the Notes are paid in cash on each Payment Date commencing November 15, 2011, and on the 15th calendar day of each subsequent month;

•	the Closing Date is October 5, 2011;

•	interest accrues on the Class A-1 Notes at 0.34727%, Class A-2 Notes at 0.57%, Class A-3 Notes at 0.74% and Class A-4 Notes at 1.11%;

•
the Servicing Fee for any Payment Date, other than the first Payment Date, will be an amount equal to the product of (1) 1.00% per annum; (2) one-twelfth; and (3) the aggregate principal balance of the Receivables as of the first day of the related Collection Period, and assuming that the Servicing Fee for the first Payment Date will be equal to the sum of (x) the product of (1) 1.00% per annum; (2) one-twelfth; and (3) the aggregate principal balance as of the Cut-off Date of the Receivables which have their next scheduled payment between September 17, 2011 and September 30, 2011; and (y) the product of (1) 1.00% per annum; (2) one-twelfth; and (3) the aggregate principal balance of the Receivables as of October 1, 2011; and

•	the servicer exercises its opportunity to purchase the Receivables at the earliest Payment Date it is permitted to do so, except as specifically provided.

The ABS Tables also assume that the receivables have been aggregated into 24 hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled payment for each of the pools (which is based on its aggregate principal balance, contract rate of interest, original term to maturity and remaining term to maturity as of the cut-off date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

Hypothetical Pool	Aggregate Principal Balance	APR	Next Payment	Original Term To Maturity (in Months)	Remaining Term To Maturity (in Months)	Age (in Months)
1	$39,276.34	2.022%	October 2011	36	11	25
2	$1,725,971.73	1.881%	October 2011	30	20	10
3	$56,708,744.73	1.492%	October 2011	36	31	5
4	$38,847,288.12	2.454%	October 2011	49	43	6
5	$147,756,538.67	2.896%	October 2011	61	55	6
6	$76,943,935.13	3.634%	October 2011	72	66	6
7	$293,125.96	14.141%	October 2011	66	21	45
8	$772,668.97	10.683%	October 2011	62	32	30
9	$2,580,601.02	10.227%	October 2011	64	44	20
10	$39,973,768.85	8.528%	October 2011	67	56	11
11	$128,695,827.93	6.851%	October 2011	72	66	6
12	$38,264.49	1.955%	September 2011	33	10	23
13	$1,217,153.12	1.970%	September 2011	29	20	9
14	$44,292,097.46	1.476%	September 2011	36	31	5
15	$27,517,754.73	2.430%	September 2011	49	43	6
16	$115,437,672.27	2.926%	September 2011	61	55	6
17	$60,180,204.02	3.622%	September 2011	72	66	6
18	$273,183.20	14.116%	September 2011	67	22	45
19	$557,387.76	11.809%	September 2011	64	31	33
20	$2,382,051.18	9.972%	September 2011	63	44	19
21	$33,884,831.71	8.682%	September 2011	67	56	11
22	$103,617,585.72	6.760%	September 2011	72	66	6
Total	$883,735,933.11

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the original principal amounts of each class of Notes that would be outstanding after each of the listed Payment Dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of Notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the Receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “Weighted Average Life” of a class of Notes is determined by:

•	multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Payment Date;

•	adding the results; and

•	dividing the sum by the related original principal amount of the Note.

Percentage of Class A-1 and A-2 Notes Principal at Various ABS Percentages(2)

	Class A-1 Notes					Class A-2 Notes
Payment Date	0.50%	1.00%	1.30%	1.50%	2.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2011	82.52%	78.72%	76.31%	74.64%	70.17%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2011	70.50%	64.18%	60.16%	57.38%	49.96%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2012	58.56%	49.82%	44.26%	40.42%	30.17%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2012	46.71%	35.65%	28.62%	23.76%	10.79%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2012	34.94%	21.66%	13.45%	8.25%	0.00%	100.00%	100.00%	100.00%	100.00%	96.06%
April 2012	23.66%	9.94%	1.22%	0.00%	0.00%	100.00%	100.00%	100.00%	96.60%	85.30%
May 2012	14.59%	0.00%	0.00%	0.00%	0.00%	100.00%	99.33%	92.36%	87.54%	74.76%
June 2012	5.56%	0.00%	0.00%	0.00%	0.00%	100.00%	91.74%	84.00%	78.64%	64.46%
July 2012	0.00%	0.00%	0.00%	0.00%	0.00%	97.59%	84.24%	75.76%	69.89%	54.39%
August 2012	0.00%	0.00%	0.00%	0.00%	0.00%	91.29%	76.84%	67.67%	61.32%	44.55%
September 2012	0.00%	0.00%	0.00%	0.00%	0.00%	85.02%	69.54%	59.71%	52.90%	34.94%
October 2012	0.00%	0.00%	0.00%	0.00%	0.00%	78.79%	62.33%	51.88%	44.65%	25.57%
November 2012	0.00%	0.00%	0.00%	0.00%	0.00%	72.60%	55.23%	44.20%	36.56%	16.43%
December 2012	0.00%	0.00%	0.00%	0.00%	0.00%	66.43%	48.22%	36.65%	28.64%	7.54%
January 2013	0.00%	0.00%	0.00%	0.00%	0.00%	60.31%	41.30%	29.23%	20.89%	0.00%
February 2013	0.00%	0.00%	0.00%	0.00%	0.00%	54.21%	34.49%	21.96%	13.30%	0.00%
March 2013	0.00%	0.00%	0.00%	0.00%	0.00%	48.16%	27.77%	14.83%	5.87%	0.00%
April 2013	0.00%	0.00%	0.00%	0.00%	0.00%	42.14%	21.16%	7.84%	0.00%	0.00%
May 2013	0.00%	0.00%	0.00%	0.00%	0.00%	36.15%	14.64%	0.98%	0.00%	0.00%
June 2013	0.00%	0.00%	0.00%	0.00%	0.00%	30.22%	8.24%	0.00%	0.00%	0.00%
July 2013	0.00%	0.00%	0.00%	0.00%	0.00%	24.35%	1.96%	0.00%	0.00%	0.00%
August 2013	0.00%	0.00%	0.00%	0.00%	0.00%	18.53%	0.00%	0.00%	0.00%	0.00%
September 2013	0.00%	0.00%	0.00%	0.00%	0.00%	12.74%	0.00%	0.00%	0.00%	0.00%
October 2013	0.00%	0.00%	0.00%	0.00%	0.00%	6.99%	0.00%	0.00%	0.00%	0.00%
November 2013	0.00%	0.00%	0.00%	0.00%	0.00%	1.28%	0.00%	0.00%	0.00%	0.00%
December 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years) (1)	0.39	0.33	0.30	0.28	0.25	1.47	1.23	1.10	1.03	0.86
Weighted Average Life to Call (years)(2)	0.39	0.33	0.30	0.28	0.25	1.47	1.23	1.10	1.03	0.86
(1)  This calculation assumes that the servicer does not exercise its option to purchase the Receivables.
(2)  This calculation assumes that the servicer does exercise its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

Percentage of Class A-3 and A-4 Notes Principal at Various ABS Percentages(2)

	Class A-3 Notes					Class A-4 Notes
Payment Date	0.50%	1.00%	1.30%	1.50%	2.00%	0.50%	1.00%	1.30%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2011	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2013	100.00%	100.00%	100.00%	100.00%	98.67%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2013	100.00%	100.00%	100.00%	100.00%	88.68%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2013	100.00%	100.00%	100.00%	100.00%	78.98%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2013	100.00%	100.00%	100.00%	98.36%	69.57%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2013	100.00%	100.00%	100.00%	89.96%	60.44%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2013	100.00%	100.00%	93.22%	81.78%	51.62%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2013	100.00%	100.00%	85.48%	73.82%	43.11%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2013	100.00%	95.01%	77.90%	66.06%	34.88%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2013	100.00%	87.82%	70.49%	58.51%	26.94%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2013	100.00%	80.74%	63.25%	51.15%	19.30%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2013	100.00%	73.78%	56.18%	44.01%	11.94%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2013	94.78%	66.95%	49.28%	37.06%	4.26%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2014	88.09%	60.23%	42.55%	30.32%	0.00%	100.00%	100.00%	100.00%	100.00%	95.15%
February 2014	81.44%	53.64%	36.00%	23.79%	0.00%	100.00%	100.00%	100.00%	100.00%	84.68%
March 2014	74.84%	47.18%	29.61%	17.47%	0.00%	100.00%	100.00%	100.00%	100.00%	74.68%
April 2014	68.28%	40.83%	23.41%	11.36%	0.00%	100.00%	100.00%	100.00%	100.00%	65.17%
May 2014	62.28%	35.02%	17.71%	5.24%	0.00%	100.00%	100.00%	100.00%	100.00%	56.46%
June 2014	56.95%	29.82%	12.60%	0.00%	0.00%	100.00%	100.00%	100.00%	99.33%	48.56%
July 2014	51.67%	24.73%	7.37%	0.00%	0.00%	100.00%	100.00%	100.00%	91.42%	41.05%
August 2014	46.43%	19.75%	1.93%	0.00%	0.00%	100.00%	100.00%	100.00%	83.80%	33.93%
September 2014	41.22%	14.86%	0.00%	0.00%	0.00%	100.00%	100.00%	95.18%	76.45%	27.21%
October 2014	36.05%	10.08%	0.00%	0.00%	0.00%	100.00%	100.00%	87.84%	69.39%	20.90%
November 2014	30.91%	4.85%	0.00%	0.00%	0.00%	100.00%	100.00%	80.74%	62.61%	0.00%
December 2014	25.82%	0.00%	0.00%	0.00%	0.00%	100.00%	99.55%	73.87%	56.12%	0.00%
January 2015	20.76%	0.00%	0.00%	0.00%	0.00%	100.00%	92.31%	67.24%	49.91%	0.00%
February 2015	15.73%	0.00%	0.00%	0.00%	0.00%	100.00%	85.24%	60.85%	43.99%	0.00%
March 2015	10.74%	0.00%	0.00%	0.00%	0.00%	100.00%	78.34%	54.70%	38.36%	0.00%
April 2015	5.30%	0.00%	0.00%	0.00%	0.00%	100.00%	71.61%	48.79%	33.03%	0.00%
May 2015	0.00%	0.00%	0.00%	0.00%	0.00%	99.98%	65.30%	43.30%	28.11%	0.00%
June 2015	0.00%	0.00%	0.00%	0.00%	0.00%	92.95%	59.50%	38.30%	23.65%	0.00%
July 2015	0.00%	0.00%	0.00%	0.00%	0.00%	86.01%	53.88%	33.52%	19.45%	0.00%
August 2015	0.00%	0.00%	0.00%	0.00%	0.00%	79.12%	48.42%	28.95%	0.00%	0.00%
September 2015	0.00%	0.00%	0.00%	0.00%	0.00%	72.29%	43.11%	24.61%	0.00%	0.00%
October 2015	0.00%	0.00%	0.00%	0.00%	0.00%	65.51%	37.95%	20.49%	0.00%	0.00%
November 2015	0.00%	0.00%	0.00%	0.00%	0.00%	58.79%	32.96%	0.00%	0.00%	0.00%
December 2015	0.00%	0.00%	0.00%	0.00%	0.00%	52.12%	28.12%	0.00%	0.00%	0.00%
January 2016	0.00%	0.00%	0.00%	0.00%	0.00%	45.52%	23.44%	0.00%	0.00%	0.00%
February 2016	0.00%	0.00%	0.00%	0.00%	0.00%	38.96%	18.92%	0.00%	0.00%	0.00%
March 2016	0.00%	0.00%	0.00%	0.00%	0.00%	32.47%	0.00%	0.00%	0.00%	0.00%
April 2016	0.00%	0.00%	0.00%	0.00%	0.00%	26.03%	0.00%	0.00%	0.00%	0.00%
May 2016	0.00%	0.00%	0.00%	0.00%	0.00%	20.72%	0.00%	0.00%	0.00%	0.00%
June 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years) (1)	2.87	2.48	2.25	2.10	1.77	4.30	3.93	3.62	3.38	2.76
Weighted Average Life to Call (years)(2)	2.87	2.48	2.25	2.10	1.77	4.25	3.89	3.58	3.34	2.73
________________
(1)           This calculation assumes that the servicer does not exercise its option to purchase the Receivables.
(2)           This calculation assumes that the servicer does exercise its option to purchase the Receivables.

This table has been prepared based on the assumptions in this prospectus supplement (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction with those assumptions.

THE DEPOSITOR, THE SPONSOR, THE SELLER, THE ADMINISTRATOR AND THE SERVICER

Information regarding the depositor, the sponsor, the seller, the administrator and the servicer is set forth under the captions “The Depositor” and “The Sponsor, the Seller, the Administrator and the Servicer,” respectively, in the accompanying prospectus.

HYUNDAI ASSURANCE PROGRAM

In 2009, Hyundai Motor America launched the Hyundai Assurance Program, a marketing program under which all new Hyundai vehicles sold and financed at participating Hyundai dealerships between January 1, 2009 and March 31, 2011 are enrolled. Customers who are subsequently involuntarily unemployed or suffer other qualifying life-altering circumstances within twelve months of the purchase date may return the related vehicle to a participating dealer and, subject to certain conditions, be relieved of all or a portion of the amount due and owing under the related retail installment sale contract. Hyundai Motor America entered into an agreement with Walkaway USA, LLC to provide and administer the vehicle return program. If a qualifying customer returns a vehicle in accordance with the terms of the program, Walkaway USA, LLC will prepay the related receivable up to a maximum benefit of $7,500. The customer must have made at least two of the scheduled payments required under the retail installment sales contract and be current on payments. Although all eligible retail installment sale contracts purchased by HCA from participating dealers for the financing of Hyundai vehicles are covered under this program, HCA did not change its origination, purchasing, underwriting or servicing policies to take into account the benefits of the program, if any, for retail installment sale contracts covered under the program. There can be no assurance that an obligor will pursue a claim, or satisfy the requirements for making a claim, under the program. In addition, in the event that Walkaway USA, LLC were to fail to perform its obligations under the program, it is possible that obligors who otherwise qualify for a benefit under the program will be unwilling or unable to make further payments with respect to the related receivable and, as a result, amounts received by the issuing entity with respect to the related receivables may be reduced or delayed. Approximately 36% of the statistical pool balance consists of receivables that are eligible for the program.

HYUNDAI ASSURANCE TRADE-IN VALUE GUARANTEE PROGRAM

In May 2011, Hyundai Motor America launched the Hyundai Assurance Trade-In Value Guarantee program under which all new Hyundai vehicles sold at participating Hyundai dealers on or after May 1, 2011 are eligible. At the time of purchase, Hyundai customers are provided with an assessment of the vehicle’s future value for months 24 through 48 of ownership, based on an independent source. When customers return to purchase a new Hyundai vehicle during months 24 through 48 of ownership, they can trade in their qualifying vehicle towards the purchase of a new Hyundai vehicle.  At the time of trade-in, the customer’s vehicle will be assessed to determine the current market value. This current market value will then be compared to the guaranteed value.  If the vehicle is worth less than the guaranteed value, the applicable dealer will credit the customer for the higher guaranteed trade-in value, less any applicable mileage charges or damage costs, so long as the vehicle is financed with Hyundai Capital America.   Approximately 15% of the statistical pool balance consists of receivables that are eligible for the program.

THE NOTES

The following information summarizes material provisions of the Notes and the indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related indenture set forth in the accompanying prospectus, to which you should refer. See “Description of the Notes” and “Description of the Indenture” in the accompanying prospectus.

General

The Notes will be issued pursuant to the terms of the indenture to be dated as of the Closing Date between the issuing entity and the indenture trustee for the benefit of the Noteholders. HCA will file a copy of the indenture with the Securities and Exchange Commission after HCA issues the Notes. Holders of the Notes will have the right to receive payments made with respect to the Receivables and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture.  Citibank, N.A. will be the indenture trustee. You may contact the indenture trustee at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Global Transaction Services - Hyundai Auto Receivables Trust 2011-C, or by calling (800) 422-2066.

All payments required to be made on the Notes will be made monthly on the 15th day of each month or, if that day is not a Business Day, then the next Business Day (a “Payment Date”), beginning November 15, 2011.

The indenture trustee will distribute principal and interest on each Payment Date to holders in whose names the Notes were registered at the latest record date.

The original principal amount, interest rate and Final Scheduled Maturity Date for each class of the Notes are set forth on the cover page to this prospectus supplement. The permissible denominations of the Notes are set forth above in “Summary of Terms—The Offered Notes.”

Payments of Interest

Interest on the outstanding principal amount of the classes of the Notes will accrue at the respective per annum interest rates set forth on the cover of this prospectus supplement (each, an “Interest Rate”) and will be payable to the Noteholders on each Payment Date, commencing November 15, 2011.

Interest on the outstanding principal amount of Class A-1 Notes will accrue at the related Interest Rate from and including the most recent Payment Date on which interest has been paid (or from and including the Closing Date with respect to the first Interest Period) to but excluding the current Payment Date. Interest on the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes will accrue at the related Interest Rate from and including the 15th day of the previous month (or from and including the Closing Date with respect to the first Interest Period) to but excluding the 15th day of the current calendar month.

Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related Interest Period divided by 360, and interest on the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued but not paid on any Payment Date will be due on the next Payment Date, together with interest on that amount at the applicable Interest Rate, to the extent lawful. Interest payments on the Notes will generally be made from Available Amounts and from amounts on deposit in the Reserve Account, after the Servicing Fee and unreimbursed Advances have been paid.

Under specified circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Payment Date, in which case the holders of the Notes will receive the aggregate amount available to be distributed in respect of interest on the Notes in the order of priority set forth below under “—Payment of Distributable Amounts.”  To the extent a holder of Notes does not receive the entire amount of interest payable to such holder on any Payment Date, the amount of interest not paid to such holder, together with interest on such amount at the applicable Interest Rate, to the extent lawful, will be payable on the next Payment Date.

Payments of Principal

The issuing entity will generally make principal payments to the Noteholders on each Payment Date in an amount equal to the Principal Distribution Amount.

The issuing entity will pay principal of the Notes from funds on deposit in the Collection Account including amounts, if any, from the Reserve Account, in accordance with the priorities described below under “—Payment of Distributable Amounts.”

Payments of the Principal Distribution Amount will generally be made on each Payment Date in the following order of priority:

•	to the Class A-1 Notes until paid in full;

•	to the Class A-2 Notes until paid in full;

•	to the Class A-3 Notes until paid in full;

•	to the Class A-4 Notes until paid in full; and

•	to the Certificateholder, any remaining amounts.

The actual Payment Date on which the outstanding principal amount of any class of Notes is paid in full may be significantly earlier than its Final Scheduled Maturity Date based on a variety of factors.

If the principal amount of a class of Notes has not been paid in full on or prior to its Final Scheduled Maturity Date, the Principal Distribution Amount for that Payment Date will, to the extent the remaining Available Amounts are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of Notes to zero on that Payment Date.  We refer you to “—Payment of Distributable Amounts” below.

Event of Default Payment Priority

Following the occurrence and during the continuation of an event of default described in the first, second and fifth bullets under “Description of the Indenture—Events of Default Under the Indenture; Rights Upon Event of Default” in the accompanying prospectus that has resulted in an acceleration of the Notes, and upon the liquidation of the Receivables after any event of default, the priority of payments changes. In particular, after required payments to the trustees and the servicer, payments will generally be made on the Notes on each Payment Date in the following order of priority:

•	to interest on the Notes ratably;

•	to the principal amount of the Class A-1 Notes until such principal amount is paid in full;

•	to the principal amount of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, ratably, until such principal amount is paid in full; and

•	to the Certificateholder, any remaining amounts.

Optional Prepayment

If the servicer exercises its option to purchase on any Payment Date the Receivables when the Pool Balance declines to 5% or less of the Pool Balance as of the Cut-off Date, the holders of the outstanding Notes will receive an amount in respect of the Notes equal to the outstanding principal amount of the Notes, together with accrued but unpaid interest at the related Interest Rate (each such payment, a “Redemption Payment”). The Pool Balance on any Payment Date will equal the aggregate Principal Balance of the Receivables at the end of the related Collection Period, after giving effect to all payments of principal received from Obligors and Purchased Amounts (for this purpose, Liquidated Receivables will have a Principal Balance of zero). To exercise the option, the servicer must deposit the Redemption Payment into the Collection Account. The issuing entity is not obligated to pay any redemption premium or make-whole amount.

Payments on the Notes

On or before the second Business Day prior to each Payment Date, the servicer will inform the owner trustee, the indenture trustee and the depositor (with a copy to the Hired Agencies) in writing (the “Servicer’s Certificate”) of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the servicer and the Servicing Fee and other servicing compensation payable to the servicer, in each case with respect to the immediately preceding Collection Period. In addition, the Servicer’s Certificate will set forth the following:

1.	Available Amounts;

2.	Noteholders’ interest distribution;

3.	Principal Distribution Amount;

4.	the amount to be distributed to the Noteholders; and

5.	any other information that the indenture trustee is required to deliver to Noteholders in the statement described below under “—Reports by the Indenture Trustee to the Noteholders.”

The indenture trustee will make payments to the Noteholders from the Collection Account based solely on the Servicer’s Certificate. The amounts to be distributed to the Noteholders will be determined in the manner described below under the heading “—Payment of Distributable Amounts.”

Reports by the Indenture Trustee to the Noteholders

On or before each Payment Date, the servicer shall provide to the indenture trustee (with a copy to each Hired Agency) for the indenture trustee to make available to each Noteholder of record as of the most recent record date a statement setting forth at least the following information as to the securities to the extent applicable:

•	the amount of collections received with respect to the Receivables during the related Collection Period and allocable to principal allocable to each class of Notes on such Payment Date;

•	the amount of collections received with respect to the Receivables during the related Collection Period and allocable to interest allocable to each class of Notes on such Payment Date;

•
the outstanding amount of each class of Notes and the note factor for each such class as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under the first bullet point above;

•	the amount of the Servicing Fee paid to the servicer and the amount of any fees payable to the owner trustee, or the indenture trustee with respect to the related Collection Period;

•	the aggregate amounts of realized losses, if any, with respect to the related Collection Period;

•	the balance of the Reserve Account on the related Payment Date after giving effect to deposits and withdrawals to be made on such Payment Date, if any;

•	the Pool Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under the first bullet above;

•	the amount of any deposit to the Reserve Account and the amount and application of any funds withdrawn from the Reserve Account, in each case with respect to such Payment Date;

•	the aggregate principal balance of all Receivables that became Liquidated Receivables or Purchased Receivables during the related Collection Period;

•	delinquency information as to the Receivables as of the last day of the related Collection Period;

•	any Available Amounts Shortfall after giving effect to payments on such Payment Date, and any change in such amounts from the preceding statement;

•	the aggregate Purchased Amounts for Receivables, if any, that were purchased during or with respect to such Collection Period;

•	the aggregate Principal Balance and number of all Receivables with respect to which the related Financed Vehicle was repossessed;

•	the aggregate Principal Balance and number of Receivables with respect to which the servicer granted an extension;

•	the Yield Supplement Overcollateralization Amount for the next Collection Period;

•
any material change in practices with respect to charge-offs, collection and management of delinquent Receivables, and the effect of any grace period, re-aging, re-structuring, partial payments or other practices on delinquency and loss experience;

•	any material modifications, extensions or waivers to Receivables, terms, fees, penalties or payments during such Collection Period;

•	any material breaches of representations, warranties or covenants contained in the Receivables;

•	any new issuance of notes or other securities backed by the Receivables;

•	any material change in the underwriting, origination or acquisition of Receivables; and

•	any amounts distributed to the Certificateholder.

The indenture trustee may make any statements that it is required to provide to the Noteholders, including, without limitation, all information as may be required to enable each Noteholder to prepare its respective federal and state income tax returns (or additional files containing the same information in an alternative format), via its internet web site (initially located at http://www.sf.citidirect.com). The indenture trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the Noteholders and the indenture trustee shall provide timely and adequate notification to the Noteholders regarding any such changes; provided, however, that the indenture trustee will also mail copies of any such statements to any Noteholder who provides a written request therefor. If required by TIA Section 313(a), within 60 days after each March 31, beginning in 2012, the indenture trustee for each series of Notes will be required to mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a).

The depositor and the issuing entity will file with the SEC all required annual reports on Form 10-K, periodic reports on Form 10-D and reports on Form 8-K.  For so long as such filings and amendments to those filings will be publicly available at the SEC’s website at http://www.sec.gov, the indenture trustee will not make available at its website address set forth in the preceding paragraph any of such issuing entity’s filings.  The servicer will provide electronic or paper copies of such filings and other reports free of charge upon request.

Payment of Distributable Amounts

Prior to each Payment Date, except as set forth above under “The Notes—Event of Default Payment Priority”, the servicer will calculate the amount to be distributed to the Noteholders. On each Payment Date, the servicer will allocate amounts on deposit in the Collection Account with respect to the related Collection Period as described below and will instruct the indenture trustee in its Servicer’s Certificate to make the following payments and distributions from Available Amounts on deposit in the Collection Account and amounts withdrawn from the Reserve Account, in the following amounts and order of priority:

1.	to the servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods, and unreimbursed Advances;

2.	to the Noteholders:

•
the aggregate amount of interest accrued for the related Interest Period on each of the Notes at their respective interest rates on the principal amount outstanding as of the preceding Payment Date after giving effect to all payments of principal to the Noteholders on the preceding Payment Date; and

•
the excess, if any, of the amount of interest payable to the Noteholders on prior Payment Dates over the amounts actually paid to the Noteholders on those prior Payment Dates, plus interest on that shortfall to the extent permitted by law;

3.	to the Noteholders, the Principal Distribution Amount, if any;

4.	to the Reserve Account, from Available Amounts remaining, the amount necessary to cause the amount on deposit in that account to equal the Reserve Account Required Amount;

5.
to the indenture trustee and owner trustee, any accrued and unpaid Trust Expenses, in each case to the extent such expenses have not been previously paid by the servicer and to the securities intermediary, any accrued and unpaid indemnification expenses owed to it; and

6.	to the Certificateholder, all remaining funds.

The Principal Distribution Amount will be allocated among the Notes as described above under “—Payments of Principal.” Amounts deposited into the Reserve Account will be available to make payments on the subsequent Payment Dates to the extent of amounts on deposit therein and as provided under “Credit Enhancement—Reserve Account” below. Amounts distributed to the Certificateholder will not be available in later periods to make payments on Notes or to fund chargeoffs or the Reserve Account.

For the purposes of this prospectus supplement, the following terms will have the following respective meanings:

“Adjusted Pool Balance” means, with respect to any Payment Date, the Pool Balance as of the end of the previous Collection Period less the Yield Supplement Overcollateralization Amount with respect to such Payment Date.

“Interest Period” means:

•
with respect to the Class A-1 Notes, the period from and including the most recent Payment Date on which interest has been  paid (or, in the case of the first Interest Period, the Closing  Date) to but excluding the current Payment Date; and

•
with respect to the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, the period from and including the 15th day of the previous calendar month (or, in the case of the first Interest Period, from and including the Closing Date) to but excluding the 15th day of the current  calendar month.

“Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to the excess, if any, of (i) the aggregate outstanding principal amount of the Notes immediately preceding such Payment Date over (ii)(a) the Adjusted Pool Balance as of the last day of the related Collection Period minus (b) the Target Overcollateralization Amount with respect to such Payment Date; provided, however, that the Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the Notes on such Payment Date.

“Target Overcollateralization Amount” means, with respect to any Payment Date, the greater of (a) 11.50% of the Adjusted Pool Balance, minus the Reserve Account Required Amount on such Payment Date and (b) 2.00% of the Adjusted Pool Balance as of the Cut-off Date. Notwithstanding the foregoing, the Target Overcollateralization Amount shall not exceed the Adjusted Pool Balance on such Payment Date.

See “Risk Factors” herein and in the accompanying prospectus for a discussion of certain factors that could impact timing or amount of payments on your Notes.

CREDIT ENHANCEMENT

The protection afforded to the Noteholders will be effected by the establishment of the Reserve Account, the yield supplement overcollateralization amount, overcollateralization (in addition to the yield supplement overcollateralization amount) and the subordination of the Certificateholder’s right to receive excess interest.

Reserve Account

On the Closing Date, the issuing entity will establish a separate account (the “Reserve Account”) and will make a deposit thereto of an amount equal to $4,324,531.18. The Reserve Account shall be held by the indenture trustee for so long as it is an Eligible Institution and will be pledged to the indenture trustee for the benefit of the Noteholders. Amounts on deposit in the Reserve Account will be invested as provided in the sale and servicing agreement in Eligible Investments.

The “Reserve Account Required Amount” with respect to any Payment Date will be 0.50% of the Adjusted Pool Balance as of the Cut-off Date. However, in no event will the Reserve Account Required Amount be more than the then outstanding principal amount of the Notes. As of any Payment Date, the amount of funds actually on deposit in the Reserve Account may, in certain circumstances, be less than the Reserve Account Required Amount.

The servicer may, from time to time after the date of this prospectus supplement, notify each Hired Agency that it wishes to apply a formula for determining the Reserve Account Required Amount that is different from these described above or change the manner by which the Reserve Account is funded.  If the servicer provides such notice in writing to each Hired Agency and each Hired Agency provides written confirmation that the application of such formula or such change will not result in a reduction, withdrawal or down-grade of the then-current rating of each class of Notes and the servicer delivers an officer’s certificate to the indenture trustee to the effect that the issuing entity has received written confirmation from each Hired Agency that the application of such formula or such change will not result in a reduction, withdrawal or down-grade of the then-current rating of each class of Notes (upon receipt of which officer’s certificate the indenture trustee shall have no obligation to verify the content thereof and no liability as a result of its reliance thereon), then the Reserve Account Required Amount will be determined in accordance with the new formula or, if applicable, the manner in which the Reserve Account is funded will change accordingly. The sale and servicing agreement will accordingly be amended, without the consent of any Noteholder, to reflect the new calculation.

Except as set forth below, all amounts on deposit in the Reserve Account on any Payment Date will be available to the extent of any Available Amounts Shortfall on such Payment Date. Upon the occurrence of certain events specified in the sale and servicing agreement, all amounts in the Reserve Account will be deposited into the Collection Account and used to make payments of principal of the Notes. On each Payment Date, amounts on deposit in the Reserve Account in excess of the Reserve Account Required Amount shall be paid to the Certificateholder. The Noteholders will have no further interest in or rights with respect to any amounts so released from the Reserve Account.

Amounts held from time to time in the Reserve Account will be held for the benefit of the Noteholders. Except as set forth below, on each Payment Date, funds will be withdrawn from the Reserve Account to the extent the Total Required Payment for such Payment Date exceeds the Available Amounts for such Payment Date and will be deposited in the Collection Account for distribution to the Noteholders or the servicer, in the priority set forth under “The Notes─Payment of Distributable Amounts.”

Funds in the Reserve Account may be invested in Eligible Investments that will not mature prior to the next Payment Date upon satisfaction of the Rating Agency Condition. These Eligible Investments will not be sold to cover any shortfalls that occur on a Payment Date.

None of the Noteholders, the indenture trustee, the owner trustee or the Certificateholder will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Payment Date to make full distributions to the Noteholders.

Overcollateralization

On the Closing Date, the Adjusted Pool Balance will exceed the initial principal amount of the Notes of all classes by $64,906,236.09, which is approximately 7.50% of the Adjusted Pool Balance as of the Cut-off Date.  This excess represents overcollateralization (excluding, for this purpose, the Yield Supplement Overcollateralization Amount, which if included, would mean that as of the Closing Date, the Pool Balance will exceed the initial principal amount of the Notes by approximately 10.47% (as a percent of the initial principal amount of the Notes)).  The level of overcollateralization is required to increase to, and thereafter be maintained at, a target level equal to the Target Overcollateralization Amount. The Target Overcollateralization Amount will be available to absorb losses on the Receivables. The overcollateralization will provide credit enhancement since Receivables in excess of the aggregate principal amount of the Notes will support such Notes. The servicer may, from time to time after the date of this prospectus supplement, notify each Hired Agency 10 business days in advance of such action (or such shorter time period as may be agreed to by each Hired Agency) that it wishes to apply a formula for determining the Target Overcollateralization Amount that is different from the formula described above.  If the servicer provides such notice in writing to each Hired Agency and each Hired Agency provides written confirmation or notice that the application of such formula or such change will not result in a reduction, withdrawal or down-grade of the then-current rating of each class of Notes and  the servicer delivers an officer’s certificate to the indenture trustee stating that the issuing entity has  received written confirmation or notice from each Hired Agency that the use of such new formula will not result in a reduction, withdrawal or down-grade of the then-current rating of each class of Notes, the Target Overcollateralization Amount will be determined in accordance with the new formula. The sale and servicing agreement will accordingly be amended, without the consent of any Noteholder, to reflect the new calculation.

YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT

On the Closing Date, in addition to the Overcollateralization Amount, there will be an initial Yield Supplement Overcollateralization Amount in the amount of $18,829,697.02, which is approximately 2.13% of the aggregate Principal Balance of the Receivables as of the Cut-off Date. The Yield Supplement Overcollateralization Amount will decline on each Payment Date. The Yield Supplement Overcollateralization Amount is intended to compensate for the low APRs on some of the Receivables by decreasing the portion of collections on the Receivables that are allocated to principal payments on the Notes (which results in a greater portion of collections being available to pay interest on the Notes).

With respect to any Payment Date, the “Yield Supplement Overcollateralization Amount” is the amount specified below with respect to that Payment Date:

Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$18,829,697.02
November 2011	$17,757,836.48
December 2011	$17,028,061.82
January 2012	$16,313,889.50
February 2012	$15,615,406.54
March 2012	$14,932,700.36
April 2012	$14,265,857.94
May 2012	$13,614,965.60
June 2012	$12,980,110.87
July 2012	$12,361,381.70
August 2012	$11,758,867.44
September 2012	$11,172,655.29

Payment Date	Yield Supplement Overcollateralization Amount
October 2012	$10,602,833.55
November 2012	$10,049,488.60
December 2012	$9,512,705.52
January 2013	$8,992,572.27
February 2013	$8,489,169.25
March 2013	$8,002,578.32
April 2013	$7,532,876.29
May 2013	$7,080,125.23
June 2013	$6,644,382.93
July 2013	$6,225,677.05
August 2013	$5,824,047.74
September 2013	$5,439,545.40
October 2013	$5,072,246.94
November 2013	$4,722,220.97
December 2013	$4,389,523.17
January 2014	$4,074,168.61
February 2014	$3,776,073.04
March 2014	$3,495,125.80
April 2014	$3,231,071.32
May 2014	$2,983,447.91
June 2014	$2,751,108.77
July 2014	$2,531,808.43
August 2014	$2,323,304.05
September 2014	$2,124,715.55
October 2014	$1,936,079.10
November 2014	$1,757,443.33
December 2014	$1,588,849.41
January 2015	$1,430,329.95
February 2015	$1,281,887.97
March 2015	$1,143,489.25
April 2015	$1,015,053.08
May 2015	$896,453.46
June 2015	$787,326.41
July 2015	$687,029.32
August 2015	$594,870.63
September 2015	$510,602.19
October 2015	$434,248.32
November 2015	$365,834.23
December 2015	$305,361.37
January 2016	$252,760.80
February 2016	$207,677.26
March 2016	$169,637.32
April 2016	$138,147.22
May 2016	$112,727.09
June 2016	$92,508.58
July 2016	$75,949.19
August 2016	$61,578.51
September 2016	$48,849.21
October 2016	$37,727.92

Payment Date	Yield Supplement Overcollateralization Amount
November 2016	$28,194.97
December 2016	$20,218.79
January 2017	$13,753.20
February 2017	$8,705.93
March 2017	$4,972.47
April 2017	$2,430.56
May 2017	$909.65
June 2017	$184.81
July 2017	$10.04
August 2017 (and thereafter)	$0.00

The Yield Supplement Overcollateralization Amount has been calculated for each Payment Date as the sum of the amount for each Receivable equal to the excess, if any, of (x) the scheduled payments due on that Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the APR of that Receivable over (y) the scheduled payments due on the Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at a discount rate equal to the greater of the APR of that Receivable and 4.50%. For purposes of the preceding definition, future scheduled payments on the Receivables are assumed to be made on their scheduled due dates without any delay, defaults or prepayments.

ADVANCES

The servicer may elect to make a payment with respect to the aggregate amount of interest to be paid by obligors, with respect to the Receivables, during the related Collection Period that remained unpaid at the end of such Collection Period. The servicer has not made such advances historically but retains the right to do so in the future.  We refer to such a payment herein as an advance. The servicer shall not make an advance with respect to any Defaulted Receivable. Advances made by the servicer with respect to any Receivable shall be repaid from available amounts in the Collection Account and any amounts available from the Reserve Account. The servicer will not charge interest on amounts advanced. Advances are designed to increase the likelihood of timely payment of amounts due on the Notes by providing additional amounts to be available for distributions although such Advances must be reimbursed.

THE CERTIFICATE

The issuing entity will issue the Certificate, which represents the residual interest in the issuing entity and is not offered hereby, under the trust agreement. The Certificate will be in definitive form and payments on the Certificate will be subordinated to payments on the Notes as set forth above under “The Notes—Payment of Distributable Amounts.”  The depositor will initially retain the Certificate.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

The description of the terms of the indenture, the sale and servicing agreement, the receivables purchase agreement and the trust agreement in this prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such agreements. Forms of such agreements have been filed as exhibits to the Registration Statement. Copies of the final signed agreements will be filed with the SEC following the issuance of the Notes. Any description of such agreements in this prospectus supplement supplements the description of the general terms and provisions of such agreements set forth in the accompanying prospectus, to which description reference is hereby made.

Accounts

With respect to the issuing entity, the servicer will establish and maintain with the indenture trustee a Collection Account, in the name of the indenture trustee for the benefit of the Noteholders, into which payments made on or with respect to the related Receivables and amounts released from the Reserve Account will be deposited for payment to the Noteholders. The servicer will also establish and will maintain with the indenture trustee the Reserve Account in the name of the indenture trustee for the benefit of the Noteholders.

The servicer will deposit all amounts received during a Collection Period into the Collection Account on the second Business Day following receipt thereof. However, so long as the Monthly Remittance Condition is satisfied, the servicer may retain such amounts received during a Collection Period until one Business Day prior to the related Payment Date. The “Monthly Remittance Condition” will be satisfied if (i) HCA or one of its affiliates is the servicer, (ii) no servicer termination event has occurred and is continuing and (iii) HCA has a short-term debt rating of at least “Prime-1” from Moody’s and at least “F1” from Fitch. Notwithstanding the foregoing, the servicer may remit Collections to the Collection Account on any other alternate remittance schedule (but not later than one Business Day prior to the related Payment Date) if each Hired Agency, after having been given notice of the alternate remittance schedule, does not notify the issuing entity or the indenture trustee in writing that use of the alternative remittance schedule will result in the qualification, reduction or withdrawal of the then-current rating on each class of Notes. Pending deposit into the Collection Account, Collections may be used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

Funds in the Collection Account and the Reserve Account (collectively, the “Accounts”) will be invested by the indenture trustee as directed by the servicer and as provided in the sale and servicing agreement in Eligible Investments. Eligible Investments are generally limited to investments acceptable to the relevant Hired Agency rating the Notes as being consistent with the rating of the Notes, including obligations of the servicer and its affiliates, to the extent consistent with that rating. Except as described below, Eligible Investments are limited to obligations or securities that mature on or before the next Payment Date. However, upon satisfaction of the Rating Agency Condition,  with respect to such investments, funds in any Account may be invested in obligations or securities that will not mature prior to the next Payment Date with respect to those Notes and will not be sold to meet any shortfalls.  Thus, the amount of cash in the Accounts at any time may be less than the balance of the Accounts. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in Collections on the related Receivables exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts paid to the related Noteholders or Certificateholder could result, which could, in turn, increase the average life of the Notes. Investment earnings on funds deposited in the Collection Account, net of losses and investment expenses, shall be released to the servicer on each Payment Date and shall be the property of the servicer.

The Accounts will be maintained with the indenture trustee so long as it is an “Eligible Institution”, which is:

(a)	a depository institution or trust company

(i)
whose commercial paper, short-term unsecured debt obligations or other short-term deposits are rated “Prime-1” by Moody’s and “F1+” by Fitch, if the deposits are to be held in the account for 30 days or less, or

(ii)	whose long-term unsecured debt obligations are rated at least “Aa3” by Moody’s and “AA-” by Fitch, if the deposits are to be held in the account more than 30 days, or

(b)
a segregated trust account or accounts maintained in the trust department of a federal or state-chartered depository institution having a combined capital and surplus of at least $50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), or

(c)	any other institution with respect to which the Rating Agency Condition shall be satisfied.

If the indenture trustee ceases to be an Eligible Institution, then the servicer will, with the assistance of the indenture trustee as may be necessary, cause each Account to be moved to an Eligible Institution.

Servicing Procedures

The servicer will be authorized to grant, in accordance with its customary servicing practices, rebates, deferrals, amendments, modifications, adjustments or extensions with respect to a Receivable. However, if the servicer extends the maturity of a Receivable beyond the last day of the Collection Period prior to the Final Scheduled Maturity Date of the Notes or reduces the APR or unpaid principal balance with respect to any Receivable other than as required by applicable law, the servicer will be obligated to purchase such Receivable.

Servicing Compensation

The Servicing Fee for the calendar month immediately preceding any Payment Date will be an amount equal to the product of (1) 1.00% per annum; (2) one-twelfth (or, in the case of the first payment date, the number of days beginning with the day following the Cut-off date to and including the last day of the first collection period (assuming 30 day months), divided by 360); and (3) the aggregate principal balance of the Receivables as of the first day of the related Collection Period (or, in the case of the first Payment Date, the aggregate principal balance of the Receivables as of the Cut-off Date) (the “Servicing Fee”). The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid on each Payment Date solely to the extent of Available Amounts. The servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, extension fees, non-sufficient funds charges and any other administrative fees and expenses or similar charges collected during that Collection Period, plus any investment earnings or interest earned during that Collection Period from the investment of monies on deposit in the Collection Account. The servicer will be paid the Servicing Fee for each Collection Period on the following Payment Date related to that Collection Period. The Servicing Fee will be paid from Available Amounts in accordance with the priority of payments set forth under “The Notes—Payment of Distributable Amounts” in this prospectus supplement.

Net Deposits

The servicer will account to the indenture trustee and to the Noteholders as if all of the foregoing deposits and payments were made individually. The sale and servicing agreement will require the servicer to make all deposits of Collections received to be deposited into the Collection Account on the second Business Day following receipt thereof. However, so long as certain conditions are satisfied pursuant to the sale and servicing agreement, the servicer may retain amounts collected during a Collection Period until one Business Day prior to the related Payment Date. Notwithstanding the foregoing, the servicer may remit Collections to the Collection Account on any other alternate remittance schedule (but not later than the Business Day prior to the related Payment Date), upon satisfaction of the Rating Agency Condition with respect to such remittance schedule.

Optional Purchase

The outstanding Notes will be redeemed in whole, but not in part, on any Payment Date on which the servicer or any successor to the servicer exercises its option to purchase the Receivables (the “clean-up call”). The servicer or any successor to the servicer may purchase the Receivables when the Pool Balance shall have declined to 5% or less of the aggregate outstanding principal balance of the Receivables as of the Cut-off Date. The redemption price for the outstanding Notes will be equal to the unpaid principal amount of the outstanding Notes plus accrued and unpaid interest on the Notes as of the date of the last day of the Collection Period relating to the date of repurchase.

Indemnification by and Limitation of Liability of the Servicer

The sale and servicing agreement provides that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the issuing entity, the depositor, the indenture trustee, the owner trustee, the Noteholders or the Certificateholder, except as provided in the sale and servicing agreement, for taking any action or for refraining from taking any action pursuant to the sale and servicing agreement; except that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of a breach of the sale and servicing agreement or willful misfeasance or bad faith in the performance of the servicer’s duties.

The servicer will indemnify, defend and hold harmless the issuing entity, the owner trustee, the indenture trustee, the depositor, the Noteholders, the Certificateholder and any of the officers, directors, employees or agents of the issuing entity, the owner trustee and the indenture trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such person through, the negligence, misfeasance or bad faith of the servicer in the performance of its duties or by failure to perform its obligations under the sale and servicing agreement or by reason of reckless disregard of its obligations and duties under the sale and servicing agreement.

Removal of Servicer

A default by the servicer under the sale and servicing agreement will include the following (each, a “servicer termination event”) :

(i)
any failure by the servicer to deliver or cause to be delivered any required payment to the related owner trustee or indenture trustee for distribution to the Noteholders, which failure continues unremedied for five Business Days after discovery of that failure by a responsible officer of the servicer or after the receipt by the servicer of notice of that failure;

(ii)
any failure by the servicer to duly observe or perform in any material respect any other covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the Noteholders and the Certificateholder, and which failure continues unremedied for 60 days after discovery of that failure by a responsible officer of the servicer or written notice of that failure is given to the servicer by (A) the owner trustee, (B) the indenture trustee or (C) the holders of the Notes representing not less  than 50% of the aggregate outstanding principal amount of the Notes;

(iii)
if any representation or warranty of the servicer, in its capacity as servicer, shall prove to be incorrect in any material respect as of the time when the same shall have been made and the incorrectness of such representation or warranty has a material adverse effect on the Issuer or the Noteholders and such failure continues unremedied for 90 days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the Noteholders representing not less than 50% of the aggregate outstanding principal amount of the Notes; and

(iv)	the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the servicer;

provided, however, that a delay or failure of performance referred to under clause (i) above for a period of 10 days or clause (ii) or (iii) above for a period of 30 days will not constitute a servicer termination event if such delay or failure was caused by force majeure or other similar occurrence.

The indenture trustee or Noteholders evidencing more than 50% of the voting interests of the Notes may terminate the rights and obligations of the servicer under the sale and servicing agreement upon the occurrence of a servicer termination event. See “Description of the Transaction Documents—Defaults by the Servicer” in the accompanying prospectus. Noteholders evidencing 50% or more of the voting interests of the Notes may also, on behalf of all securityholders, waive any default by the servicer in the performance of its obligations under the sale and servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts as required under the sale and servicing agreement.

Under the circumstances in the first sentence of the preceding paragraph, authority and power shall, without further action, pass to and be vested in the successor servicer appointed by the indenture trustee under the sale and servicing agreement. The successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer in its capacity under the sale and servicing agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than the appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the indenture trustee or the Noteholders from effecting a transfer of servicing. In the event that the indenture trustee and the Noteholders are unable to appoint a successor servicer, the indenture trustee may petition a court of competent jurisdiction to appoint a successor servicer. The indenture trustee may make arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the servicer under the sale and servicing agreement. Notwithstanding termination of the servicer, the servicer shall be entitled to payment of amounts payable to it prior to termination, for services rendered prior to termination.

This servicer may not resign except upon a determination that the performance of its duties are no longer permissible under applicable law. No resignation will become effective until a successor servicer assumes the servicer’s duties under the sale and servicing agreement. Upon notice of a termination or resignation of the servicer, the indenture trustee or Noteholders evidencing 50% or more of the voting interests of the Notes will appoint a successor servicer. If no successor servicer has been appointed within 30 days of resignation or removal, the servicer, as the case may be, may petition any court of competent jurisdiction for such appointment. The original servicer must pay any and all fees and expenses incurred as a result of a transfer of servicing.

FEES AND EXPENSES

Set forth below is a list of all fees and expenses payable on each Payment Date out of Available Amounts and amounts on deposit in the Reserve Account for the related Collection Period.

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution

Servicing Fee(1)
An amount equal to the product of (1) 1.00% per annum; (2) one-twelfth (or, in the case of the first payment date, the number of days beginning with the day following the Cut-off Date to and including the last day of the first collection period (assuming 30 day months), divided by 360); and (3) the aggregate principal balance of the Receivables as of the first day of the related Collection Period (or, in the case of the first Payment Date, the aggregate principal balance of the Receivables as of the Cut-off Date)
		Servicer	Payable prior to payment of principal of and interest on the Notes

Trust Expenses and Securities Intermediary Expenses
To the extent not paid by the servicer (as is required by the transaction documents), any amounts due to the indenture trustee and owner trustee for reimbursement of expenses or in respect of indemnification and to the securities intermediary, any unpaid indemnification expenses owed to it
		Indenture trustee, owner trustee or securities intermediary, as applicable	Prior to an Event of Default or acceleration of the Notes, payable after payments of principal of and interest on the Notes and after any required deposits in the Reserve Account

(1)  The formula for calculating the Servicing Fee may not be changed without an amendment to the sale and servicing agreement as described under “Description of the Transaction Documents—Amendment” in the accompanying prospectus.

AFFILIATED ENTITIES PARTY TO TRANSACTION

The seller/sponsor/servicer/administrator, the depositor and the issuing entity are all affiliated.  A portion of the Receivables purchased by the issuing entity pursuant to the sale and servicing agreement were previously financed through a warehouse financing facility.  See “Overview of HCA Retail Loan Financing Operations—Securitization” and “Use of Proceeds” above.

REPORTS TO BE FILED WITH THE SEC

Filings with the SEC relating to the Notes will be made under both the names of the depositor and the issuing entity, under the SEC file number 333-168518. The reports to be filed with the SEC include the monthly reports to be filed under Form 10-D, annual reports filed under Form 10-K (although annual reports may not be prepared or filed after the first Form 10-K) and current reports filed under Form 8-K. In addition, the registration statement of which this prospectus supplement is a part and any Rule 424 (of the Securities Act of 1933, as amended) prospectuses will also be on file with the SEC. See “The Notes─Reports by the Indenture Trustee to the Noteholders” in this prospectus supplement for a discussion regarding availability of reports filed with the SEC. The reports and the registration statement may be read or copied at the public reference facilities maintained at the SEC’s Public Reference Room, located at 100 F Street N.E., Washington, D.C. 20549. Copies of those documents may be requested upon payment of a duplicating fee, by writing to the SEC. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

LEGAL PROCEEDINGS

There are no current legal proceedings pending, or to the best knowledge of management of such entity, threatened, against the issuing entity, the sponsor, the servicer, the depositor, the owner trustee or the indenture trustee that, if determined adversely to such party, would be expected to have a material adverse effect on the performance of the Notes.

RATINGS

The sponsor expects that the Notes will receive credit ratings from two Hired Agencies.  The ratings of the Notes will address the likelihood of the payment of principal and interest on the Notes according to their terms.  Each Hired Agency rating the Notes will monitor the ratings using its normal surveillance procedures.  Any Hired Agency may change or withdraw an assigned rating at any time.  Any rating action taken by one Hired Agency may not necessarily be taken by the other Hired Agency.  No transaction party will be responsible for monitoring any changes to the ratings on the Notes.

ANNUAL STATEMENTS AS TO COMPLIANCE

The issuing entity will be required to provide an annual officer’s certificate certifying its compliance with the indenture as described above under “Description of the Indenture—Annual Compliance Statement” in the accompanying prospectus. In addition, the servicer will be required to provide an annual officer’s certificate certifying its compliance with the sale and servicing agreement and an annual report by a firm of independent certified public accountants to the effect that servicing has been conducted in compliance with the sale and servicing  agreement, each as described under “Description of the Transaction Documents—Evidence as to Compliance” in the accompanying prospectus to the extent required by Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) (“Regulation AB”) or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.  The servicer is also obligated to annually provide a servicer compliance statement and a certification as to servicing criteria, each of which must be attested to by an accountant, each as described under “Description of the Transaction Documents—Evidence as to Compliance” in the accompanying prospectus to the extent required by Regulation AB. There will not otherwise be any general periodic evidence of the absence of a default or compliance with the terms of the transaction documents.

LEGAL INVESTMENT

Money Market Investment

The Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds under paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended. Rule 2a-7 has been amended recently to include additional criteria for investments by money market funds, some of which have recently been amended, including additional requirements relating to portfolio maturity, liquidity and risk diversification.  If you are a money market fund contemplating a purchase of the Class A-1 Notes, you or your advisor should consider these requirements before making a purchase.

Capital Requirements Directive

European Union Member States have implemented or are in the process of implementing Article 122a of the Capital Requirements Directive 2006/48/EC (as amended by Directive 2009/111/EC) (“Article 122a”) that, among other things, places certain restrictions on the ability of an EU-regulated credit institution to invest in asset-backed securities. Article 122a requires such credit institutions to only invest in asset-backed securities in respect of which the sponsor or originator has disclosed to investors that it will retain a specified minimum net economic interest in the securitization transaction. Prior to investing in an asset-backed security, the credit institution must also be able to demonstrate that it has a comprehensive and thorough understanding of the securitization transaction and its structural features by satisfying the due diligence requirements and ongoing monitoring obligations of Article 122a.

None of the sponsor, the depositor, the underwriters nor any of their respective affiliates is obligated to retain a material net economic interest in the securitization described in this prospectus supplement and the accompanying prospectus or to provide any additional information that may be required to enable a credit institution to satisfy the due diligence and monitoring requirements of Article 122a.

Failure of an EU-regulated credit institution (or any other EU-regulated investor that may become subject to Article 122a) to comply with one or more requirements for an investment in a securitization set forth in Article 122a in any material respect may result in the imposition of a penalty regulatory capital charge on the securities acquired by that credit institution. In addition, Article 122a and any other changes to the regulation or regulatory treatment of asset-backed securities may negatively impact the regulatory position of affected investors and have an adverse impact on the value and liquidity of asset-backed securities such as the notes. Noteholders should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a and the suitability of the notes for investment.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Mayer Brown LLP is of the opinion that, subject to the assumptions and limitations set forth in such opinions, for United States federal income tax purposes:

•	the Notes will be characterized as indebtedness; and

•	the issuing entity will not be classified as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation.

See “Material United States Federal Income Tax Consequences” and the discussion under “Material United States Federal Income Tax Consequences—Net Investment Income” in the accompanying prospectus.

It is anticipated that no class of Notes offered hereunder will be issued with more than a de minimis amount (i.e., 1/4% of the principal amount of a class of notes multiplied by its weighted average life to maturity) of original issue discount (“OID”) (special OID rules would apply, however, to Notes issued with an original issue date to maturity of one year or less.  See “Material United States Federal Income Tax Consequences—United States Holders—Original Issue Discount” in the accompanying prospectus).  If the Notes offered hereunder are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Treasury Regulations, the following general rules will apply.

The excess of the “stated redemption price at maturity” of the Notes offered hereunder (generally equal to their principal amount as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over their original issue price (in this case, the initial offering price at which a substantial amount of the Notes offered hereunder are sold to the public) will constitute OID.  A Noteholder must include OID in income over the term of the Notes under a constant yield method.  In general, OID must be included in income in advance of the receipt of the cash representing that income.  In the case of debt instruments as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience.  If this provision applies to the Notes, the amount of OID which will accrue in any given “accrual period” may either increase or decrease depending upon the accrual prepayment rate.

In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the Notes.  It is unclear whether those provisions would be applicable to the Notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules.  If this provision applies to the Notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate.  In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the Noteholders regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on the assumption used in pricing the Notes offered hereunder.  However, no representation will be made regarding the prepayment rate of the receivables.  See “Weighted Average Life of the Notes” in this prospectus supplement.  Accordingly, Noteholders are advised to consult their own tax advisors regarding the impact of any prepayments under the receivables (and the OID rules) if the Notes offered hereunder are issued with OID.

In the case of a Note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the Note.  Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the Note.  Such income generally is capital gain.  If the Notes are not issued with OID but a United States Holder purchases a Note at a discount greater than the de minimis amount set forth above, such discount will be market discount. Generally, a portion of each principal payment will be treated as ordinary income to the extent of the accrued market discount not previously recognized as income.  Gain on sale of such Note is treated as ordinary income to the extent of the accrued but not previously recognized market discount.  Market discount generally accrues ratably, absent an election to base accrual on a constant yield to maturity basis.

Noteholders should consult their tax advisors with regard to OID and market discount matters concerning their Notes.

In addition to the opinions described above, Mayer Brown LLP is also of the opinion, as to any Notes offered pursuant hereto, that the statements made in this discussion, in addition to the statements made in the discussion under the heading “Material United States Federal Income Tax Consequences” in the accompanying prospectus with respect to those Notes, to the extent such statements constitute matters of law or legal conclusions, are correct in all material respects.  Mayer Brown LLP has not been asked to opine on any other federal income tax matter, and the balance of this discussion together with the sections of the prospectus referred to therein does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter.  For example, the discussion under “Material United States Federal Income Tax Consequences—United States Holders” in the prospectus contains a general summary of the federal income tax consequences relating to the ownership of debt instruments, which summary counsel opines is correct in all material respects as described above; however, that summary does not set forth any opinion as to whether any particular class of Notes will be treated as debt for federal income tax purposes.  Mayer Brown LLP has not been asked to, and does not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the Notes offered hereby.

ERISA CONSIDERATIONS

Subject to the following discussion, the Notes may be acquired by pension, profit-sharing or other employee benefit plans that are governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as any entity holding “plan assets” of any of the foregoing (each a “benefit plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these prohibited transaction rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons and/or the fiduciaries of the benefit plan. In addition, Title I of ERISA requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that acquired Notes if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor and found at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), the assets of the issuing entity would be treated as assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and  none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, it is anticipated that, at the time of their issuance, the Notes should not be treated as an equity interest in the issuing entity for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the Notes for ERISA purposes could change (i.e., they could be treated as equity) if the issuing entity incurs losses or the rating of the Notes changes. The risk of recharacterization is enhanced for subordinate classes of Notes.  Unless the Notes have a current investment grade rating from at least one nationally recognized statistical rating organization, the acquisition of Notes by a benefit plan is prohibited.

However, even if the Notes are treated as debt for purposes of the Plan Assets Regulation, the acquisition or holding of Notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if any of the issuing entity, the seller, the depositor, the sponsor/servicer, the administrator, the underwriters, the owner trustee, the indenture trustee or certain of their affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan. In that event, certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a benefit plan depending in part on the type of plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 84-14, regarding transactions effected by “qualified professional asset managers,” and Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code, each regarding transactions between a benefit plan and a person that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan or being affiliated with such service provider, but only if the benefit plan pays no more, or receives no less, than adequate consideration. However, there can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes.

Additionally, the acquisition or holding of Notes by or on behalf of non-U.S. plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) which are not subject to ERISA or the Code could give rise to liabilities under foreign, federal, state or local law which may be substantially similar to the liabilities imposed by Section 406 of ERISA or Section 4975 of the Code (“Similar Law”).

The Notes should also not be purchased with the assets of a benefit plan if the issuing entity, the depositor, the seller, the sponsor/servicer, the administrator, the underwriters, the indenture trustee, the owner trustee or any of their affiliates is a fiduciary or gives investment advice with respect to such benefit plan or is an employer maintaining or contributing to such benefit plan, unless such purchase and holding of the Notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.

By acquiring a Note (or any interest therein), each purchaser or transferee (and if the purchaser or transferee is a benefit plan, its fiduciary) will be deemed to represent and warrant that either (i) it is not acquiring such Note with the assets of a benefit plan or a non-U.S., governmental or church plan subject to applicable law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code; or (ii) the acquisition and holding of such Note by the purchaser or transferee, throughout the period that it holds such Note is, and will be, eligible for relief under Section 408(b)(17) of ERISA or Section 4975 (d)(20) of the Code, PTCE 90-1, PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 84-14 or another applicable prohibited transaction exemption (or in the case of a non-U.S., governmental or church plan subject to Similar Law, a similar type of exemption or other applicable relief). Benefit plans may not acquire a Note at any time such Note does not have a current investment grade rating from at least one nationally recognized statistical rating organization.

A plan fiduciary considering the purchase of Notes is encouraged to consult its legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

The sale of Notes to a benefit plan is in no respect a representation that this investment meets all the relevant legal requirements with respect to investment by benefit plans generally or by a particular benefit plan, or that this investment is appropriate for benefit plans generally or any particular benefit plan.

The issuing entity is not relying on the underwriter exemption (as discussed in the accompanying prospectus) with regard to the purchase of the Notes by a benefit plan.

See “ERISA Considerations” in the accompanying prospectus.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the Notes, the depositor has agreed to cause the issuing entity to sell to the underwriters, and the underwriters severally have agreed to purchase the Notes, subject to the satisfaction of certain conditions precedent.

Underwriters	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
Citigroup Global Markets Inc.	$•	$•	$•	$•
BNP Paribas Securities Corp.	$•	$•	$•	$•
J.P. Morgan Securities LLC	$•	$•	$•	$•
RBC Capital Markets, LLC	$•	$•	$•	$•
HSBC Securities (USA) Inc.	$•	$•	$•	$•
SMBC Nikko Capital Markets Limited	$•	$•	$•	$•
Total	$180,000,000	$255,000,000	$215,000,000	$150,000,000

The selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of Notes and as an aggregate Dollar amount, shall be as follows:

	Selling Concessions not to exceed	Reallowance not to exceed
Class A-1 Notes	·%	·%
Class A-2 Notes	·%	·%
Class A-3 Notes	·%	·%
Class A-4 Notes	·%	·%

Until the distribution of the Notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Notes. The underwriters may act through one or more of their affiliates when selling securities outside the United States.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional Notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase Notes in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that would adversely affect investors who purchase the offering. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

HCA and the depositor have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act of 1933 (as amended, the “Securities Act”), or contribute to payments which the underwriters may be required to make in respect thereof. The underwriters have agreed to indemnify HCA, the depositor and the issuing entity against specified liabilities, including civil liabilities under the Securities Act, or contribute to payments which HCA, the depositor and the issuing entity may be required to make in respect thereof. In the opinion of the SEC, certain indemnifications are against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the depositor pursuant to the depositor Certificate of Incorporation, By-laws and the Delaware General Corporation Law, the depositor has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates.

As discussed under “Use of Proceeds” above, the seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including “warehouse” debt secured by the Receivables prior to their sale to the issuing entity. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a “warehouse lender”, and may receive a portion of the proceeds as a repayment of the warehouse debt.

The servicer, on behalf of the indenture trustee, may from time to time invest the funds in accounts in Eligible Investments acquired from the underwriters or their affiliates.

The underwriters tell us that they intend to make a market in the Notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the Notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the Notes.

The issuing entity will receive aggregate proceeds of $• from the sale of the Notes after paying the aggregate underwriting discount of $• on the Notes. Additional offering expenses are estimated to be approximately $• and will be paid directly by HCA.  The underwriters have agreed with HCA and the depositor to pay certain legal expenses of counsel to the underwriters incurred in connection with the issuance and distribution of the Notes.

United Kingdom

Each underwriter has represented and agreed that:

(a)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(i)           to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(ii)          to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amendment Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriter; or

(iii)         in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, (i) the expression “an offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State; (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amendment Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State; and (iii) the expression “2010 PD Amendment Directive” means Directive 2010/73/EU.

FORWARD-LOOKING STATEMENTS

This prospectus supplement includes words such as “expects”, “intends”, “anticipates”, “estimates” and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties including, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the issuing entity or the depositor. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The depositor has no obligation to update or revise any such forward-looking statement.

LEGAL OPINIONS

In addition to the legal opinions described in the accompanying prospectus, legal matters relating to the Notes and federal income tax and other matters will be passed upon for the issuing entity by Mayer Brown LLP, and certain other matters relating to the issuance of the Notes will be passed upon for the underwriters by Bingham McCutchen LLP.

GLOSSARY

“APR” of a Receivable means the annual rate of finance charges stated in the related motor vehicle retail installment sales contract.

“Available Amounts” for a Payment Date will equal the sum of the following amounts (without duplication) with respect to the related Collection Period: (i) all Collections on Receivables, (ii) the Purchased Amount of each Receivable that became a Purchased Receivable, (iii) Advances and (iv) Recoveries and amounts paid by the servicer as the redemption price in connection with a clean-up call.

“Available Amounts Shortfall” means the positive difference, if any, of Total Required Payment minus Available Amounts.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of California, Delaware or New York are authorized or obligated by law or executive order to be closed.

“Certificate” means the certificate issued by the issuing entity, which represents the residual interest in the issuing entity and is not offered hereby. The depositor will initially retain the Certificate.

“Certificateholder” means the holder of the Certificate.

“Closing Date” means •.

“Collection Account” means an account, held in the name of the indenture trustee, into which the servicer is required to deposit Collections.

“Collection Period” means each fiscal month of the servicer during the term of the sale and servicing agreement; provided however that the first Collection Period is the period from and including September 17, 2011 through and including October 31, 2011.  With respect to any Payment Date, the “related Collection Period” means the Collection Period preceding the fiscal month in which such Payment Date occurs.

“Collections” means, with respect to any Receivable and to the extent received by the servicer after the Cut-off Date, (i) any monthly payment by or on behalf of the Obligor thereunder, (ii) full or partial prepayment of that Receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the servicer which, in accordance with the customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the Principal Balance of that Receivable; provided, however, that the term “Collections” in no event will include (1) any amounts in respect of any Receivable purchased by the servicer, the seller or the depositor on a prior Payment Date, or (2) any late fees, extension fees, non-sufficient funds charges and any and all other administrative fees or similar charges allowed by applicable law with respect to any Receivable and payable to the servicer.

“Cut-off Date” means close of business on September 16, 2011.

“Defaulted Receivable” means a Receivable (a) with respect to which any payment is unpaid more than sixty (60) days past its original due date or (b) the Obligor of which has suffered an insolvency event.

“Eligible Investments” shall mean any one or more of the following types of investments:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

•
demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by

Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Fitch of F-1+ and from Moody’s of Prime-1;

•
commercial paper (including commercial paper of any affiliate of depositor, the servicer, the indenture trustee or the owner trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from Fitch of F-1+ and from Moody’s of Prime-1;

•
investments in money market funds (including funds for which the depositor, the servicer, the indenture trustee or the owner trustee or any of their respective affiliates is investment manager or advisor) having a rating from Fitch of AAA and from Moody’s of Aaa;

•	banker’s acceptances issued by any depository institution or trust company referred to in the second bullet point above;

•
repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in the second bullet point above; and

•	any other investment with respect to which the Rating Agency Condition is satisfied.

“Final Scheduled Maturity Date” means, for each class of Notes, the respective dates set forth on the cover page of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

“Financed Vehicles” means the vehicles financed by the Receivables.

“Fitch” means Fitch, Inc.

“Hired Agency” means any nationally recognized statistical rating organization hired by the sponsor to assign ratings on the Notes.

 “Liquidated Receivable” means a Receivable with respect to which the earliest of the following shall have occurred:

•	the related Financed Vehicle has been repossessed and liquidated;

•	the related Financed Vehicle has been repossessed in excess of 90 days and has not yet been liquidated;

•	the servicer has determined in accordance with its collection policies that all amounts that it expects to receive with respect to the Receivable have been received; or

•	the end of the Collection Period in which the Receivable becomes more than 120 days past due.

“Liquidation Proceeds” means, with respect to any Liquidated Receivable, all proceeds of the liquidation of such Liquidated Receivable, net of the sum of any out-of-pocket expenses of the servicer reasonably allocated to the auction, repossession, transport, reconditioning and liquidation and any amounts required by law to be remitted or allocated to the account of the Obligor on such Liquidated Receivable.

“Moody’s” means Moody’s Investors Service, Inc.

“Noteholders” means the holders of record of the Notes.

“Notes” means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes.

“Obligors” means persons who obtained installment credit for purchases of Financed Vehicles the terms of which are evidenced by motor vehicle retail installment sale contracts, and any other person obligated to make payments thereunder.

“Pool Balance” means, with respect to any Payment Date, an amount equal to the aggregate Principal Balance of the Receivables at the end of the related Collection Period, after giving effect to all payments of principal received from Obligors and Purchased Amounts to be remitted by the servicer for such Collection Period and reduction to zero of the aggregate outstanding Principal Balance of all Receivables that became Liquidated Receivables during such Collection Period.

“Principal Balance” means, as of any time, for any Receivable, the principal balance of that Receivable as of the last day of the preceding Collection Period under the terms of the Receivable determined in accordance with the customary servicing practices.

“Purchased Amount” means with respect to any Receivable that became a Purchased Receivable, the unpaid principal balance owed by the Obligor thereon plus interest on such amount at the applicable APR to the last day of the Collection Period of repurchase.

“Purchased Receivable” means a Receivable purchased as of the close of business on the last day of a Collection Period by or on behalf of the servicer pursuant to the sale and servicing agreement or by or on behalf of the seller pursuant to the sale and servicing agreement or the receivables purchase agreement.

“Rating Agency Condition” means with respect to any action, that each Hired Agency shall have been given 10 days’ (or such shorter period as shall be acceptable to each Hired Agency) prior notice thereof and that each Hired Agency shall not have notified the issuing entity or the indenture trustee in writing that such action will result in a reduction, withdrawal or down-grade of the then-current rating of each class of notes.

“Receivables Pool” means the pool of Receivables.

“Recoveries” means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect of that Liquidated Receivable (other than Liquidation Proceeds), from whatever source, net of the sum of any amounts expended (and not otherwise reimbursed) by the servicer for the account of the Obligor and any amounts required by law to be remitted or allocated to the account of the Obligor.

“Total Required Payment” means, with respect to any Payment Date, the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, unreimbursed Advances, the accrued and unpaid interest on the Notes, an amount equal to the lesser of (i) the change in the Adjusted Pool Balance during the related Collection Period and (ii) the Principal Distribution Amount, and on or after the Final Scheduled Maturity Date of any class of Notes, an amount necessary to reduce the outstanding principal amount of such class of Notes to zero; provided, however, that following the occurrence and during the continuation of an event of default which has resulted in an acceleration of the Notes, on any Payment Date until the Payment Date on which the outstanding principal amount of all the Notes has been paid in full, the Total Required Payment shall mean the sum of the specified amounts payable to the indenture trustee, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, unreimbursed Advances, the accrued and unpaid interest on the Notes and the amount necessary to reduce the outstanding principal amount of all the Notes to zero.

 “Trust Expenses” means any amounts due to the trustees for reimbursement of expenses or in respect of indemnification.

INDEX OF PRINCIPAL TERMS

2010 PD Amendment Directive	S-66
ABS	S-41
ABS Tables	S-41
Accounts	S-56
Adjusted Pool Balance	S-51
Appendix A	S-41
APR	S-31, S-68
Article 122a	S-61
Available Amounts	S-68
Available Amounts Shortfall	S-68
benefit plan	S-63
Business Day	S-68
Certificate	S-68
Certificateholder	S-68
CFPB	S-15
clean-up call	S-57
Closing Date	S-68
Code	S-63
Collection Account	S-68
Collection Period	S-68
Collections	S-68
covered financial companies	S-14
covered subsidiaries	S-15
Cut-off Date	S-68
Defaulted Receivable	S-68
Dodd-Frank Act	S-14
Eligible Institution	S-56
Eligible Investments	S-68
ERISA	S-63
Exchange Act	S-65
Final Scheduled Maturity Date	S-69
Financed Vehicles	S-69
Fitch	S-69
FSMA	S-1
HCA	S-23
Hired Agencies	S-12
Hired Agency	S-69
HMC	S-29
Interest Period	S-51
Interest Rate	S-47
issuing entity property	S-30
Liquidated Receivable	S-69
Liquidation Proceeds	S-70
Monthly Remittance Condition	S-56
Moody’s	S-70
Noteholders	S-70
Notes	S-70
NRSRO	S-20
Obligors	S-70
OID	S-62
Payment Date	S-47
Plan Assets Regulation	S-63
Pool Balance	S-70
Principal Balance	S-70
Prospectus Directive	S-66
PTCE	S-63
Purchased Amount	S-70
Purchased Receivable	S-70
Rating Agency Condition	S-70
Receivable Pool	S-70
Receivables	S-23
Recoveries	S-70
Redemption Payment	S-48
Regulation AB	S-60
Relevant Implementation Date	S-66
Relevant Member State	S-66
Reserve Account	S-52
Reserve Account Required Amount	S-52
Securities Act	S-65
securitized pool	S-41
servicer termination event	S-58
Servicer’s Certificate	S-48
Servicing Fee	S-57
Similar Law	S-64
Target Overcollateralization Amount	S-51
Total Required Payment	S-70
Trust Expenses	S-71
U.S. Bank	S-26
U.S. Bank Trust	S-26
Weighted Average APR	S-32
Weighted Average FICO	S-32
Weighted Average Life	S-43
Weighted Average Original Term	S-32
Weighted Average Remaining Term	S-32
Yield Supplement Overcollateralization Amount	S-53

APPENDIX A

STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS
SECURITIZATIONS

The information presented in this Appendix A to the extent such information relates to HCA’s experience with respect to its securitized portfolios of retail installment sale contracts established prior to January 1, 2006, is not deemed to be part of this prospectus supplement, the accompanying prospectus or the registration statement.

Characteristics of the Receivables

The retail installment sale contracts in each of HCA’s securitized portfolios consisted of retail installment sale contracts originated by a Dealer in such Dealer’s ordinary course of business and assigned to HCA on or prior to the applicable cut-off date, in accordance with the underwriting procedures described under “Receivables Underwriting and Servicing Procedures” in the accompanying prospectus.  As of the relevant cut-off date, the retail installment sale contracts in the securitized portfolios consisted of the characteristics provided below.

Hyundai Auto Receivables 2006-A (“HART 2006-A”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	March 15, 2006
Cut-off Date	February 4, 2006
	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,000,893,219.27	$920,239,369.13	$65,942,201.05
Number of Receivables	61,913	57,061	3,910
Average Principal Balance Outstanding	$16,166.12	$16,127.29	$16,865.01
Average Original Amount Financed	$17,140.03	$17,091.60	$17,990.78
Original Amount Financed (range)	$2,209.50 to $44,636.75	$2,363.26 to $40,273.79	$3,470.00 to $37,430.29
Outstanding Principal Balances (range)	$2,011.63 to $44,636.75	$2,011.63 to $40,273.79	$2,260.99 to $36,227.10
Weighted Average APR	7.73%	7.64%	8.21%
APR (range)	0.00% to 22.25%	0.00% to 21.75%	0.00% to 21.25%
Weighted Average Original Term	63.63 months	63.52 months	65.43 months
Original Term (range)	12 months to 72 months	12 months to 72 months	12 months to 72 months
Weighted Average Remaining Term	59.94 months	59.91 months	60.79 months
Remaining Term (range)	4 months to 72 months	4 months to 72 months	7 months to 72 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	97.54%	98.50%	95.35%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	2.46%	1.50%	4.65%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	93.27%	99.97%	1.06%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	6.73%	0.03%	98.94%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.00%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	726	729	695
Range of FICO® scores representing approximately 90% of the pool balance (range) (2)(3)(4)	600 to 827	N/A	N/A

The “Weighted Average APR”, “Weighted Average Original Term” and “Weighted Average Remaining Term” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables

State(5)	Percentage of Total Principal Balance
New York	12.21%
Florida	9.02%
California	7.57%
Texas	6.78%
Illinois	5.87%
Pennsylvania	5.09%

Distribution of the HART 2006-A Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	2,571	$41,232,829.56	4.12%
0.01% to 0.99%	93	$1,429,646.03	0.14%
1.00% to 1.99%	2,441	$43,395,001.34	4.34%
2.00% to 2.99%	364	$5,229,350.06	0.52%
3.00% to 3.99%	638	$10,917,210.66	1.09%
4.00% to 4.99%	1,099	$16,088,540.30	1.61%
5.00% to 5.99%	7,624	$110,187,342.59	11.01%
6.00% to 6.99%	12,220	$195,226,378.28	19.51%
7.00% to 7.99%	11,384	$190,302,033.20	19.01%
8.00% to 8.99%	10,473	$177,454,898.56	17.73%
9.00% to 9.99%	4,545	$81,949,044.01	8.19%
10.00% to 10.99%	1,950	$34,303,710.22	3.43%
11.00% to 11.99%	1,243	$18,680,805.97	1.87%
12.00% to 12.99%	512	$7,631,082.85	0.76%
13.00% to 13.99%	421	$5,538,099.16	0.55%
14.00% to 14.99%	286	$3,785,891.78	0.38%
15.00% to 15.99%	653	$9,293,630.22	0.93%
16.00% to 16.99%	814	$11,246,112.74	1.12%
17.00% to 17.99%	1,185	$18,475,266.95	1.85%
18.00% to 18.99%	435	$5,824,408.22	0.58%
19.00% to 19.99%	150	$1,801,611.83	0.18%
20.00% to 20.99%	774	$10,587,393.81	1.06%
21.00% to 21.99%	37	$303,760.83	0.03%
22.00% and over	1	$9,170.1	0.00%
Total(6)	61,913	$1,000,893,219.27	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available.
(4)
Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables) exceeds 827 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the applicable receivables) falls below 600.

(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

Hyundai Auto Receivables 2006-B (“HART 2006-B”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	November 3, 2006
Cut-off Date	September 30, 2006

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,000,174,222.94	$884,121,351.32	$101,878,119.04
Number of Receivables	57,711	51,365	5,488
Average Principal Balance Outstanding	$17,330.74	$17,212.53	$18,563.80
Average Original Amount Financed	$18,604.95	$18,477.00	$19,936.76
Original Amount Financed (range)	$2,835.17 to $44,184.72	$2,835.17 to $41,440.16	$3,020.72 to $40,498.17
Outstanding Principal Balances (range)	$2,000.00 to $42,053.57	$2,000.00 to $41,176.00	$2,017.19 to $39,363.12
Weighted Average APR	8.66%	8.64%	8.30%
APR (range)	0.00% to 23.25%	0.00% to 23.25%	0.00% to 21.25%
Weighted Average Original Term	65.66 months	65.6 months	66.29 months
Original Term (range)	12 months to 72 months	12 months to 72 months	24 months to 72 months
Weighted Average Remaining Term	60.51 months	60.5 months	60.9 months
Remaining Term (range)	5 months to 72 months	5 to 72 months	12 months to 72 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	97.82%	98.60%	97.36%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	2.18%	1.40%	2.64%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	89.62%	99.96%	0.84%
Percentage of Receivables Financed through Kia Dealers (6)(by Principal Balance of Receivables)	10.38%	0.04%	99.16%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.00%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	701	702	701
Range of FICO® scores representing approximately 90% of the pool balance (range) (2)(3)(4)	574 to 822	N/A	N/A

The “Weighted Average APR”, “Weighted Average Original Term” and “Weighted Average Remaining Term” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables

State(5)	Percentage of Total Principal Balance
New York	12.69%
Florida	9.87%
Texas	6.62%
Maryland	6.16%

Distribution of the HART 2006-B Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	1,616	$36,722,549.17	3.67%
0.01% to 0.99%	70	$1,426,558.64	0.14%
1.00% to 1.99%	824	$14,869,476.81	1.49%
2.00% to 2.99%	3,271	$61,970,879.24	6.20%
3.00% to 3.99%	2,771	$50,554,904.23	5.05%
4.00% to 4.99%	1,710	$34,228,716.36	3.42%
5.00% to 5.99%	2,058	$38,192,648.39	3.82%
6.00% to 6.99%	5,823	$84,747,406.04	8.47%
7.00% to 7.99%	8,755	$141,351,483.30	14.13%
8.00% to 8.99%	7,210	$122,531,285.88	12.25%
9.00% to 9.99%	5,066	$90,366,875.34	9.04%
10.00% to 10.99%	3,675	$67,855,612.36	6.78%
11.00% to 11.99%	2,770	$49,227,523.36	4.92%
12.00% to 12.99%	3,486	$60,092,366.13	6.01%
13.00% to 13.99%	3,760	$70,567,671.42	7.06%
14.00% to 14.99%	679	$12,814,145.04	1.28%
15.00% to 15.99%	679	$10,853,226.04	1.09%
16.00% to 16.99%	663	$9,554,640.35	0.96%
17.00% to 17.99%	1,283	$21,085,234.72	2.11%
18.00% to 18.99%	404	$5,503,499.18	0.55%
19.00% to 19.99%	173	$2,069,532.95	0.21%
20.00% to 20.99%	900	$12,857,331.72	1.29%
21.00% to 21.99%	63	$710,159.85	0.07%
22.00% to 22.99%	1	$11,114.38	0.00%
23.00% and over	1	$9,382.04	0.00%
Total(6)	57,711	$1,000,174,222.94	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available.
(4)
Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables) exceeds 822 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the applicable receivables) falls below 574.

(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

Hyundai Auto Receivables 2007-A (“HART 2007-A”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	September 28, 2007
Cut-off Date	August 18, 2007

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$966,593,567.98	$853,271,917.63	$89,594,861.85
Number of Receivables	53,688	47,292	5,007
Average Principal Balance Outstanding	$18,003.90	$18,042.63	$17,893.92
Average Original Amount Financed	$19,136.01	$19,160.41	$19,285.61
Original Amount Financed (range)	$2,503.90 to $52,200.00	$2,503.90 to $48,639.63	$3,821.50 to $42,337.99
Outstanding Principal Balances (range)	$2,004.65 to $49,261.30	$2,004.65 to $48,145.99	$2,188.49 to $40,722.91
Weighted Average APR	7.83%	7.33%	11.36%
APR (range)	0.00% to 24.00%	0.00% to 24.00%	0.00% to 21.00%
Weighted Average Original Term	63.67 months	63.1 months	69.58 months
Original Term (range)	12 months to 72 months	12 months to 72 months	24 months to 72 months
Weighted Average Remaining Term	59.73 months	59.37 months	63.45 months
Remaining Term (range)	4 months to 72 months	4 months to 72 months	15 months to 72 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	96.14%	98.39%	91.85%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	3.86%	1.61%	8.15%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	88.28%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6)(by Principal Balance of Receivables)	9.27%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	2.45%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	715	723	655
Range of FICO® scores representing approximately 90% of the pool balance (range) (2)(3)(4)	579 to 833	N/A	N/A

The “Weighted Average APR”, “Weighted Average Original Term” and “Weighted Average Remaining Term” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables

State(5)	Percentage of Total Principal Balance
New York	11.93%
Florida	8.30%
Texas	8.19%
Pennsylvania	5.82%
California	5.66%
Illinois	5.38%

Distribution of the HART 2007-A Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	2,142	$41,329,412.98	4.28%
0.01% to 0.99%	224	$3,540,734.46	0.37%
1.00% to 1.99%	1,749	$30,926,441.94	3.20%
2.00% to 2.99%	2,136	$38,570,833.14	3.99%
3.00% to 3.99%	2,966	$62,408,239.28	6.46%
4.00% to 4.99%	2,459	$38,802,428.32	4.01%
5.00% to 5.99%	5,648	$101,596,589.48	10.51%
6.00% to 6.99%	7,247	$128,169,685.36	13.26%
7.00% to 7.99%	6,010	$103,337,054.06	10.69%
8.00% to 8.99%	4,227	$75,406,545.05	7.80%
9.00% to 9.99%	5,307	$99,909,999.22	10.34%
10.00% to 10.99%	3,846	$72,122,150.67	7.46%
11.00% to 11.99%	2,332	$42,634,437.24	4.41%
12.00% to 12.99%	3,069	$56,986,380.15	5.90%
13.00% to 13.99%	1,145	$19,941,760.85	2.06%
14.00% to 14.99%	615	$11,940,607.86	1.24%
15.00% to 15.99%	482	$7,481,953.78	0.77%
16.00% to 16.99%	321	$4,770,936.15	0.49%
17.00% to 17.99%	641	$9,721,330.93	1.01%
18.00% to 18.99%	271	$3,996,897.81	0.41%
19.00% to 19.99%	343	$5,274,403.53	0.55%
20.00% to 20.99%	484	$7,425,915.78	0.77%
21.00% to 21.99%	21	$260,622.33	0.03%
22.00% to 22.99%	1	$13,918.63	0.00%
23.00% and over	2	$24,288.98	0.00%
Total(6)	53,688	$966,593,567.98	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available.
(4)
Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables) exceeds 833 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the applicable receivables) falls below 579.

(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

Hyundai Auto Receivables 2008-A (“HART 2008-A”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	June 25, 2008
Cut-off Date	May 9, 2008

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$709,573,681.53	$633,803,422.32	$61,488,425.41
Number of Receivables	38,999	33,556	4,466
Average Principal Balance Outstanding	$18,194.66	$18,887.93	$13,768.12
Average Original Amount Financed	$20,012.21	$20,347.05	$18,540.04
Original Amount Financed (range)	$2,314.80 to $47,885.19	$2,314.80 to $47,885.19	$2,962.42 to $40,057.66
Outstanding Principal Balances (range)	$2,003.21 to $45,726.87	$2,003.21 to $45,726.87	$2,012.91 to $33,996.08
Weighted Average APR	6.42%	6.33%	5.63%
APR (range)	0.00% to 26.00%	0.00% to 26.00%	0.00% to 24.99%
Weighted Average Original Term	65.58 months	66.4 months	58.82 months
Original Term (range)	12 to 72 months	12 to 72 months	12 to 71 months
Weighted Average Remaining Term	59.79 months	61.4 months	44.36 months
Remaining Term (range)	3 to 72 months	3 to 72 months	4 to 66 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	95.48%	97.75%	92.51%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	4.52%	2.25%	7.49%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	89.32%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	8.67%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	2.01%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	730	731	749
Range of FICO® scores representing approximately 90% of the pool balance (range) (2)(3)(4)	586 to 834	N/A	N/A

The “Weighted Average APR”, “Weighted Average Original Term” and “Weighted Average Remaining Term” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables

State(5)	Percentage of Total Principal Balance
New York	10.26%
Florida	8.50%
Texas	7.27%
California	6.72%
Pennsylvania	6.46%
Illinois	6.46%

Distribution of the HART 2008-A Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	893	$18,091,843.74	2.55%
0.01% to 0.99%	4	$89,474.89	0.01%
1.00% to 1.99%	6,730	$155,704,537.34	21.94%
2.00% to 2.99%	2,283	$48,781,071.89	6.87%
3.00% to 3.99%	3,818	$63,307,689.77	8.92%
4.00% to 4.99%	1,373	$26,982,114.75	3.80%
5.00% to 5.99%	833	$16,240,570.96	2.29%
6.00% to 6.99%	4,112	$61,274,624.15	8.64%
7.00% to 7.99%	5,953	$95,724,103.72	13.49%
8.00% to 8.99%	3,638	$63,527,215.49	8.95%
9.00% to 9.99%	2,245	$40,405,236.79	5.69%
10.00% to 10.99%	1,483	$26,906,359.08	3.79%
11.00% to 11.99%	1,372	$25,140,033.37	3.54%
12.00% to 12.99%	1,050	$17,856,697.42	2.52%
13.00% to 13.99%	943	$16,969,979.12	2.39%
14.00% to 14.99%	303	$4,686,970.32	0.66%
15.00% to 15.99%	299	$4,722,606.24	0.67%
16.00% to 16.99%	335	$4,630,106.13	0.65%
17.00% to 17.99%	371	$5,091,577.80	0.72%
18.00% to 18.99%	368	$5,201,852.00	0.73%
19.00% to 19.99%	293	$4,140,997.38	0.58%
20.00% to 20.99%	263	$3,720,940.57	0.52%
21.00% to 21.99%	30	$301,852.93	0.04%
22.00% to 22.99%	5	$59,763.43	0.01%
23.00% and over	2	$15,462.25	0.00%
Total(6)	38,999	$709,573,681.53	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available.
(4)
Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables) exceeds 834 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the applicable receivables) falls below 586.

(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

Hyundai Auto Receivables 2009-A (“HART 2009-A”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	September 11, 2009
Cut-off Date	August 7, 2009
	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,550,268,072.20	$1,021,470,830.50	$514,687,518.33
Number of Receivables	98,646	61,763	35,824
Average Principal Balance Outstanding	$15,715.47	$16,538.56	$14,367.11
Average Original Amount Financed	$18,923.82	$19,050.67	$18,794.15
Original Amount Financed (range)	$2,900.00 to $53,774.17	$2,900.00 to $53,774.17	$3,005.00 to $48,652.84
Outstanding Principal Balances (range)	$2,000.91 to $53,774.17	$2,002.86 to $53,774.17	$2,000.91 to $46,775.77
Weighted Average APR	5.28%	4.98%	5.67%
APR (range)	0.000% to 25.10%	0.000% to 25.10%	0.000% to 25.00%
Weighted Average Original Term	63.19 months	62.88 months	63.89 months
Original Term (range)	12 months to 72 months	12 months to 72 months	12 months to 72 months
Weighted Average Remaining Term	53.28 months	55 months	50.04 months
Remaining Term (range)	3 months to 72 months	5 months to 72 months	3 months to 72 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	96.25%	97.09%	96.68%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	3.75%	2.91%	3.32%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	65.89%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	33.20%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.91%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	742	749	732
Range of FICO® scores representing approximately 90% of the pool balance (range) (2)(3)(4)	619 to 837	N/A	N/A

The “Weighted Average APR”, “Weighted Average Original Term” and “Weighted Average Remaining Term” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables

State(5)	Percentage of Total Principal Balance
Florida	9.29%
New York	9.17%
Pennsylvania	6.93%
Texas	6.83%
California	6.59%
Ohio	5.49%
Illinois	5.18%

Distribution of the HART 2009-A Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	22,954	$357,682,931.03	23.07%
0.01% to 0.99%	718	$15,305,205.05	0.99%
1.00% to 1.99%	6,953	$102,134,754.32	6.59%
2.00% to 2.99%	11,737	$201,515,907.54	13.00%
3.00% to 3.99%	5,058	$76,801,267.24	4.95%
4.00% to 4.99%	11,391	$169,714,022.43	10.95%
5.00% to 5.99%	9,378	$146,264,235.71	9.43%
6.00% to 6.99%	4,235	$67,544,383.44	4.36%
7.00% to 7.99%	2,736	$40,013,263.81	2.58%
8.00% to 8.99%	3,049	$46,982,330.30	3.03%
9.00% to 9.99%	2,830	$46,915,770.53	3.03%
10.00% to 10.99%	2,305	$38,596,573.16	2.49%
11.00% to 11.99%	2,868	$49,874,242.41	3.22%
12.00% to 12.99%	2,520	$40,784,714.87	2.63%
13.00% to 13.99%	2,603	$43,348,906.01	2.80%
14.00% to 14.99%	1,619	$26,395,608.30	1.70%
15.00% to 15.99%	1,007	$16,216,249.19	1.05%
16.00% to 16.99%	966	$14,285,040.01	0.92%
17.00% to 17.99%	1,284	$17,860,691.65	1.15%
18.00% to 18.99%	805	$10,552,712.75	0.68%
19.00% to 19.99%	421	$5,251,549.86	0.34%
20.00% to 20.99%	648	$8,873,662.58	0.57%
21.00% to 21.99%	132	$1,609,238.27	0.10%
22.00% to 22.99%	205	$2,688,149.72	0.17%
23.00% and over	224	$3,056,662.02	0.20%
Total(6)	98,646	$1,550,268,072.20	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available.
(4)
Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables) exceeds 837 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the applicable receivables) falls below 619.

(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

Hyundai Auto Receivables 2010-A (“HART 2010-A”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	May 13, 2010
Cut-off Date	April 16, 2010
	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,097,444,291.72	$852,350,093.18	$243,321,119.58
Number of Receivables	63,151	47,462	15,554
Average Principal Balance Outstanding	$17,378.10	$17,958.58	$15,643.64
Average Original Amount Financed	$18,407.43	$18,901.25	$16,917.59
Original Amount Financed (range)	$2,193.76 to $51,416.36	$2,193.76 to $51,416.36	$2,715.48 to $46,650.30
Outstanding Principal Balances (range)	$2,010.70 to $51,310.67	$2,010.70 to $51,310.67	$2,113.33 to $45,580.02
Weighted Average APR	5.14%	4.91%	5.87%
APR (range)	0.00% to 25.10%	0.00% to 25.10%	0.00% to 24.99%
Weighted Average Original Term	62.96 months	65.06 months	55.63 months
Original Term (range)	12 months to 72 months	12 months to 72 months	24 months to 72 months
Weighted Average Remaining Term	59.59 months	61.89 months	51.62 months
Remaining Term (range)	4 months to 72 months	4 months to 72 months	6 months to 72 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	97.21%	97.76%	95.75%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	2.79%	2.24%	4.25%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	77.67%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	22.17%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.16%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	746	749	736
Range of FICO® scores representing approximately 90% of the pool balance (range) (2)(3)(4)	634 to 835	643 to 835	616 to 834

The “Weighted Average APR”, “Weighted Average Original Term” and “Weighted Average Remaining Term” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables

State(5)	Percentage of Total Principal Balance
Florida	9.58%
California	8.83%
Texas	8.45%
New York	7.68%
Illinois	5.40%
Pennsylvania	5.04%

Distribution of the HART 2010-A Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	11,264	$184,754,292.03	16.83%
0.01% to 0.99%	201	$4,448,450.81	0.41%
1.00% to 1.99%	1,410	$30,169,963.01	2.75%
2.00% to 2.99%	7,095	$138,822,215.59	12.65%
3.00% to 3.99%	9,033	$179,625,409.68	16.37%
4.00% to 4.99%	8,656	$132,472,894.40	12.07%
5.00% to 5.99%	8,240	$129,508,273.20	11.80%
6.00% to 6.99%	3,753	$67,867,651.35	6.18%
7.00% to 7.99%	1,809	$37,019,463.22	3.37%
8.00% to 8.99%	1,546	$29,606,018.05	2.70%
9.00% to 9.99%	1,650	$30,747,662.62	2.80%
10.00% to 10.99%	1,266	$20,974,746.87	1.91%
11.00% to 11.99%	1,290	$23,632,968.87	2.15%
12.00% to 12.99%	1,153	$17,542,899.46	1.60%
13.00% to 13.99%	885	$14,287,550.79	1.30%
14.00% to 14.99%	975	$15,241,137.35	1.39%
15.00% to 15.99%	711	$10,324,078.53	0.94%
16.00% to 16.99%	483	$6,535,103.49	0.60%
17.00% to 17.99%	717	$10,353,926.59	0.94%
18.00% to 18.99%	287	$3,803,771.35	0.35%
19.00% to 19.99%	187	$2,550,787.36	0.23%
20.00% to 20.99%	186	$2,517,514.98	0.23%
21.00% to 21.99%	117	$1,651,382.51	0.15%
22.00% to 22.99%	131	$1,657,237.13	0.15%
23.00% to 23.99%	49	$655,233.36	0.06%
24.00% to 24.99%	51	$599,055.89	0.05%
25.00% and over	6	$74,603.23	0.01%
Total(6)	63,151	$1,097,444,291.72	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available.
(4)
Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables) exceeds 835 and less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the applicable receivables) falls below 634.

(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

Hyundai Auto Receivables 2010-B (“HART 2010-B”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	August 26, 2010
Cut-off Date	August 6, 2010

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,342,974,850.47	$1,169,250,746.84	$172,755,695.53
Number of Receivables	79,332	68,681	10,529
Average Principal Balance Outstanding	$16,928.54	$17,024.37	$16,407.61
Average Original Amount Financed	$19,094.36	$19,243.75	$18,113.41
Original Amount Financed (range)	$2,857.94 to $54,393.60	$2,857.94 to $54,393.60	$3,406.27 to $45,629.00
Outstanding Principal Balances (range)	$2,000.95 to $54,388.60	$2,000.95 to $54,388.60	$2,007.42 to $44,205.71
Weighted Average APR	4.69%	4.62%	5.11%
APR (range)	0.00% to 25.00%	0.00% to 25.00%	0.00% to 25.00%
Weighted Average Original Term	64.32	65.26	57.95
Original Term (range)	12 months to 72 months	12 months to 72 months	24 months to 72 months
Weighted Average Remaining Term	60.87	61.77	54.98
Remaining Term (range)	1 month to 72 months	1 month to 72 months	4 months to 72 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	98.58%	98.71%	97.97%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	1.42%	1.29%	2.03%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	87.06%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	12.86%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.07%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	751	753	741
Range of FICO® scores representing approximately 90% of the pool balance (range) (2)(3)(4)	642 to 837	648 to 837	622 to 834

The “Weighted Average APR”, “Weighted Average Original Term” and “Weighted Average Remaining Term” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables

State(5)	Percentage of Total Principal Balance
Florida	9.82%
Texas	7.24%
New York	6.59%
California	6.57%
Pennsylvania	6.53%
Illinois	5.66%
New Jersey	5.00%

Distribution of the HART 2010-B Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	5,583	$99,435,876.03	7.40%
0.01% to 0.99%	356	$8,301,114.15	0.62%
1.00% to 1.99%	252	$3,672,612.98	0.27%
2.00% to 2.99%	16,863	$314,928,196.24	23.45%
3.00% to 3.99%	21,823	$410,554,582.44	30.57%
4.00% to 4.99%	11,825	$208,739,721.68	15.54%
5.00% to 5.99%	4,770	$87,381,740.36	6.51%
6.00% to 6.99%	2,869	$28,471,496.62	2.12%
7.00% to 7.99%	3,107	$32,752,803.58	2.44%
8.00% to 8.99%	2,947	$27,375,899.71	2.04%
9.00% to 9.99%	2,544	$35,207,119.67	2.62%
10.00% to 10.99%	1,123	$14,281,810.08	1.06%
11.00% to 11.99%	1,139	$18,144,326.38	1.35%
12.00% to 12.99%	870	$10,284,057.43	0.77%
13.00% to 13.99%	751	$11,034,348.58	0.82%
14.00% to 14.99%	456	$6,446,259.12	0.48%
15.00% to 15.99%	307	$3,772,877.98	0.28%
16.00% to 16.99%	326	$3,879,336.55	0.29%
17.00% to 17.99%	565	$7,015,274.67	0.52%
18.00% to 18.99%	162	$2,011,818.94	0.15%
19.00% to 19.99%	121	$1,766,477.91	0.13%
20.00% to 20.99%	160	$2,052,157.32	0.15%
21.00% to 21.99%	87	$1,262,447.48	0.09%
22.00% to 22.99%	168	$2,196,126.06	0.16%
23.00% to 23.99%	89	$1,190,291.09	0.09%
24.00% to 24.99%	25	$288,660.89	0.02%
25.00% and over	44	$527,416.53	0.04%
Total(6)	79,332	$1,342,974,850.47	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available.
(4)
Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables) exceeds 837 and less than 5% of obligor  FICO® scores (based on the aggregate outstanding principal balance of the applicable receivables) falls below 642.

(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

Hyundai Auto Receivables 2011-A (“HART 2011-A”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	January 27, 2011
Cut-off Date	January 1, 2011

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$982,362,180.37	$862,069,970.29	$119,709,487.94
Number of Receivables	64,626	56,694	7,833
Average Principal Balance Outstanding	$15,200.73	$15,205.66	$15,282.71
Average Original Amount Financed	$18,674.51	$18,667.68	$18,710.86
Original Amount Financed (range)	$2,453.88 to $57,002.49	$2,453.88 to $57,002.49	$3,682.80 to $43,470.02
Outstanding Principal Balances (range)	$2,000.09 to $56,355.31	$2,000.09 to $56,355.31	$2,002.15 to $42,524.30
Weighted Average APR	4.74%	4.70%	4.99%
APR (range)	0.00% to 25.00%	0.00% to 24.75%	0.00% to 25.00%
Weighted Average Original Term	64.55	65.36	58.75
Original Term (range)	12 months to 72 months	12 months to 72 months	24 months to 72 months
Weighted Average Remaining Term	58.35	59.15	52.76
Remaining Term (range)	4 months to 72 months	4 months to 72 months	4 months to 72 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	98.57%	98.70%	97.85%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	1.43%	1.30%	2.15%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	87.75%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	12.19%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.06%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	747	747	744
Range of FICO® scores representing approximately 90% of the pool balance (range) (2)(3)(4)	644 to 835	646 to 835	631 to 835

The “Weighted Average APR”, “Weighted Average Original Term” and “Weighted Average Remaining Term” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables

State(5)	Percentage of Total Principal Balance
Florida	9.25%
Texas	8.69%
New York	7.92%
California	7.27%

Distribution of the HART 2011-A Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	4,661	$64,943,947.38	6.61%
0.01% to 0.99%	752	$16,692,400.56	1.70%
1.00% to 1.99%	1,058	$19,634,994.08	2.00%
2.00% to 2.99%	11,422	$200,381,834.46	20.40%
3.00% to 3.99%	16,087	$267,500,095.77	27.23%
4.00% to 4.99%	11,284	$180,619,148.81	18.39%
5.00% to 5.99%	5,063	$84,034,315.17	8.55%
6.00% to 6.99%	1,020	$9,706,681.02	0.99%
7.00% to 7.99%	2,348	$19,619,707.03	2.00%
8.00% to 8.99%	2,436	$20,768,087.76	2.11%
9.00% to 9.99%	2,246	$25,039,995.79	2.55%
10.00% to 10.99%	1,500	$17,811,088.98	1.81%
11.00% to 11.99%	1,110	$14,485,797.58	1.47%
12.00% to 12.99%	961	$9,487,261.65	0.97%
13.00% to 13.99%	1,171	$12,820,100.75	1.31%
14.00% to 14.99%	353	$4,957,681.32	0.50%
15.00% to 15.99%	214	$2,614,218.63	0.27%
16.00% to 16.99%	177	$2,150,521.84	0.22%
17.00% to 17.99%	325	$3,577,718.66	0.36%
18.00% to 18.99%	91	$1,076,811.38	0.11%
19.00% to 19.99%	90	$1,268,257.96	0.13%
20.00% to 20.99%	104	$1,088,167.73	0.11%
21.00% to 21.99%	57	$794,843.78	0.08%
22.00% to 22.99%	63	$838,702.45	0.09%
23.00% to 23.99%	30	$418,762.85	0.04%
24.00% to 24.99%	2	$16,705.30	0.00%
25.00% and over	1	$14,331.68	0.00%
Total(6)	64,626	$982,362,180.37	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available.
(4)
Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables) exceeds 835 and less than 5% of obligor  FICO® scores (based on the aggregate outstanding principal balance of the applicable receivables) falls below 644.

(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

Hyundai Auto Receivables 2011-B (“HART 2011-B”)

Characteristics of the Receivables at the Cut-off Date

Closing Date	May 18, 2011
Cut-off Date	April 22, 2011

	Total(1)	Hyundai	Kia
Aggregate Principal Balance	$1,620,558,479.51	$1,310,372,135.47	$309,682,210.73
Number of Receivables	90,350	73,547	16,762
Average Principal Balance Outstanding	$17,936.45	$17,816.80	$18,475.25
Average Original Amount Financed	$18,933.57	$18,860.84	$19,259.95
Original Amount Financed (range)	$2,458.27 to $82,450.59	$2,458.27 to $82,450.59	$3,267.85 to $46,786.59
Outstanding Principal Balances (range)	$2,000.99 to $81,219.18	$2,000.99 to $81,219.18	$2,009.93 to $46,274.05
Weighted Average APR	4.54%	4.62%	4.20%
APR (range)	0.00% to 25.00%	0.00% to 25.00%	0.00% to 25.00%
Weighted Average Original Term	63.23	63.50	62.10
Original Term (range)	12 months to 72 months	12 months to 72 months	24 months to 72 months
Weighted Average Remaining Term	59.94	60.01	59.67
Remaining Term (range)	2 months to 72 months	2 months to 72 months	6 months to 72 months
Percentage of New Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	98.64%	98.57%	99.02%
Percentage of Used Motor Vehicle Receivables(6) (by Principal Balance of Receivables)	1.36%	1.43%	0.98%
Percentage of Receivables Financed through Hyundai Dealers(6) (by Principal Balance of Receivables)	80.86%	100.00%	0.00%
Percentage of Receivables Financed through Kia Dealers(6) (by Principal Balance of Receivables)	19.11%	0.00%	100.00%
Percentage of Receivables Financed through Other Dealers(6) (by Principal Balance of Receivables)	0.03%	0.00%	0.00%
Weighted Average FICO® as of origination(2)(3)	746	744	754
Range of FICO® scores representing approximately 90% of the pool balance (range) (2)(3)(4)	641 to 834	640 to 834	646 to 836

The “Weighted Average APR”, “Weighted Average Original Term” and “Weighted Average Remaining Term” in the preceding table are weighted by Principal Balance as of the Cut-off Date.

Geographic Distribution of the Receivables

State(5)	Percentage of Total Principal Balance
Florida	9.70%
California	9.52%
Texas	7.68%
New Jersey	5.88%
New York	5.51%
Illinois	5.29%
Pennsylvania	5.23%

Distribution of the HART 2011-B Receivables by APR

Contract Rate Range (%)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
0.00%	2,755	$67,417,020.72	2.86%
0.01% to 0.99%	3,758	$46,326,841.15	4.16%
1.00% to 1.99%	8,977	$148,713,223.30	9.18%
2.00% to 2.99%	17,412	$321,676,664.62	19.85%
3.00% to 3.99%	23,257	$434,602,058.95	26.82%
4.00% to 4.99%	15,796	$283,472,260.67	17.49%
5.00% to 5.99%	6,327	$115,501,008.90	7.13%
6.00% to 6.99%	1,023	$17,810,834.98	1.10%
7.00% to 7.99%	1,336	$23,642,375.75	1.46%
8.00% to 8.99%	1,145	$19,718,962.26	1.22%
9.00% to 9.99%	1,416	$25,228,658.58	1.56%
10.00% to 10.99%	1,155	$20,543,369.49	1.27%
11.00% to 11.99%	1,113	$19,822,746.85	1.22%
12.00% to 12.99%	774	$13,489,563.40	0.83%
13.00% to 13.99%	1,286	$21,957,957.33	1.35%
14.00% to 14.99%	432	$6,590,877.85	0.41%
15.00% to 15.99%	357	$5,446,648.49	0.34%
16.00% to 16.99%	408	$5,699,359.44	0.35%
17.00% to 17.99%	826	$11,369,220.98	0.70%
18.00% to 18.99%	166	$2,367,013.05	0.15%
19.00% to 19.99%	183	$2,812,195.64	0.17%
20.00% to 20.99%	168	$2,403,774.96	0.15%
21.00% to 21.99%	115	$1,727,223.96	0.11%
22.00% to 22.99%	117	$1,569,127.48	0.10%
23.00% to 23.99%	40	$563,035.62	0.03%
24.00% to 24.99%	7	$75,344.20	0.00%
25.00% and over	1	$11,110.89	0.00%
Total(6)	90,350	$1,620,558,479.51	100.00%

(1)	Dollar amounts and percentages may not add to the total or to 100%, respectively, due to a limited number of vehicles other than Hyundai or Kia.
(2)	FICO® is a federally registered servicemark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available.
(4)
Less than 5% of obligor FICO® scores (based on the aggregate outstanding principal balance of the receivables) exceeds 834 and less than 5% of obligor  FICO® scores (based on the aggregate outstanding principal balance of the applicable receivables) falls below 641.

(5)	Geographic distribution of receivables which represent greater than 5% of the aggregate principal balance as of the cut-off date.
(6)	Dollar amounts and percentages may not add to the total or to 100.00%, respectively, due to rounding.

Prepayment Speed Information

Set forth below is prepayment speed information relating to HCA’s securitized portfolios of retail installment sale contracts for the past five years.  Prepayment speed information is present in the chart below for each series following each such series issuance and for as long as such series remains outstanding.  For more information regarding prepayment speeds, you should refer to “Weighted Average Life of the Notes” in this prospectus supplement.

HART 2006-A to HART 2011-B(1)(2)

Period	2006-A	2006-B	2007-A	2008-A	2009-A	2010-A	2010-B	2011-A	2011-B
1	5.85%	3.37%	3.11%	2.47%	2.31%	2.16%	3.73%	3.51%	5.01%
2	2.50%	1.13%	1.41%	0.96%	0.83%	1.02%	1.26%	1.52%	1.31%
3	2.27%	1.36%	1.39%	0.90%	0.80%	0.92%	1.13%	1.40%
4	1.85%	1.27%	1.22%	0.90%	0.93%	0.99%	1.15%	1.31%
5	1.65%	1.63%	1.36%	1.05%	0.97%	0.95%	1.07%	1.31%
6	1.63%	1.34%	1.27%	0.79%	0.95%	0.99%	1.04%	1.35%
7	1.48%	1.39%	1.40%	0.74%	1.39%	1.02%	1.39%
8	1.40%	1.39%	1.27%	1.00%	1.18%	1.07%	1.22%
9	1.31%	1.28%	1.24%	0.87%	1.14%	1.10%	1.23%
10	1.25%	1.46%	1.13%	1.12%	1.19%	1.06%	1.26%
11	1.27%	1.23%	1.15%	0.93%	1.26%	1.44%	1.30%
12	1.26%	1.37%	1.20%	0.84%	1.28%	1.26%
13	1.47%	1.32%	1.07%	0.91%	1.28%	1.30%
14	1.28%	1.28%	1.27%	0.96%	1.22%	1.38%
15	1.37%	1.41%	0.86%	0.92%	1.23%	1.26%
16	1.23%	1.27%	1.01%	0.87%	1.29%
17	1.25%	1.40%	1.15%	1.04%	1.34%
18	1.39%	1.41%	1.14%	0.94%	1.19%
19	1.12%	1.33%	1.23%	1.05%	1.58%
20	1.33%	1.17%	1.05%	1.03%	1.41%
21	1.22%	1.27%	1.07%	0.94%	1.44%
22	1.25%	1.24%	1.12%	1.34%	1.49%
23	1.30%	1.10%	1.17%	1.19%	1.45%
24	1.21%	1.20%	1.03%	1.13%
25	1.38%	0.96%	1.06%	1.14%
26	1.31%	1.04%	1.17%	1.10%
27	1.28%	1.09%	1.07%	1.26%
28	1.25%	1.14%	1.13%	1.23%
29	1.24%	1.23%	1.17%	1.14%
30	1.20%	1.16%	1.20%	1.17%
31	1.18%	1.09%	1.38%	1.18%
32	1.22%	1.15%	1.26%	1.15%
33	0.95%	1.14%	1.18%	1.16%
34	1.03%	1.04%	1.24%	1.36%
35	1.18%	1.08%	1.23%	1.23%
36	1.11%	1.15%	1.26%	1.21%
37	1.27%	1.10%	1.15%	1.22%
38	1.17%	1.11%	1.17%	1.24%
39	1.11%	1.08%	1.19%

Period	2006-A	2006-B	2007-A	2008-A	2009-A	2010-A	2010-B	2011-A
40	1.20%	1.17%	1.22%
41	1.25%	1.29%	1.20%
42	1.14%	1.20%	1.15%
43	1.12%	1.16%	1.34%
44	1.22%	1.18%	1.23%
45	1.12%	1.20%	1.24%
46	1.18%	1.25%	1.21%
47	1.22%	1.20%	1.23%
48	(3)	1.19%
49		(3)

(1)
Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the Receivables.

(2)
The ABS Speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the pool of receivables, including prepayments and defaults, divided by the beginning of month pool balance less any scheduled payments received.  The scheduled principal is calculated assuming the receivables have been aggregated into one pool.  The non-scheduled amortization is assumed to be the difference between the beginning pool balance less the scheduled principal minus the actual ending pool balance.  The SMM is converted into the ABS Speed by dividing (a) the product of one-hundred and the SMM by (b) the sum of (i) one-hundred and (ii) the SMM multiplied by the age of the pool, in months, minus one.  The age of the pool is assumed to be the weighted average age of the pool at cut-off date minus the number of months since the cut-off-date.

(3)	Optional clean-up call exercised.

Delinquency Experience

Set forth below is delinquency information relating to HCA’s securitized portfolios of retail installment sale contracts for new and used automobiles for the past five years presented on a year-by-year basis.

HART 2006-A(1)(2)

	Principal Balance Outstanding	30 – 59 Days Delinquent	% of Ending Pool Balance	60 – 89 Days Delinquent	% of Ending Pool Balance	90+ Days Delinquent	% of Ending Pool Balance

Mar-06	$905,287,664.66	$6,289,966.23	0.69%	$685,283.39	0.08%	$0	0.00%
Apr-06	$866,059,719.74	$7,213,268.32	0.83%	$1,690,701.90	0.20%	$124,730.52	0.01%
May-06	$830,358,495.26	$8,140,915.55	0.98%	$2,060,780.86	0.25%	$561,294.02	0.07%
Jun-06	$800,258,034.98	$9,749,218.95	1.22%	$2,063,688.43	0.26%	$667,530.76	0.08%
Jul-06	$772,775,073.54	$8,866,477.79	1.15%	$2,781,644.21	0.36%	$740,000.39	0.10%
Aug-06	$745,923,579.12	$9,094,449.89	1.22%	$2,456,845.38	0.33%	$657,731.01	0.09%
Sep-06	$721,214,036.73	$8,793,441.14	1.22%	$1,889,063.96	0.26%	$908,568.26	0.13%
Oct-06	$697,722,583.61	$9,763,359.73	1.40%	$1,606,279.55	0.23%	$507,864.63	0.07%
Nov-06	$675,450,724.53	$8,416,291.77	1.25%	$1,865,975.59	0.28%	$530,703.18	0.08%
Dec-06	$654,038,151.37	$9,884,269.13	1.51%	$1,956,328.29	0.30%	$548,988.78	0.08%
Jan-07	$632,705,280.84	$7,767,725.85	1.23%	$2,140,197.34	0.34%	$526,241.77	0.08%
Feb-07	$611,780,660.45	$6,719,143.18	1.10%	$1,605,272.73	0.26%	$597,479.53	0.10%
Mar-07	$589,008,046.36	$6,955,888.95	1.18%	$1,309,203.75	0.22%	$377,560.03	0.06%
Apr-07	$568,556,926.46	$7,133,714.82	1.25%	$1,591,767.76	0.28%	$375,067.90	0.07%
May-07	$547,551,760.94	$8,104,116.38	1.48%	$1,438,254.15	0.26%	$258,731.18	0.05%
Jun-07	$528,230,547.32	$7,763,812.65	1.47%	$1,930,895.48	0.37%	$273,224.76	0.05%
Jul-07	$509,050,248.15	$9,093,412.35	1.79%	$2,005,280.83	0.39%	$463,304.19	0.09%
Aug-07	$488,779,758.43	$9,895,483.35	2.02%	$2,328,379.90	0.48%	$410,314.58	0.08%
Sep-07	$471,425,939.19	$9,987,690.73	2.12%	$2,501,006.88	0.53%	$447,106.07	0.09%
Oct-07	$452,364,779.16	$9,893,725.08	2.19%	$2,140,701.23	0.47%	$620,690.52	0.14%
Nov-07	$434,697,059.59	$9,298,778.37	2.14%	$2,473,436.09	0.57%	$493,505.17	0.11%
Dec-07	$417,094,922.60	$10,062,943.92	2.41%	$2,377,991.34	0.57%	$603,394.79	0.14%
Jan-08	$399,359,074.60	$7,500,967.80	1.88%	$1,918,518.41	0.48%	$511,714.71	0.13%
Feb-08	$382,772,322.38	$6,194,970.77	1.62%	$1,273,287.62	0.33%	$397,588.48	0.10%
Mar-08	$364,911,835.40	$6,118,129.99	1.68%	$826,305.08	0.23%	$243,471.99	0.07%
Apr-08	$348,173,251.99	$6,350,521.71	1.82%	$1,067,698.61	0.31%	$144,043.91	0.04%
May-08	$332,068,196.76	$5,748,466.40	1.73%	$1,260,586.25	0.38%	$236,852.38	0.07%
Jun-08	$316,607,011.31	$6,738,600.71	2.13%	$1,194,109.02	0.38%	$248,663.27	0.08%
Jul-08	$301,525,569.81	$7,268,198.05	2.41%	$1,307,759.00	0.43%	$251,283.84	0.08%
Aug-08	$287,149,398.26	$6,691,112.15	2.33%	$1,711,831.88	0.60%	$331,912.33	0.12%
Sep-08	$273,305,001.91	$7,078,501.49	2.59%	$1,681,789.22	0.62%	$418,167.00	0.15%
Oct-08	$259,419,611.54	$6,892,186.78	2.66%	$1,682,836.22	0.65%	$365,111.11	0.14%
Nov-08	$247,750,030.38	$6,786,005.94	2.74%	$1,568,060.50	0.63%	$418,938.39	0.17%
Dec-08	$235,843,241.67	$6,950,577.50	2.95%	$1,537,666.79	0.65%	$374,109.07	0.16%
Jan-09	$223,085,714.20	$5,964,961.86	2.67%	$1,372,863.85	0.62%	$272,698.05	0.12%
Feb-09	$211,198,902.30	$4,889,893.55	2.32%	$854,059.98	0.40%	$312,389.56	0.15%
Mar-09	$198,357,841.25	$5,223,012.44	2.63%	$830,966.10	0.42%	$110,227.29	0.06%
Apr-09	$186,752,529.19	$4,951,069.76	2.65%	$1,192,900.35	0.64%	$107,667.25	0.06%
May-09	$175,887,485.28	$5,309,246.95	3.02%	$1,257,282.23	0.71%	$123,872.25	0.07%
Jun-09	$164,722,681.33	$5,582,239.00	3.39%	$1,180,317.87	0.72%	$225,586.86	0.14%
Jul-09	$153,545,639.00	$5,356,318.72	3.49%	$1,271,494.01	0.83%	$179,416.99	0.12%
Aug-09	$143,559,691.01	$5,056,232.00	3.52%	$1,459,328.36	1.02%	$227,014.34	0.16%
Sep-09	$134,019,071.89	$4,751,026.93	3.55%	$1,352,704.22	1.01%	$232,449.22	0.17%
Oct-09	$124,178,169.37	$4,586,222.36	3.69%	$963,428.42	0.78%	$317,189.35	0.26%
Nov-09	$115,375,565.65	$4,244,105.35	3.68%	$1,246,054.82	1.08%	$199,373.90	0.17%
Dec-09	$106,528,534.30	$4,751,090.81	4.46%	$1,036,479.25	0.97%	$344,172.72	0.32%
Jan-10	$97,783,804.14	$3,712,145.29	3.80%	$927,986.97	0.95%	$196,597.73	0.20%
Feb-10	$89,281,687.89	$2,890,481.92	3.24%	$539,519.18	0.60%	$129,006.74	0.14%

(1)
Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus supplement.

HART 2006-B(1)(2)
	Principal Balance Outstanding	30 – 59 Days Delinquent	% of Ending Pool Balance	60 – 89 Days Delinquent	% of Ending Pool Balance	90+ Days Delinquent	% of Ending Pool Balance

Nov-06	$946,660,868.75	$13,112,775.70	1.39%	$2,396,777.60	0.25%	$76,472.53	0.01%
Dec-06	$922,305,333.24	$17,619,149.26	1.91%	$3,299,148.03	0.36%	$864,323.87	0.09%
Jan-07	$895,728,405.05	$15,700,212.41	1.75%	$3,462,768.39	0.39%	$866,752.15	0.10%
Feb-07	$870,455,029.95	$12,628,000.38	1.45%	$2,972,572.89	0.34%	$728,750.71	0.08%
Mar-07	$841,347,769.74	$13,501,931.85	1.60%	$2,382,555.49	0.28%	$589,689.91	0.07%
Apr-07	$815,908,813.99	$14,151,134.81	1.73%	$3,187,052.12	0.39%	$665,626.04	0.08%
May-07	$790,239,713.88	$17,267,441.51	2.19%	$3,201,219.47	0.41%	$880,834.96	0.11%
Jun-07	$764,924,396.11	$16,309,510.87	2.13%	$3,869,035.20	0.51%	$1,030,971.77	0.13%
Jul-07	$741,123,482.28	$19,246,465.10	2.60%	$4,416,644.32	0.60%	$1,074,881.83	0.15%
Aug-07	$715,607,776.29	$19,546,979.44	2.73%	$5,442,485.94	0.76%	$1,471,479.44	0.21%
Sep-07	$693,105,140.66	$19,605,728.74	2.83%	$5,086,647.39	0.73%	$1,695,184.21	0.24%
Oct-07	$669,301,783.13	$20,083,118.93	3.00%	$4,647,946.66	0.69%	$1,661,834.73	0.25%
Nov-07	$646,419,786.71	$18,290,500.39	2.83%	$5,283,618.69	0.82%	$1,535,014.10	0.24%
Dec-07	$624,330,042.03	$21,910,935.83	3.51%	$5,135,654.16	0.82%	$1,640,922.82	0.26%
Jan-08	$601,118,505.34	$16,076,643.33	2.67%	$4,112,427.96	0.68%	$1,357,675.16	0.23%
Feb-08	$579,798,227.71	$12,272,604.70	2.12%	$2,780,115.72	0.48%	$995,426.03	0.17%
Mar-08	$557,343,478.45	$13,312,348.64	2.39%	$2,188,708.77	0.39%	$559,296.43	0.10%
Apr-08	$535,234,075.24	$13,776,559.79	2.57%	$2,269,016.64	0.42%	$738,240.71	0.14%
May-08	$514,353,637.44	$13,671,832.92	2.66%	$2,722,182.37	0.53%	$542,770.44	0.11%
Jun-08	$495,515,701.55	$13,397,460.28	2.70%	$2,798,086.97	0.56%	$805,360.75	0.16%
Jul-08	$475,969,463.08	$16,518,877.35	3.47%	$2,889,608.35	0.61%	$683,046.02	0.14%
Aug-08	$457,059,524.62	$15,952,762.97	3.49%	$3,649,877.54	0.80%	$823,705.69	0.18%
Sep-08	$439,878,800.87	$16,318,123.86	3.71%	$4,084,160.81	0.93%	$864,180.16	0.20%
Oct-08	$422,014,544.09	$15,116,642.80	3.58%	$3,878,306.95	0.92%	$727,899.69	0.17%
Nov-08	$406,569,799.93	$15,599,390.54	3.84%	$3,991,753.93	0.98%	$869,681.11	0.21%
Dec-08	$390,724,703.79	$16,706,610.14	4.28%	$3,661,518.10	0.94%	$909,830.13	0.23%
Jan-09	$374,757,124.24	$14,350,493.38	3.83%	$3,397,498.95	0.91%	$792,859.24	0.21%
Feb-09	$358,569,535.62	$10,715,786.87	2.99%	$2,498,624.54	0.70%	$730,322.96	0.20%
Mar-09	$341,839,459.49	$11,870,677.20	3.47%	$1,872,307.34	0.55%	$468,086.90	0.14%
Apr-09	$326,152,777.41	$12,422,521.09	3.81%	$2,820,355.07	0.86%	$409,498.31	0.13%
May-09	$311,393,503.65	$12,706,769.01	4.08%	$2,714,462.44	0.87%	$565,586.99	0.18%
Jun-09	$296,461,703.06	$13,158,920.74	4.44%	$2,905,451.89	0.98%	$511,421.47	0.17%
Jul-09	$281,957,241.18	$13,095,862.98	4.64%	$2,791,611.50	0.99%	$591,111.16	0.21%
Aug-09	$268,581,500.77	$13,222,129.59	4.92%	$3,364,970.56	1.25%	$506,946.61	0.19%
Sep-09	$255,192,358.06	$12,636,239.80	4.95%	$3,253,217.78	1.27%	$642,981.25	0.25%
Oct-09	$241,536,020.70	$11,914,155.21	4.93%	$2,533,514.34	1.05%	$756,551.45	0.31%
Nov-09	$228,662,211.54	$11,697,088.75	5.12%	$2,832,931.46	1.24%	$615,195.29	0.27%
Dec-09	$216,027,586.97	$12,399,366.72	5.74%	$2,874,276.65	1.33%	$475,934.60	0.22%
Jan-10	$203,958,147.54	$10,762,655.93	5.28%	$2,576,628.11	1.26%	$758,442.57	0.37%
Feb-10	$191,475,957.29	$7,414,029.58	3.87%	$1,495,580.86	0.78%	$402,084.49	0.21%
Mar-10	$178,196,227.75	$6,984,707.10	3.92%	$1,274,387.25	0.72%	$281,024.61	0.16%
Apr-10	$166,293,273.66	$6,879,289.72	4.14%	$1,417,866.72	0.85%	$142,713.61	0.09%
May-10	$155,113,478.80	$7,353,143.54	4.74%	$1,578,558.90	1.02%	$271,952.05	0.18%
Jun-10	$144,159,720.90	$6,975,481.43	4.84%	$1,595,245.56	1.11%	$288,635.65	0.20%
Jul-10	$133,486,291.11	$6,830,550.29	5.12%	$1,565,456.49	1.17%	$349,944.35	0.26%
Aug-10	$122,807,021.89	$6,600,951.24	5.38%	$1,770,873.64	1.44%	$288,516.70	0.23%
Sep-10	$113,046,481.65	$6,411,789.69	5.67%	$1,682,290.65	1.49%	$298,987.72	0.26%
Oct-10	$103,751,341.45	$6,271,064.29	6.04%	$1,536,550.26	1.48%	$271,161.72	0.26%
Nov-10	$94,811,148.40	$6,214,798.65	6.55%	$1,506,355.26	1.59%	$264,180.50	0.28%

(1)
Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus supplement.

HART 2007-A(1)(2)
	Principal Balance Outstanding	30 – 60 Days Delinquent	% of Ending Pool Balance	61 – 90 Days Delinquent	% of Ending Pool Balance	91+ Days Delinquent	% of Ending Pool Balance

Sep-07	$918,138,146.76	$12,501,872.88	1.36%	$1,925,974.06	0.21%	$0.00	0.00%
Oct-07	$891,289,080.64	$14,912,539.53	1.67%	$3,708,168.19	0.42%	$644,254.94	0.07%
Nov-07	$865,008,380.32	$16,554,329.40	1.91%	$4,599,437.32	0.53%	$1,476,108.72	0.17%
Dec-07	$840,865,029.23	$19,003,062.46	2.26%	$4,801,258.81	0.57%	$1,699,569.55	0.20%
Jan-08	$815,470,614.85	$15,420,055.91	1.89%	$3,896,115.36	0.48%	$1,328,484.29	0.16%
Feb-08	$791,362,317.32	$11,464,424.37	1.45%	$2,941,495.43	0.37%	$951,056.82	0.12%
Mar-08	$766,167,350.97	$13,870,586.67	1.81%	$2,052,666.35	0.27%	$790,750.68	0.10%
Apr-08	$742,681,176.63	$14,459,292.63	1.95%	$2,923,025.67	0.39%	$694,052.83	0.09%
May-08	$719,814,195.88	$14,469,328.46	2.01%	$3,027,968.31	0.42%	$815,016.44	0.11%
Jun-08	$698,432,776.31	$15,145,074.17	2.17%	$3,383,468.89	0.48%	$1,046,436.43	0.15%
Jul-08	$677,126,553.22	$17,240,870.87	2.55%	$3,287,449.56	0.49%	$1,226,701.95	0.18%
Aug-08	$655,587,819.44	$17,013,767.83	2.60%	$4,808,355.14	0.73%	$1,139,585.24	0.17%
Sep-08	$635,601,189.74	$16,976,523.73	2.67%	$4,505,327.87	0.71%	$1,188,963.93	0.19%
Oct-08	$613,908,466.01	$16,944,287.80	2.76%	$3,813,987.44	0.62%	$794,872.73	0.13%
Nov-08	$596,443,727.02	$18,105,789.90	3.04%	$3,969,849.45	0.67%	$791,115.24	0.13%
Dec-08	$577,870,772.28	$18,748,140.17	3.24%	$4,368,989.99	0.76%	$896,823.72	0.16%
Jan-09	$558,214,719.32	$16,520,479.37	2.96%	$3,658,510.23	0.66%	$730,301.43	0.13%
Feb-09	$538,925,303.80	$11,979,512.39	2.22%	$2,287,448.98	0.42%	$599,201.46	0.11%
Mar-09	$519,000,230.13	$15,313,474.60	2.95%	$2,051,358.62	0.40%	$327,719.99	0.06%
Apr-09	$501,221,111.42	$14,592,111.29	2.91%	$3,623,706.19	0.72%	$290,263.03	0.06%
May-09	$483,555,901.78	$16,038,417.09	3.32%	$3,440,143.89	0.71%	$675,166.97	0.14%
Jun-09	$465,647,368.78	$16,771,562.62	3.60%	$3,621,179.89	0.78%	$852,660.83	0.18%
Jul-09	$447,585,670.67	$16,949,913.07	3.79%	$3,872,649.30	0.87%	$894,736.60	0.20%
Aug-09	$431,187,247.61	$16,892,724.95	3.92%	$4,907,418.30	1.14%	$838,967.28	0.19%
Sep-09	$414,823,411.78	$16,233,299.67	3.91%	$4,110,743.34	0.99%	$713,424.63	0.17%
Oct-09	$397,663,016.61	$15,840,217.98	3.98%	$3,270,693.01	0.82%	$859,086.62	0.22%
Nov-09	$381,847,827.87	$15,802,164.43	4.14%	$3,933,188.12	1.03%	$912,062.58	0.24%
Dec-09	$365,760,113.43	$16,169,193.84	4.42%	$3,650,561.80	1.00%	$1,021,053.25	0.28%
Jan-10	$349,647,049.76	$14,513,618.06	4.15%	$3,850,855.12	1.10%	$892,747.84	0.26%
Feb-10	$333,562,630.52	$9,924,356.13	2.98%	$1,862,775.88	0.56%	$492,510.71	0.15%
Mar-10	$315,908,429.33	$9,746,444.90	3.09%	$1,511,181.95	0.48%	$304,298.68	0.10%
Apr-10	$300,145,462.36	$9,798,283.16	3.26%	$1,949,384.67	0.65%	$374,244.51	0.12%
May-10	$285,520,064.50	$10,465,886.40	3.67%	$2,430,928.88	0.85%	$407,876.06	0.14%
Jun-10	$270,681,311.86	$9,986,298.49	3.69%	$2,551,972.39	0.94%	$624,157.76	0.23%
Jul-10	$256,342,108.89	$9,694,266.02	3.78%	$2,382,417.30	0.93%	$384,283.93	0.15%
Aug-10	$242,044,875.57	$9,835,231.27	4.06%	$2,570,209.86	1.06%	$412,481.14	0.17%
Sep-10	$229,180,663.96	$9,944,395.81	4.34%	$2,304,126.21	1.01%	$547,828.58	0.24%
Oct-10	$216,561,471.13	$9,913,569.09	4.58%	$2,388,832.67	1.10%	$519,529.18	0.24%
Nov-10	$204,097,149.16	$9,288,823.41	4.55%	$2,433,946.74	1.19%	$461,123.85	0.23%
Dec-10	$191,741,538.18	$9,853,304.33	5.14%	$2,309,596.05	1.20%	$593,761.46	0.31%
Jan-11	$179,941,157.55	$8,889,423.90	4.94%	$2,191,191.32	1.22%	$508,936.20	0.28%
Feb-11	$168,908,871.65	$6,548,359.78	3.88%	$1,428,199.92	0.85%	$344,194.57	0.20%
Mar-11	$156,468,994.14	$6,779,157.70	4.33%	$1,312,590.04	0.84%	$247,519.73	0.16%
Apr-11	$145,606,566.77	$6,367,828.48	4.37%	$1,373,753.83	0.94%	$209,710.22	0.14%
May-11	$135,039,197.17	$7,036,423.45	5.21%	$1,502,767.07	1.11%	$205,849.46	0.15%
Jun-11	$125,169,749.25	$6,627,229.39	5.29%	$1,646,290.42	1.32%	$259,470.33	0.21%
Jul-11	$115,535,983.30	$6,964,772.87	6.03%	$1,592,969.56	1.38%	$307,665.52	0.27%

(1)
Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus supplement.

HART 2008-A(1)(2)
	Principal Balance Outstanding	30 – 60 Days Delinquent	% of Ending Pool Balance	61 – 90 Days Delinquent	% of Ending Pool Balance	91+ Days Delinquent	% of Ending Pool Balance
Jun-08	$679,667,972.37	$6,243,812.79	0.92%	$994,896.61	0.15%	$0.00	0.00%
Jul-08	$662,884,121.21	$7,505,568.07	1.13%	$1,477,629.82	0.22%	$327,322.59	0.05%
Aug-08	$646,697,231.25	$8,294,588.48	1.28%	$1,785,427.87	0.28%	$442,520.61	0.07%
Sep-08	$630,703,210.44	$7,768,937.94	1.23%	$2,082,975.38	0.33%	$546,201.48	0.09%
Oct-08	$613,712,807.58	$9,472,167.15	1.54%	$1,457,334.82	0.24%	$526,858.64	0.09%
Nov-08	$598,833,100.17	$9,135,608.41	1.53%	$2,314,950.50	0.39%	$405,658.17	0.07%
Dec-08	$584,404,559.71	$10,390,838.12	1.78%	$2,153,903.79	0.37%	$523,034.29	0.09%
Jan-09	$568,243,116.08	$9,437,556.26	1.66%	$2,093,254.81	0.37%	$584,289.38	0.10%
Feb-09	$553,194,112.24	$7,707,846.48	1.39%	$1,839,450.27	0.33%	$594,793.56	0.11%
Mar-09	$536,515,413.03	$8,673,770.13	1.62%	$1,188,922.14	0.22%	$437,373.00	0.08%
Apr-09	$521,399,079.33	$8,786,962.31	1.69%	$1,761,717.36	0.34%	$334,374.56	0.06%
May-09	$507,100,240.61	$10,123,750.36	2.00%	$1,967,142.71	0.39%	$420,488.84	0.08%
Jun-09	$492,505,555.94	$9,072,432.12	1.84%	$2,369,260.19	0.48%	$402,578.88	0.08%
Jul-09	$477,673,679.28	$10,195,769.63	2.13%	$2,066,153.07	0.43%	$658,316.96	0.14%
Aug-09	$463,352,540.79	$10,117,209.05	2.18%	$2,847,463.15	0.61%	$457,197.13	0.10%
Sep-09	$449,548,638.59	$9,826,452.19	2.19%	$2,802,114.03	0.62%	$427,562.76	0.10%
Oct-09	$434,696,504.91	$9,753,463.05	2.24%	$2,316,066.56	0.53%	$598,883.81	0.14%
Nov-09	$420,779,716.18	$9,374,645.33	2.23%	$2,637,843.71	0.63%	$533,373.90	0.13%
Dec-09	$406,317,887.38	$10,672,963.16	2.63%	$2,456,118.45	0.60%	$682,160.92	0.17%
Jan-10	$392,192,804.12	$9,936,127.40	2.53%	$1,973,620.11	0.50%	$710,304.17	0.18%
Feb-10	$378,864,462.50	$6,440,618.79	1.70%	$1,340,901.77	0.35%	$344,662.43	0.09%
Mar-10	$362,699,253.40	$6,707,793.08	1.85%	$900,522.33	0.25%	$308,860.24	0.09%
Apr-10	$348,116,040.29	$6,156,481.78	1.77%	$1,457,860.20	0.42%	$159,366.35	0.05%
May-10	$334,263,931.53	$6,443,856.09	1.93%	$1,526,044.44	0.46%	$384,880.65	0.12%
Jun-10	$320,613,104.60	$6,365,489.28	1.99%	$1,660,002.95	0.52%	$296,299.99	0.09%
Jul-10	$307,500,031.70	$6,791,943.46	2.21%	$1,423,693.46	0.46%	$299,649.07	0.10%
Aug-10	$293,457,256.36	$6,838,999.99	2.33%	$1,734,868.95	0.59%	$400,447.76	0.14%
Sep-10	$280,005,235.34	$6,202,329.51	2.22%	$1,549,092.86	0.55%	$336,973.38	0.12%
Oct-10	$267,480,340.58	$6,560,453.18	2.45%	$1,539,310.67	0.58%	$320,282.88	0.12%
Nov-10	$255,045,825.25	$6,038,560.03	2.37%	$1,556,542.61	0.61%	$244,791.24	0.10%
Dec-10	$242,771,469.23	$6,367,394.21	2.62%	$1,655,239.64	0.68%	$309,123.08	0.13%
Jan-11	$231,057,568.70	$6,100,457.64	2.64%	$1,426,749.86	0.62%	$363,285.13	0.16%
Feb-11	$219,532,804.06	$4,372,128.70	1.99%	$1,084,025.34	0.49%	$276,597.59	0.13%
Mar-11	$206,705,558.37	$4,494,327.05	2.17%	$756,871.16	0.37%	$186,698.82	0.09%
Apr-11	$195,363,683.54	$4,619,632.56	2.36%	$931,903.55	0.48%	$108,367.13	0.06%
May-11	$184,462,782.16	$5,021,828.77	2.72%	$999,011.24	0.54%	$188,403.46	0.10%
Jun-11	$173,822,093.21	$4,682,258.67	2.69%	$1,090,855.47	0.63%	$206,239.47	0.12%
Jul-11	$163,351,005.35	$4,819,893.43	2.95%	$1,041,687.33	0.64%	$292,519.66	0.18%

(1)
Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus supplement.

HART 2009-A(1)(2)
	Principal Balance Outstanding	30 – 60 Days Delinquent	% of Ending Pool Balance	61 – 90 Days Delinquent	% of Ending Pool Balance	91+ Days Delinquent	% of Ending Pool Balance
Sep-09	$1,484,239,047.10	$13,973,119.39	0.94%	$2,735,652.31	0.18%	$15,657.05	0.00%
Oct-09	$1,445,997,084.40	$14,368,329.18	0.99%	$3,057,295.29	0.21%	$607,808.22	0.04%
Nov-09	$1,408,614,339.98	$15,876,376.28	1.13%	$3,677,721.57	0.26%	$1,173,116.93	0.08%
Dec-09	$1,369,511,232.17	$18,361,986.45	1.34%	$4,140,189.89	0.30%	$910,156.46	0.07%
Jan-10	$1,330,167,705.84	$17,836,001.04	1.34%	$3,894,293.01	0.29%	$1,059,884.93	0.08%
Feb-10	$1,291,705,662.71	$13,040,501.93	1.01%	$2,271,996.51	0.18%	$697,525.04	0.05%
Mar-10	$1,246,231,472.82	$13,213,752.99	1.06%	$2,329,539.75	0.19%	$430,129.58	0.03%
Apr-10	$1,205,240,181.77	$12,468,402.70	1.03%	$2,460,767.41	0.20%	$499,823.47	0.04%
May-10	$1,165,557,292.38	$12,970,837.96	1.11%	$3,412,427.32	0.29%	$538,351.39	0.05%
Jun-10	$1,125,662,160.88	$14,554,895.53	1.29%	$2,985,597.00	0.27%	$578,598.57	0.05%
Jul-10	$1,085,144,235.48	$14,151,941.60	1.30%	$3,579,770.48	0.33%	$630,080.53	0.06%
Aug-10	$1,045,126,175.50	$14,732,094.51	1.41%	$3,983,279.74	0.38%	$877,325.27	0.08%
Sep-10	$1,005,778,516.88	$15,033,310.98	1.49%	$3,408,403.25	0.34%	$897,973.19	0.09%
Oct-10	$968,178,517.05	$14,926,206.06	1.54%	$3,674,223.71	0.38%	$805,452.32	0.08%
Nov-10	$931,077,308.83	$14,858,286.35	1.60%	$3,676,840.90	0.39%	$609,980.99	0.07%
Dec-10	$893,662,718.49	$15,125,521.12	1.69%	$3,731,293.48	0.42%	$755,952.18	0.08%
Jan-11	$856,176,966.80	$14,013,820.82	1.64%	$3,365,308.36	0.39%	$787,988.42	0.09%
Feb-11	$821,843,073.59	$10,780,434.80	1.31%	$2,757,998.44	0.34%	$503,513.31	0.06%
Mar-11	$781,446,030.75	$11,069,714.66	1.42%	$1,768,775.50	0.23%	$323,255.83	0.04%
Apr-11	$745,216,795.48	$11,138,741.37	1.49%	$2,576,060.24	0.35%	$225,589.51	0.03%
May-11	$709,440,984.60	$12,610,737.25	1.78%	$2,663,138.37	0.38%	$461,582.44	0.07%
Jun-11	$673,572,360.57	$11,696,232.65	1.74%	$2,887,451.25	0.43%	$404,874.95	0.06%
Jul-11	$639,396,497.35	$12,661,145.73	1.98%	$3,019,159.87	0.47%	$633,558.16	0.10%

(1)
Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus supplement.

HART 2010-A(1)(2)

	Principal Balance Outstanding	30 – 60 Days Delinquent	% of Ending Pool Balance	61 – 90 Days Delinquent	% of Ending Pool Balance	91+ Days Delinquent	% of Ending Pool Balance

May-10	$1,056,171,842.21	$5,178,995.60	0.49%	$537,447.11	0.05%	$14,872.47	0.00%
Jun-10	$1,029,124,109.33	$5,542,070.61	0.54%	$1,042,933.19	0.10%	$70,406.66	0.01%
Jul-10	$1,003,499,544.23	$6,872,393.69	0.68%	$1,398,662.04	0.14%	$216,496.71	0.02%
Aug-10	$977,334,421.18	$7,589,491.84	0.78%	$1,961,334.84	0.20%	$523,044.25	0.05%
Sep-10	$951,896,744.79	$7,617,114.64	0.80%	$1,631,760.76	0.17%	$617,372.11	0.06%
Oct-10	$926,332,239.43	$7,686,709.42	0.83%	$2,095,383.31	0.23%	$336,547.60	0.04%
Nov-10	$900,793,485.95	$7,369,019.92	0.82%	$2,060,128.18	0.23%	$521,734.46	0.06%
Dec-10	$874,912,290.46	$8,841,278.58	1.01%	$1,917,104.55	0.22%	$638,693.15	0.07%
Jan-11	$849,071,818.96	$7,927,364.05	0.93%	$2,165,580.54	0.26%	$488,829.82	0.06%
Feb-11	$824,020,664.18	$6,228,251.57	0.76%	$1,526,031.69	0.19%	$383,606.23	0.05%
Mar-11	$794,861,639.21	$7,202,782.23	0.91%	$1,288,323.76	0.16%	$259,961.30	0.03%
Apr-11	$768,345,828.95	$7,395,232.85	0.96%	$1,721,444.78	0.22%	$229,681.63	0.03%
May-11	$741,827,762.67	$8,718,593.84	1.18%	$1,892,679.79	0.26%	$391,878.59	0.05%
Jun-11	$714,818,839.22	$8,107,837.66	1.13%	$2,076,970.73	0.29%	$381,709.84	0.05%
Jul-11	$689,732,716.05	$8,523,480.44	1.24%	$1,783,038.88	0.26%	$622,570.56	0.09%

(1)
Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus supplement.

HART 2010-B(1)(2)

	Principal Balance Outstanding	30 – 60 Days Delinquent	% of Ending Pool Balance	61 – 90 Days Delinquent	% of Ending Pool Balance	91+ Days Delinquent	% of Ending Pool Balance

Sep-10	$1,267,630,454.90	$4,583,153.72	0.36%	$661,954.01	0.05%	$0.00	0.00%
Oct-10	$1,232,139,271.57	$4,952,875.92	0.40%	$829,908.74	0.07%	$243,823.73	0.02%
Nov-10	$1,198,930,258.03	$6,020,471.59	0.50%	$1,284,750.45	0.11%	$157,321.31	0.01%
Dec-10	$1,165,876,727.64	$6,387,450.22	0.55%	$1,591,084.33	0.14%	$251,118.69	0.02%
Jan-11	$1,134,334,506.80	$6,534,213.46	0.58%	$1,748,816.98	0.15%	$404,164.70	0.04%
Feb-11	$1,103,594,526.74	$5,430,850.53	0.49%	$1,256,855.17	0.11%	$319,799.88	0.03%
Mar-11	$1,068,456,079.28	$6,135,527.75	0.57%	$934,352.28	0.09%	$239,494.22	0.02%
Apr-11	$1,036,167,302.86	$6,202,595.89	0.60%	$1,543,758.55	0.15%	$89,854.78	0.01%
May-11	$1,004,176,863.36	$7,153,708.59	0.71%	$1,632,978.48	0.16%	$262,688.83	0.03%
Jun-11	$972,263,148.05	$7,046,746.03	0.72%	$1,541,121.87	0.16%	$323,246.19	0.03%
Jul-11	$940,390,827.14	$8,081,154.91	0.86%	$1,999,942.11	0.21%	$351,293.33	0.04%

(1)
Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus supplement.

HART 2011-A(1)(2)

	Principal Balance Outstanding	30 – 60 Days Delinquent	% of Ending Pool Balance	61 – 90 Days Delinquent	% of Ending Pool Balance	91+ Days Delinquent	% of Ending Pool Balance

Feb-11	$924,145,299.46	$2,565,855.38	0.28%	$458,985.54	0.05%	$0.00	0.00%
Mar-11	$894,228,803.33	$3,438,016.99	0.38%	$561,967.56	0.06%	$76,237.01	0.01%
Apr-11	$866,153,061.80	$4,065,321.84	0.47%	$682,682.90	0.08%	$139,486.13	0.02%
May-11	$839,507,336.67	$4,951,650.64	0.59%	$987,753.11	0.12%	$185,026.61	0.02%
Jun-11	$813,254,833.45	$4,989,351.72	0.61%	$1,283,052.10	0.16%	$213,074.63	0.03%
Jul-11	$786,967,010.33	$5,919,723.11	0.75%	$1,285,267.60	0.16%	$450,005.92	0.06%

(1)
Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus supplement.

HART 2011-B(1)(2)

	Principal Balance Outstanding	30 – 60 Days Delinquent	% of Ending Pool Balance	61 – 90 Days Delinquent	% of Ending Pool Balance	91+ Days Delinquent	% of Ending Pool Balance
Jun-11	$989,530,370.06	$4,922,203.47	0.50%	$1,124,755.57	0.11%	$61,539.00	0.01%
Jul-11	$961,267,727.11	$5,609,304.93	0.58%	$1,202,912.20	0.13%	$322,662.43	0.03%

(1)
Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above chart beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

(2)	An account is considered delinquent if more than 17% of a scheduled payment is over 29 days past due. See “Delinquencies, Repossessions and Credit Loss Information” in this prospectus supplement.

Credit Loss Experience

Set forth below is credit loss information relating to HCA’s securitized portfolios of retail installment sale contracts for new and used automobiles for the past five years presented on a year-by-year basis.

HART 2006-A(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off

Mar-06	$90,772.24	($226.61)	$90,545.63	0.01%
Apr-06	$227,787.19	($20,501.15)	$207,286.04	0.03%
May-06	$487,762.71	($32,828.00)	$454,934.71	0.08%
Jun-06	$605,685.53	($37,089.85)	$568,595.68	0.13%
Jul-06	$815,128.49	($81,345.82)	$733,782.67	0.21%
Aug-06	$1,053,729.13	($171,318.25)	$882,410.88	0.29%
Sep-06	$1,028,796.17	($103,239.35)	$925,556.82	0.39%
Oct-06	$1,028,796.17	($254,006.70)	$774,789.47	0.46%
Nov-06	$823,513.39	($200,080.74)	$623,432.65	0.53%
Dec-06	$824,782.30	($185,964.33)	$638,817.97	0.59%
Jan-07	$798,316.13	($184,156.45)	$614,159.68	0.65%
Feb-07	$653,843.25	($154,326.25)	$499,517.00	0.70%
Mar-07	$919,742.93	($233,414.77)	$686,328.16	0.77%
Apr-07	$585,550.82	($187,378.65)	$398,172.17	0.81%
May-07	$835,261.74	($231,133.50)	$604,128.24	0.87%
Jun-07	$430,707.39	($207,925.21)	$222,782.18	0.89%
Jul-07	$572,811.64	($176,724.07)	$396,087.57	0.93%
Aug-07	$686,834.74	($199,584.83)	$487,249.91	0.98%
Sep-07	$551,310.67	($161,272.37)	$390,038.30	1.02%
Oct-07	$659,092.38	($146,220.08)	$512,872.30	1.07%
Nov-07	$917,381.89	($169,803.48)	$747,578.41	1.14%
Dec-07	$718,454.43	($127,189.76)	$591,264.67	1.20%
Jan-08	$787,642.54	($230,350.61)	$557,291.93	1.26%
Feb-08	$611,171.17	($186,802.33)	$424,368.84	1.30%
Mar-08	$676,462.33	($190,560.58)	$485,901.75	1.35%
Apr-08	$674,186.01	($185,759.04)	$488,426.97	1.40%
May-08	$556,959.49	($215,068.01)	$341,891.48	1.43%
Jun-08	$459,594.78	($180,246.48)	$279,348.30	1.46%
Jul-08	$342,942.84	($163,698.13)	$179,244.71	1.48%
Aug-08	$347,734.71	($160,161.61)	$187,573.10	1.50%
Sep-08	$452,154.22	($189,047.41)	$263,106.81	1.52%
Oct-08	$676,240.53	($148,481.82)	$527,758.71	1.58%
Nov-08	$602,327.12	($131,967.21)	$470,359.91	1.62%
Dec-08	$607,899.03	($171,035.74)	$436,863.29	1.67%
Jan-09	$726,177.63	($163,592.73)	$562,584.90	1.72%
Feb-09	$567,894.60	($214,127.14)	$353,767.46	1.76%
Mar-09	$526,897.91	($223,482.52)	$303,415.39	1.79%
Apr-09	$393,750.63	($169,353.65)	$224,396.98	1.81%
May-09	$330,635.72	($180,255.46)	$150,380.26	1.83%
Jun-09	$368,300.67	($196,970.76)	$171,329.91	1.84%
Jul-09	$392,223.55	($199,660.38)	$192,563.17	1.86%
Aug-09	$322,267.06	($128,969.45)	$193,297.61	1.88%
Sep-09	$291,811.18	($129,902.03)	$161,909.15	1.90%
Oct-09	$360,287.54	($119,966.16)	$240,321.38	1.92%
Nov-09	$326,007.50	($170,238.13)	$155,769.37	1.94%
Dec-09	$333,844.35	($145,017.58)	$188,826.77	1.96%
Jan-10	$278,665.22	($131,771.32)	$146,893.90	1.97%
Feb-10	$217,006.30	($173,268.69)	$43,737.61	1.98%

(1)
Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

HART 2006-B(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off

Nov-06	$179,527.65	$0.00	$179,527.65	0.02%
Dec-06	$533,837.70	($9,404.81)	$524,432.89	0.07%
Jan-07	$1,250,897.37	($27,765.21)	$1,223,132.16	0.19%
Feb-07	$1,417,266.52	($112,707.28)	$1,304,559.24	0.32%
Mar-07	$1,543,561.73	($209,903.90)	$1,333,657.83	0.46%
Apr-07	$952,379.12	($284,830.69)	$667,548.43	0.52%
May-07	$1,202,647.32	($235,442.12)	$967,205.20	0.62%
Jun-07	$1,248,265.95	($229,000.11)	$1,019,265.84	0.72%
Jul-07	$1,265,848.51	($255,219.74)	$1,010,628.77	0.82%
Aug-07	$1,669,107.84	($400,016.08)	$1,269,091.76	0.95%
Sep-07	$1,476,496.46	($270,310.37)	$1,206,186.09	1.07%
Oct-07	$1,719,160.55	($434,167.29)	$1,284,993.26	1.20%
Nov-07	$2,130,603.65	($273,139.31)	$1,857,464.34	1.38%
Dec-07	$1,637,839.45	($320,013.38)	$1,317,826.07	1.52%
Jan-08	$1,907,804.90	($395,890.53)	$1,511,914.37	1.67%
Feb-08	$1,763,935.25	($438,466.70)	$1,325,468.55	1.80%
Mar-08	$1,403,470.83	($470,449.81)	$933,021.02	1.89%
Apr-08	$1,693,359.66	($481,462.02)	$1,211,897.64	2.01%
May-08	$1,236,167.39	($291,538.78)	$944,628.61	2.11%
Jun-08	$867,491.30	($350,759.72)	$516,731.58	2.16%
Jul-08	$1,078,772.07	($333,223.62)	$745,548.45	2.24%
Aug-08	$1,157,275.72	($249,861.10)	$907,414.62	2.33%
Sep-08	$1,060,342.48	($274,109.19)	$786,233.29	2.40%
Oct-08	$1,452,901.38	($318,981.22)	$1,133,920.16	2.52%
Nov-08	$1,342,753.59	($262,353.55)	$1,080,400.04	2.63%
Dec-08	$1,250,234.98	($345,213.65)	$905,021.33	2.72%
Jan-09	$1,315,237.85	($294,308.29)	$1,020,929.56	2.82%
Feb-09	$1,466,676.07	($352,478.65)	$1,114,197.42	2.93%
Mar-09	$1,135,236.71	($427,400.59)	$707,836.12	3.00%
Apr-09	$1,293,768.99	($308,379.29)	$985,389.70	3.10%
May-09	$1,013,170.15	($349,681.01)	$663,489.14	3.17%
Jun-09	$1,054,376.74	($363,336.81)	$691,039.93	3.23%
Jul-09	$965,536.75	($341,347.88)	$624,188.87	3.30%
Aug-09	$1,041,764.82	($319,359.20)	$722,405.62	3.37%
Sep-09	$934,424.36	($255,382.49)	$679,041.87	3.44%
Oct-09	$1,082,202.85	($337,312.71)	$744,890.14	3.51%
Nov-09	$867,652.20	($340,021.21)	$527,630.99	3.56%
Dec-09	$872,673.16	($281,493.05)	$591,180.11	3.62%
Jan-10	$657,332.82	($274,967.23)	$382,365.59	3.66%
Feb-10	$674,921.99	($376,223.90)	$298,698.09	3.69%
Mar-10	$609,998.81	($405,825.30)	$204,173.51	3.71%
Apr-10	$526,421.62	($285,575.86)	$240,845.76	3.74%
May-10	$350,920.05	($262,406.43)	$88,513.62	3.74%
Jun-10	$382,625.97	($253,513.28)	$129,112.69	3.76%
Jul-10	$415,041.73	($287,182.35)	$127,859.38	3.77%
Aug-10	$540,376.58	($264,637.99)	$275,738.59	3.80%
Sep-10	$334,156.82	($229,096.83)	$105,059.99	3.81%
Oct-10	$342,855.27	($228,482.57)	$114,372.70	3.82%
Nov-10	$420,319.24	($289,446.75)	$130,872.49	3.83%

(1)
Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

HART 2007-A(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off

Sep-07	$131,913.96	($680.00)	$131,233.96	0.01%
Oct-07	$389,025.78	($14,451.34)	$374,574.44	0.05%
Nov-07	$1,013,311.78	($15,121.61)	$998,190.17	0.16%
Dec-07	$1,398,541.96	($35,734.90)	$1,362,807.06	0.30%
Jan-08	$1,807,550.85	($168,465.85)	$1,639,085.00	0.47%
Feb-08	$2,042,343.03	($300,820.87)	$1,741,522.16	0.65%
Mar-08	$1,737,495.25	($409,674.45)	$1,327,820.80	0.78%
Apr-08	$1,441,007.45	($421,764.45)	$1,019,243.00	0.89%
May-08	$1,290,434.33	($383,186.66)	$907,247.67	0.98%
Jun-08	$1,126,554.97	($415,017.44)	$711,537.53	1.06%
Jul-08	$1,196,119.59	($429,162.16)	$766,957.43	1.14%
Aug-08	$1,355,324.35	($264,405.59)	$1,090,918.76	1.25%
Sep-08	$1,285,185.38	($323,299.20)	$961,886.18	1.35%
Oct-08	$2,323,417.12	($333,462.35)	$1,989,954.77	1.55%
Nov-08	$1,429,099.33	($282,750.11)	$1,146,349.22	1.67%
Dec-08	$1,633,587.07	($348,896.14)	$1,284,690.93	1.81%
Jan-09	$1,805,697.92	($381,661.42)	$1,424,036.50	1.95%
Feb-09	$1,992,104.81	($417,772.90)	$1,574,331.91	2.12%
Mar-09	$1,464,073.49	($446,635.32)	$1,017,438.17	2.22%
Apr-09	$1,126,139.58	($368,290.86)	$757,848.72	2.30%
May-09	$1,162,003.64	($381,726.46)	$780,277.18	2.38%
Jun-09	$1,464,880.66	($350,944.62)	$1,113,936.04	2.50%
Jul-09	$1,271,430.25	($316,798.24)	$954,632.01	2.59%
Aug-09	$1,280,957.15	($349,782.35)	$931,174.80	2.69%
Sep-09	$1,058,058.85	($368,213.47)	$689,845.38	2.76%
Oct-09	$1,392,217.77	($357,082.61)	$1,035,135.16	2.87%
Nov-09	$911,199.17	($298,750.99)	$612,448.18	2.93%
Dec-09	$1,208,941.84	($293,872.60)	$915,069.24	3.03%
Jan-10	$1,046,407.86	($275,166.46)	$771,241.40	3.11%
Feb-10	$1,092,138.04	($271,693.02)	$820,445.02	3.19%
Mar-10	$967,990.94	($336,804.59)	$631,186.35	3.26%
Apr-10	$642,159.22	($447,395.25)	$194,763.97	3.28%
May-10	$603,124.74	($308,698.44)	$294,426.30	3.31%
Jun-10	$607,251.55	($348,311.76)	$258,939.79	3.33%
Jul-10	$607,856.00	($283,803.08)	$324,052.92	3.37%
Aug-10	$860,278.63	($279,071.65)	$581,206.98	3.43%
Sep-10	$450,209.60	($307,998.40)	$142,211.20	3.44%
Oct-10	$705,442.43	($247,004.53)	$458,437.90	3.49%
Nov-10	$668,376.58	($333,512.68)	$334,863.90	3.52%
Dec-10	$1,142,185.78	($383,346.58)	$758,839.20	3.60%
Jan-11	$950,360.89	($587,850.20)	$362,510.69	3.64%
Feb-11	$748,302.64	($716,177.89)	$32,124.75	3.64%
Mar-11	$672,342.41	($482,812.40)	$189,530.01	3.66%
Apr-11	$641,816.52	($520,037.17)	$121,779.35	3.68%
May-11	$568,004.32	($643,507.68)	($75,503.36)	3.67%
Jun-11	$483,363.66	($475,001.61)	$8,362.05	3.67%
Jul-11	$585,284.96	($470,537.29)	$114,747.67	3.68%

(1)
Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

HART 2008-A(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off

Jun-08	$9,840.79	$0.00	$9,840.79	0.00%
Jul-08	$122,672.96	($228.74)	$122,444.22	0.02%
Aug-08	$564,946.64	($10,076.62)	$554,870.02	0.10%
Sep-08	$801,624.40	($36,636.00)	$764,988.40	0.20%
Oct-08	$1,222,916.57	($120,224.67)	$1,102,691.90	0.36%
Nov-08	$958,425.14	($135,416.31)	$823,008.83	0.48%
Dec-08	$755,061.68	($153,291.30)	$601,770.38	0.56%
Jan-09	$1,239,366.64	($252,844.78)	$986,521.86	0.70%
Feb-09	$975,583.40	($249,608.33)	$725,975.07	0.80%
Mar-09	$1,008,336.19	($275,863.90)	$732,472.29	0.91%
Apr-09	$981,980.22	($186,033.01)	$795,947.21	1.02%
May-09	$762,927.06	($257,501.30)	$505,425.76	1.09%
Jun-09	$815,822.30	($247,308.16)	$568,514.14	1.17%
Jul-09	$857,678.42	($205,176.17)	$652,502.25	1.26%
Aug-09	$1,053,741.29	($214,834.95)	$838,906.34	1.38%
Sep-09	$653,007.10	($230,461.86)	$422,545.24	1.44%
Oct-09	$980,323.95	($263,495.44)	$716,828.51	1.54%
Nov-09	$789,082.99	($197,154.20)	$591,928.79	1.62%
Dec-09	$788,637.49	($196,835.67)	$591,801.82	1.71%
Jan-10	$758,576.60	($250,763.22)	$507,813.38	1.78%
Feb-10	$741,700.28	($255,311.66)	$486,388.62	1.85%
Mar-10	$623,155.80	($244,175.93)	$378,979.87	1.90%
Apr-10	$528,305.82	($219,581.39)	$308,724.43	1.94%
May-10	$491,120.89	($234,386.21)	$256,734.68	1.98%
Jun-10	$379,016.14	($233,013.58)	$146,002.56	2.00%
Jul-10	$378,945.28	($180,743.02)	$198,202.26	2.03%
Aug-10	$465,018.75	($262,411.11)	$202,607.64	2.06%
Sep-10	$574,577.25	($190,420.32)	$384,156.93	2.11%
Oct-10	$584,104.50	($159,356.86)	$424,747.64	2.17%
Nov-10	$478,589.25	($210,168.30)	$268,420.95	2.21%
Dec-10	$830,186.05	($317,616.89)	$512,569.16	2.28%
Jan-11	$540,528.46	($449,660.77)	$90,867.69	2.29%
Feb-11	$658,928.46	($481,791.60)	$177,136.86	2.32%
Mar-11	$717,509.17	($441,883.06)	$275,626.11	2.36%
Apr-11	$558,628.65	($485,758.49)	$72,870.16	2.37%
May-11	$292,605.99	($443,677.83)	($151,071.84)	2.35%
Jun-11	$438,943.24	($427,023.02)	$11,920.22	2.35%
Jul-11	$464,880.03	($270,659.60)	$194,220.43	2.38%

(1)
Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

HART 2009-A(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off

Sep-09	$104,350.05	($26,940.72)	$77,409.33	0.00%
Oct-09	$352,122.41	($44,514.49)	$307,607.92	0.02%
Nov-09	$1,025,524.32	($107,002.55)	$918,521.77	0.08%
Dec-09	$1,435,878.69	($196,313.64)	$1,239,565.05	0.16%
Jan-10	$1,603,227.13	($145,309.78)	$1,457,917.35	0.26%
Feb-10	$1,395,937.48	($290,163.79)	$1,105,773.69	0.33%
Mar-10	$1,666,756.08	($534,877.52)	$1,131,878.56	0.40%
Apr-10	$1,374,736.55	($445,794.97)	$928,941.58	0.46%
May-10	$1,198,663.21	($399,205.82)	$799,457.39	0.51%
Jun-10	$1,018,026.50	($484,657.51)	$533,368.99	0.55%
Jul-10	$1,364,868.06	($451,267.06)	$913,601.00	0.61%
Aug-10	$1,396,652.88	($354,663.18)	$1,041,989.70	0.67%
Sep-10	$1,201,131.54	($430,812.27)	$770,319.27	0.72%
Oct-10	$1,402,588.02	($392,026.38)	$1,010,561.64	0.79%
Nov-10	$1,158,051.87	($396,326.83)	$761,725.04	0.84%
Dec-10	$2,546,297.29	($823,576.00)	$1,722,721.29	0.95%
Jan-11	$2,555,395.35	($1,490,471.79)	$1,064,923.56	1.02%
Feb-11	$1,888,470.80	($1,371,424.46)	$517,046.34	1.05%
Mar-11	$1,844,878.21	($1,516,285.77)	$328,592.44	1.07%
Apr-11	$1,574,000.76	($1,294,544.30)	$279,456.46	1.09%
May-11	$1,288,771.33	($1,309,895.19)	($21,123.86)	1.09%
Jun-11	$1,235,793.05	($1,092,388.05)	$143,405.00	1.10%
Jul-11	$1,580,779.79	($1,132,889.61)	$447,890.18	1.13%

(1)
Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

HART 2010-A(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off

May-10	$112,559.14	($35,617.52)	$76,941.62	0.01%
Jun-10	$272,810.61	($77,629.54)	$195,181.07	0.02%
Jul-10	$274,701.61	($69,354.44)	$205,347.17	0.04%
Aug-10	$698,457.54	($146,376.59)	$552,080.95	0.09%
Sep-10	$624,681.57	($115,538.14)	$509,143.43	0.14%
Oct-10	$769,018.81	($213,008.89)	$556,009.92	0.19%
Nov-10	$1,164,348.61	($244,466.18)	$919,882.43	0.27%
Dec-10	$1,581,325.44	($489,685.04)	$1,091,640.40	0.37%
Jan-11	$1,488,141.95	($941,654.27)	$546,487.68	0.42%
Feb-11	$1,348,495.78	($1,066,740.80)	$281,754.98	0.45%
Mar-11	$1,339,687.15	($954,929.33)	$384,757.82	0.48%
Apr-11	$981,890.96	($796,818.31)	$185,072.65	0.50%
May-11	$967,274.68	($1,011,415.05)	($44,140.37)	0.50%
Jun-11	$1,405,133.99	($886,239.02)	$518,894.97	0.54%
Jul-11	$1,163,635.55	($861,279.08)	$302,356.47	0.57%

(1)
Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

HART 2010-B(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off

Sep-10	$59,868.97	($15,915.55)	$43,953.42	0.00%
Oct-10	$173,844.60	($64,083.29)	$109,761.31	0.01%
Nov-10	$420,848.87	($65,645.20)	$355,203.67	0.04%
Dec-10	$1,001,809.32	($306,321.74)	$695,487.58	0.09%
Jan-11	$937,837.99	($564,488.94)	$373,349.05	0.12%
Feb-11	$975,945.87	($650,910.28)	$325,035.59	0.14%
Mar-11	$907,614.65	($639,780.14)	$267,834.51	0.16%
Apr-11	$965,711.77	($749,794.61)	$215,917.16	0.18%
May-11	$645,843.55	($560,044.16)	$85,799.39	0.18%
Jun-11	$893,743.84	($525,741.47)	$368,002.37	0.21%
Jul-11	$1,121,356.69	($610,209.37)	$511,147.32	0.25%

(1)
Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

HART 2011-A(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off

Feb-11	$175,868.59	($93,683.56)	$82,185.03	0.01%
Mar-11	$275,489.66	($189,697.68)	$85,791.98	0.02%
Apr-11	$628,993.81	($343,205.25)	$285,788.56	0.05%
May-11	$495,600.32	($310,090.82)	$185,509.50	0.07%
Jun-11	$496,539.21	($390,416.26)	$106,122.95	0.08%
Jul-11	$908,542.44	($433,501.94)	$475,040.50	0.12%

(1)
Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

HART 2011-B(1)

	Gross Charge-off Current Period	Recoveries	Net Charge-off	Cumulative Net Charge-off

Jun-11	$211,999.52	($128,503.46)	$83,496.06	0.01%
Jul-11	$305,761.68	($132,900.18)	$172,861.50	0.02%

(1)
Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the receivables for the series represented in the above graph beginning on page A-1 of this prospectus supplement under “— Characteristics of the Receivables at the Cut-off Date.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the receivables.

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus, respectively.

Hyundai Auto Receivables Trust 2011-C
Issuing entity
Class A-1 Notes $180,000,000
Class A-2 Notes $255,000,000
Class A-3 Notes $215,000,000
Class A-4 Notes $150,000,000
———————	———————
Hyundai ABS Funding Corporation Depositor Hyundai Capital America Sponsor, Seller, Administrator and Servicer	PROSPECTUS SUPPLEMENT
———————
Joint Bookrunners of the Notes
———————	Citigroup
BNP PARIBAS
Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
J.P. Morgan RBC Capital Markets

Co-Managers of the Notes
HSBC
SMBC Nikko